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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 7, 2003

REGISTRATION N0. 333-97215

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Whetstone Ethanol, LLC
(Exact name of Registrant as specified in its charter)

SOUTH DAKOTA	2869	77-0589881
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1303 East 4th Avenue, Suite 2, Milbank, South Dakota, 57252 Telephone: (605) 432-5676
(Address and telephone number of principal executive offices)

1303 East 4th Avenue, Suite 2, Milbank, South Dakota, 57252 Telephone: (605) 432-5676
(Address of principal place of business or intended principal place of business)

James Peterson, 1303 East 4th Avenue, Suite 2, Milbank, South Dakota, 57252 Telephone: (605) 432-5676
(Name, address and telephone number of agent for service)

COPIES TO:

James M. Wiederrich Woods, Fuller, Shultz & Smith, P.C. 300 South Phillips Avenue, Suite 300 P.O. Box 5027 Sioux Falls, SD 57117-5027	Mark S. Weitz Marci K. Winga Leonard, Street and Deinard, Professional Association 150 South Fifth Street, Suite 2300 Minneapolis, MN 55402

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after this Registration Statement becomes effective and all other conditions to the reorganization described herein have been satisfied or waived.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Capital Units representing limited liability company membership interests	$12,530,331	$1.98	$12,530,331	$1,153(2)

(1)
Estimated solely for purposes of calculating this registration fee pursuant to Rule 457(o).

(2)
Previously paid by the registrant in connection with its original filing of this registration statement on July 26, 2002.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Preliminary Prospectus/Information Statement
Subject to Completion, dated January 7, 2003

The information in this prospectus/information statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Northern Growers Cooperative
1303 East 4th Avenue, Suite 2, Milbank, South Dakota, 57252
Telephone: (605) 432-5676

Information Statement/Prospectus

Proposed Reorganization—Your Vote Is Very Important!

To the Members of Northern Growers Cooperative:

        The Board of Directors of Northern Growers Cooperative has determined that it would be in our members' best interests to reorganize into a South Dakota limited liability company, and we are holding a special meeting for our members to vote on the adoption of the Plan of Reorganization that has been approved by the Board. If the Plan of Reorganization is adopted, all our members will become holders of Class A capital units of Whetstone Ethanol, LLC, a new limited liability company formed for the purpose of completing the reorganization described in this document. The special meeting will be held on [meeting date], at 7:00 p.m., local time, at the Milbank High School, Milbank, South Dakota. We cordially invite you to attend the special meeting and encourage you to vote on the proposal by submitting the enclosed ballot as directed. Your vote is very important.

        The primary reason for the reorganization is to avoid double taxation of non-patronage income from our operations and investments so that we can maximize potential distributions to our members. If we complete the reorganization, your percentage equity interest in the new LLC will be the same as it is now in the Cooperative, and your voting rights, rights to cash distributions and corn delivery requirements will be similar.

  •
  The reorganization will be a taxable transaction, and members may recognize a gain or loss as a result. We expect that most members will incur a small capital loss; however, the amount of gain or loss that you will incur as a member will depend upon a number of factors and some members may incur a capital gain. You should read this document carefully to determine how to calculate the tax effect of the reorganization on you.

  •
  After the reorganization, the new LLC's income will be allocated to you in proportion to your capital unit ownership whether or not cash distributions are actually made to you. Because the new LLC is not required to distribute all of its earnings, you may have to pay income taxes on a portion of its income even if you do not receive cash distributions sufficient to pay the tax, which is similar to how it would have been with the Cooperative.

  •
  The new LLC's Class A capital units will not be listed on any national securities exchange, the Nasdaq Stock Market or any over-the-counter market. The transferability of the new LLC's Class A capital units will be significantly restricted by the new LLC's Operating Agreement to preserve the new LLC's partnership taxation status. Specifically, the new LLC's Board of Managers will only approve "private transfers," such as sales or gifts to qualified family members and transfers upon death, certain qualified redemptions and repurchases, and limited other exempt sales.

  •
  There may be conflicts of interests in our new structure.

        We cannot complete the reorganization unless we receive the approval of at least 75% of the common stock that is voted at the special meeting either in person or by written ballot. As of [record date], which is the record date for determining who is eligible to vote at the meeting, there were 650 shares of voting common stock and 6,328,450 shares of non-voting equity stock issued and outstanding. Each member has one share of voting common stock. We will issue a total of 6,328,450 Class A capital units of the LLC in the reorganization.

        Please see "Risk Factors" beginning on page 7 to read about important factors you should consider before voting.

        The attached Notice of Special Meeting and Information Statement/Prospectus provide detailed information about the special meeting, the proposed reorganization and the new LLC. You should carefully review this entire document in considering how to vote. Information on our Web site is not part of this document, and we have not authorized anyone to provide you with any different information.

        The Board of Directors of Northern Growers Cooperative unanimously recommends that you vote "FOR" the adoption of the proposed Plan of Reorganization on the enclosed ballot.

James Peterson
Chairman, Northern Growers Cooperative
President, Whetstone Ethanol, LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Whetstone Ethanol, LLC Class A capital units to be issued in the reorganization or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

This document is dated [document date], and is being first mailed to members on or about [mailing date].

Northern Growers Cooperative
1303 East 4th Avenue, Suite 2, Milbank, South Dakota, 57252
Telephone: (605) 432-5676

Notice of Special Meeting of Members
To Be Held On [meeting date]

To the Members of Northern Growers Cooperative:

        This is a notice of a special meeting of Northern Growers Cooperative, a South Dakota Cooperative corporation, to be held on [meeting date], at 7:00 p.m., local time, at the Milbank High School, Milbank, South Dakota, for the following purpose:

  •
  To consider and vote upon a proposal to approve a Plan of Reorganization in the form set forth as Appendix A to this Information Statement/Prospectus between Northern Growers Cooperative, a South Dakota Cooperative corporation, and Whetstone Ethanol, LLC, a recently formed South Dakota limited liability company.

        If this proposal is adopted, you will become a member of the new LLC and the Cooperative will be dissolved. The reorganization is described in the Information Statement/Prospectus included with this notice. You should carefully review this document in considering how to vote.

  •
  The close of business on [record date], has been fixed as the record date for determining those members entitled to vote at the special meeting and any adjournments or postponements of the meeting. Only members of record on that date will be entitled to vote.

  •
  On the record date, there were 650 members entitled to vote. Each member has one share of voting common stock. If at least 38 members are present or represented by mail ballot at the special meeting, a quorum will exist.

  •
  We cannot complete the reorganization unless we receive the approval of at least 75% of the common stock that is voted at the special meeting either in person or by written ballot

  •
  You may vote on the proposed reorganization by mailing or delivering the enclosed ballot to the Cooperative's office or attending the special meeting. The Cooperative must receive your ballot by noon on [meeting date], in order for your vote to be counted.

  •
  You may either send your ballot to us by mail before the special meeting or submit it in person at the special meeting.

  •
  You may revoke your ballot or change your vote at any time until we have tallied the votes at the special meeting.

        The Board of Directors of Northern Growers Cooperative unanimously recommends that you vote "FOR" the approval of the proposed Plan of Reorganization on the enclosed ballot.

        You are cordially invited to attend the special meeting. If you are unable to attend, please complete and return the enclosed ballot to the Cooperative in the envelope provided as soon as possible to assure that we receive it by noon on the special meeting date so that your vote is counted.

By Order of the Board of Directors

James Peterson
Chairman, Northern Growers Cooperative

[document date]
Milbank, South Dakota

SUMMARY
General
The Reorganization
Tax Effects
Articles of Organization; Operating Agreement
Corn Delivery Requirement
Cash Distributions
Voting Rights
Board of Managers
No Public Market; Restrictions on Trading
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION
RISK FACTORS
Tax-Related Risks
Debt-Related Risks
Operating and Market Risks
Government and Regulatory Risks
Other Investor Risks
Risks Related to Conflicts of Interest
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
General
Matters to be Considered
Who Can Vote
How You Can Vote
Votes Required
THE REORGANIZATION
Reasons for the Reorganization
Recommendation of the Board
Tax Treatment
Accounting Treatment
Regulatory Approval
Absence of Dissenters' Rights
Federal Securities Law Consequences
THE PLAN OF REORGANIZATION
General
Conversion of Equity Interests; Treatment of Membership Stock
Exchange of Certificates
Effective Time
Conditions to Consummation of the Reorganization
APPRAISAL
Summary of the Appraisal and Appraisal Supplement
Scope of the Appraisal
Extraordinary Assumption
Valuation Process
Determination of Value of Cooperative's Partial Interest
Conclusion

i

SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Background and Objectives
Construction Costs
Results of Operations
Liquidity and Capital Resources
Contractual Obligations
Credit Facilities
Recent Accounting Pronouncements
Critical Accounting Policies and Estimates
Dilution
Quantitative and Qualitative Disclosures About Market Risk
Distribution Policy
Historical Financial Statements
BUSINESS
Background—The Ethanol Industry
The Production Process
The Ethanol Plant
Ethanol Marketing
Corn Supply
Corn Delivery Requirement
Hedging
Distiller's Dried Grains with Solubles; Additional Products
Broin
Transportation and Delivery
Utilities
Competition
Alternative Fuel Additives
Employees
Environmental and Other Government Regulation
Legal Proceedings
MANAGEMENT
Board Members
Committees of the Board
Compensation of Board Members
Executive Officers
Compensation of Executive Officers
Northern Lights' Board of Managers
Management Agreement
Relationships Between Board Members, Executive Officers and Key Employees
Northern Lights
Project Consultant
Ownership by Management
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT
Issuance of Capital Units
Member Qualifications
Rights of Members

ii

Management
Indemnification
Disposition of Capital Units; Restrictions on Transfer
Bankruptcy of a Member
Redemption
Capital Accounts
Liability of Members
Sinking Fund Provisions
Further Calls or Assessments
Liquidation upon Dissolution
COMPARISON OF RIGHTS OF EQUITY OWNERS
FEDERAL INCOME TAX CONSEQUENCES
Reorganization of Northern Growers Cooperative into a Limited Liability Company
Tax Consequences of the Reorganization to Northern Growers Cooperative
Federal Tax Consequences of the Reorganization to Members
Importance of the Appraisal and Supplements to Northern Growers Cooperative and its Members
IRS Information Reporting Requirements
Federal Income Tax Consequences of Capital Unit Ownership
Tax Treatment of the new LLC's Operations
Initial Tax Basis of Units and Periodic Basis Adjustments
Tax Consequences of Disposition of Capital Units
Other Tax Matters
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
PLAN OF REORGANIZATION
ARTICLES OF ORGANIZATION AND FORM OF OPERATING AGREEMENT
AUDITED AND UNAUDITED FINANCIAL STATEMENTS
LETTER OF TRANSMITTAL FOR COMPLETE APPRAISAL AND APPRAISAL SUPPLEMENT

iii

SUMMARY

        This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the transaction fully and for a complete description of the legal terms of the reorganization, please read this entire document and the appendices.

General

        Northern Growers Cooperative is a South Dakota Cooperative formed in April 2000 to hold and manage a 77.16% interest in Northern Lights Ethanol, LLC. Northern Lights is a South Dakota limited liability company formed in February 2001 to build and operate a 40 million gallon ethanol plant near Milbank in Grant County, South Dakota. Construction began in June 2001, and the ethanol plant began grinding corn on June 26, 2002 with its first ethanol generated through the production process on July 5, 2002. The other 22.84% interest in Northern Lights Ethanol is owned by Broin Investments I, LLC. Our primary source of income is expected to be distributions of income generated by Northern Lights.

        Whetstone Ethanol, LLC is a new South Dakota limited liability company formed by the Cooperative on April 1, 2002 solely for the purpose of completing the reorganization described in this document.

        The executive offices of Northern Growers Cooperative and Whetstone Ethanol, LLC are located at 1303 East 4th Avenue, Suite 2, Milbank, South Dakota 57252, and our telephone number is (605) 432-5676.

The Reorganization

        The Cooperative's Board is calling a special meeting of the Cooperative's members to consider and vote on a Plan of Reorganization between the Cooperative and the new LLC. If adopted, the Cooperative will be reorganized as a limited liability company. The Board is recommending that we reorganize as a limited liability company primarily to avoid potentially costly double taxation of non-patronage income from our operations and investments. If the reorganization is approved and implemented, it will have the following effects on you:

  •
  You will receive one Class A capital unit of the new LLC for every equity unit of the Cooperative that you own now, so your percentage equity interest in the new LLC will be the same as it is currently in the Cooperative. You will not receive any separate voting shares.

  •
  Your voting rights and rights to cash distributions as an owner of capital units of the new LLC will be similar to your rights as a member of the Cooperative. Each member of the new LLC will be entitled to one vote on each matter brought to a vote of the members, regardless of the number of capital units owned. However, you will only have voting rights in the new LLC if you sign its Operating Agreement and consent to assignment of your Member Agreement with the Cooperative to the new LLC. We may redeem your capital units at a price of $.20 per unit if you do not sign the Operating Agreement and become a voting member of the new LLC within one year of acquiring capital units. You will also lose access to confidential information we provide directly to members if you do not sign the Operating Agreement and consent to the assignment of your Member Agreement.

  •
  Your corn delivery requirements will initially be the same as they would have been in the Cooperative; however, the Board of the new LLC will reevaluate the corn delivery requirement for members annually. If you do not become a voting member of the new LLC but you continue to deliver corn, we will pay you in the same manner as we pay voting members of the new LLC for their corn deliveries.

  •
  You will be liable for income taxes on your pro rata share of the new LLC's earnings regardless of whether or not the earnings are actually distributed, which is similar to how it would have been in the Cooperative; however, we do not expect that you will have to pay self-employment tax on distributions that are based on your capital unit ownership.

  •
  Membership in the new LLC will not be restricted to agricultural producers, which is less restrictive than the Cooperative's membership requirements.

        The reorganization must be approved by 75% of the members of the Cooperative who vote at the special meeting. As of the record date, directors and officers of Northern Growers Cooperative and their affiliates beneficially owned 20 shares of voting common stock, or approximately 3.07% of the total number of shares entitled to vote on the proposed reorganization. The Cooperative has voting common stock and non-voting equity stock outstanding. Only shares of the voting common stock may vote on the proposed reorganization.

        If the Plan of Reorganization is approved, on [completion date], following the special meeting, and without further action by the Cooperative's members:

  •
  All the assets and liabilities of the Cooperative will be transferred to the new LLC in exchange for all of the new LLC's capital units;

  •
  The Cooperative will be dissolved and the capital units of the new LLC will be distributed pro rata to the Cooperative's members upon liquidation;

  •
  Members of the Cooperative will receive one capital unit of the new LLC for every equity share of the Cooperative they own and all issued outstanding voting common stock and equity common stock of the Cooperative will be cancelled;

  •
  Each member's Member Agreement with the Cooperative, which includes the member's corn delivery requirement, will be assigned to the new LLC;

  •
  Members of the Cooperative will become voting members of the new LLC by signing its Operating Agreement and consenting to the assignment of their Member Agreements; and

  •
  The new LLC will change its name to "Northern Growers, LLC."

        We have attached the Plan of Reorganization, which describes the legal terms of the reorganization as Appendix A to this document. We encourage you to read it carefully.

Tax Effects

        The reorganization will be a taxable event, and members may recognize a gain or loss as a result. We expect that most members will incur a small capital loss as a result of the reorganization; however, the actual tax effect on you will depend upon your tax basis in your shares of equity common stock and the final determination of the fair market value of the liquidating distribution as of the date that the reorganization is effective. Although the basis of equity common stock will vary among the members, the value per unit of the distribution will be the same for all members. Based upon a March 12, 2002, Appraisal Supplement of our 77.16% interest in Northern Lights, the estimated per share value of the distribution upon liquidation will be $1.98 per share if the appraisal valuation does not substantially change as of the date of the reorganization. If you purchased your shares in our initial equity offering, your tax basis would be the initial offering price of $2.00 per share; accordingly, if the updated appraisal and valuation of our assets as of the reorganization date confirms the estimated $1.98 per share value of the liquidating distribution, you would incur a $.02 loss per share as a result of reorganization and your tax basis in your LLC capital units would be $1.98 per share. If you did not purchase all your shares in the initial offering, the tax effect will be different for you. You should carefully read the information provided under the heading "The Reorganization—Tax Treatment" to consider the tax effects the reorganization may have on you.

Articles of Organization; Operating Agreement

        Your rights as a member of the new LLC will be governed by our Articles of Organization, Operating Agreement and South Dakota law. We have attached our Articles of Organization and the form of our Operating Agreement as Appendix B to this Prospectus/Information Statement and encourage you to read them carefully. These are the legal documents that govern the purpose, powers and internal affairs of the new LLC. The Operating Agreement will go into effect automatically upon the completion of the reorganization. To acquire voting rights in the new LLC, you will be required to submit an executed counterpart signature page to the Operating Agreement and consent to the assignment of your Member Agreement to the new LLC following the reorganization. If you do not sign the Operating Agreement and consent to the assignment of your Member Agreement, you will still be entitled to distributions and liable for taxes on your portion of the new LLC's earnings; however, you will not be able to vote, and you will lose access to confidential information we provide directly to voting members. Furthermore, after 12 months, we will have the option to redeem your capital units at a significant discount.

        In most respects, your rights as a member of the new LLC will be similar to your current rights as a member of the Cooperative. The primary difference is that distributions by the new LLC will be based on investment (equity), whereas in a cooperative, distributions must be based on patronage (corn delivery). The distinction may initially be insignificant because each member's corn delivery requirement is directly proportional to the member's investment. However, if corn delivery requirements are revised in the future, this may become an important difference because distributions in the new LLC will be based on each member's equity regardless of the amount of corn each member delivers. Therefore, corn delivery requirements could be reduced without a proportional reduction in distributions.

Corn Delivery Requirement

        In addition to signing a counterpart signature page agreeing to be bound by the new LLC's Operating Agreement, you must consent to the Cooperative's assignment to the new LLC of your Member Agreement to become a voting member of the new LLC. You will be initially required to deliver one bushel of corn annually for each capital unit of the new LLC that you own. One third of the annual requirement must be delivered in each trimester, with delivery dates to rotate throughout the trimester. Initially, you will continue to deliver the same amount of corn annually as you did when you were a member in the Cooperative. However, the Board will reevaluate the corn delivery requirement for its members on an annual basis, the same as it did for the Cooperative. Any changes in the corn delivery requirement will not affect your right to distributions, regardless of whether or not you are a voting member. The new LLC is also considering developing a corn purchase pool program for its members in the future.

Cash Distributions

        You will be entitled to receive a proportionate share of any cash or other distributions declared by the new LLC's Board of Managers based upon the number of capital units you own, regardless of whether you become a voting member of the new LLC. Under the terms of the Operating Agreement, the new LLC is required to distribute all but $200,000 of net cash from operations, unless a super majority of the Board of Managers decides otherwise or such a distribution would violate or cause a default under the terms of our debt financing or other credit facilities or is otherwise prohibited by law. Net cash from operations is calculated as the gross cash proceeds from operations less the amount used to pay, or set aside as reserves for, the expenses, debt payments, capital improvements, obligations, replacements and contingencies. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers in its sole discretion based on its estimate of the anticipated cash requirements of our business. In addition, any other distributions are entirely in the discretion of the Board of Managers, and there is no guarantee as to when or if we will generate sufficient profits to make distributions at any particular level or that the new LLC will make any distributions at all. If the new LLC makes distributions, it will make them proportionately to all members on a per unit basis.

Voting Rights

        Each voting member of the new LLC will be entitled to one vote on all matters submitted to a vote of the members, regardless of the actual number of capital units owned, similar to the voting structure of a traditional producers' cooperative. Cooperative members who have not signed the Operating Agreement and consented to assignment of their Member Agreement will not be entitled to vote.

        Members of the new LLC will be entitled to vote on the following matters:

  •
  any merger, sale of all or substantially all of our assets or voluntary dissolution;

  •
  election and removal of individuals serving on the Board of Managers;

  •
  an increase or decrease in the number of individuals serving on the Board of Managers;

  •
  changes in the geographical boundaries of the districts from which managers are elected;

  •
  an amendment to the LLC's Articles of Organization or Operating Agreement; and

  •
  any other matters referred to a vote of the members by the Board of Managers.

        The LLC's Board of Managers will decide all other matters in its discretion.

Board of Managers

        The initial Board of Managers of the new LLC consists of the individuals who are currently serving as directors of the Cooperative. Each of the initial managers will serve until the expiration of his original term on the Cooperative's Board of Directors. The managers will subsequently be elected to staggered three year terms by the members in the district that the manager represents. The Board of Managers will be solely responsible for the general management and affairs of the new LLC, including managing our interest in Northern Lights, approving and administering transfers of capital units, approving any changes to the Operating Agreement and corn delivery requirements, and supervising our bookkeeping and other administrative matters. Most actions of the Board of Managers must be approved by a majority of managers, although the following actions require a super majority of 75% of the managers:

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  the appointment or removal of any executive officer;

  •
  the removal of any member of the Board of Managers;

  •
  the receipt of any per diem or other compensation by the Board of Managers; and

  •
  any decision to make distributions that are greater than or less than all but $200,000 of our net cash from operations.

No Public Market; Restrictions on Trading

        The new LLC must strictly restrict transfers of its capital units in order to preserve its preferential single-level tax status. You will not be able to trade your capital units on any national securities exchange or in any over-the-counter market. All transfers must be approved by the Board of Managers, and it will not recognize any transfer that would result in the new LLC losing its partnership tax status. However, the new LLC will generally approve sales or gifts of capital units to qualified family members and transfers upon death. You may also be able to transfer your units in large blocks if you are transferring at least 2% of the total outstanding capital units. In addition, you may be able to offer your capital units for sale through a capital units transfer service that the new LLC will establish, but there will be strict limits on total annual sales. Accordingly, you may not be able to sell your capital units at the time or price you would like to, if at all.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:
What is Whetstone Ethanol, LLC?

A:    Whetstone Ethanol, LLC is a South Dakota limited liability company that was formed by the Cooperative solely for the purpose of carrying out the reorganization. The new LLC does not currently have any assets or liabilities and is wholly-owned and controlled by the Cooperative. If the reorganization is completed, all of the Cooperative's business will be transferred to the new LLC and you will become an owner of the new LLC instead of the Cooperative. Your percentage ownership interest in the new LLC will be the same as your current interest in the Cooperative. After the reorganization is complete, we will change the name of Whetstone Ethanol, LLC to Northern Growers, LLC.

Q:
Have any of the directors of the Cooperative indicated whether they were for or against the reorganization?

A:    The Board of Directors of the Cooperative unanimously approved the Plan of Reogranization and recommended submitting it to a vote by the members.

Q:
Why is the Board recommending the reorganization?

A:    The Cooperative's Board is recommending the reorganization primarily to mitigate some potential negative tax consequences. Briefly, if we continue to operate as a cooperative there is a risk that a portion of the Cooperative's earnings from the ethanol plant will be classified as non-patronage income and, as a result, will be taxable at the company level when received and again at the member level when distributed. By reorganizing into a limited liability company, we can avoid this double taxation. We may also have more flexibility in raising additional capital if we ever need to do so because non-producers will be eligible to become members of the new LLC.

Q:
Why is the reorganization registered with the Securities and Exchange Commission?

A:    Under federal securities laws, companies are required to register all public securities offerings and to publicly report financial and other information on a quarterly and annual basis. Because our business was originally organized as a cooperative, it was exempt from these registration and reporting requirements; however, limited liability companies are not exempt. Accordingly, we are required to register this offering of the new LLC's capital units with the Securities and Exchange Commission, and we will be subject to ongoing periodic and other disclosure obligations.

Q:
What should I do now?

A:    Carefully read this document and indicate your vote on the enclosed ballot. Sign and mail the ballot in the enclosed envelope. If you plan to attend the special meeting, you may deliver your ballot in person; however, we encourage you to mail your ballot in advance in case you are unable to attend.

Q:
Should I send in my equity shares and voting share of Northern Growers Cooperative now?

A:    No. If the reorganization is approved, we will send you instructions for mailing in your equity shares and voting share of the Cooperative and becoming a member of the new LLC.

Q:
May I change my vote after I send in my ballot?

A:    Yes. You may change or revoke your vote after you mail it and may do so until the votes are actually tallied at the special meeting. To change or revoke your vote you must send us a notice in writing.

Q:
When do you expect to complete the reorganization?

A:    We expect to complete the reorganization on the first business day following the special meeting.

Q:
Who can answer my questions?

A:    Please contact any of the directors of the Cooperative or James M. Wiederrich, Esq. at (605) 336-3890 if you have any questions regarding the special meeting or the reorganization.

Q:
What do I do after the reorganization if I have pledged my shares in the Cooperative to a lender?

A:    You should contact your lender immediately after the approval of the reorganization and request instructions from the lender on how to proceed.

Q:
How can I be assured that the new LLC will not become controlled or owned by large corporations or conglomerates?

A:    While we cannot assure that this will not occur, the Board of Managers will retain the authority to reject or accept any new members of the LLC, including large corporations or conglomerates.

RISK FACTORS

        You should carefully consider the risks described below before making a decision to vote for the reorganization. For the reasons explained below, owning capital units of Whetstone Ethanol, LLC involves a high degree of risk.

Tax-Related Risks

        The reorganization from a cooperative into a limited liability company will be a taxable transaction to Northern Growers Cooperative and its members and you may realize taxable gain as a result.    The amount of taxable gain or loss that the Cooperative will recognize depends on the aggregate fair market value of the assets of the Cooperative, including all of the capital units of the new LLC to be issued in the reorganization, as of the date the reorganization becomes effective. Based on the appraisal and appraisal supplement described in "Appraisal" below, the aggregate value of these assets is not expected to exceed their tax basis. This expectation is based on our belief in the accuracy of the appraisal in determining the going concern value of our business. However, we cannot assure you that the valuation given by the appraiser as of the appraisal date will be the same on the date of the reorganization because subsequent events, such as changes in our business, industry, or the amount of our assets or outstanding debt, may affect the appraised value significantly. The amount of taxable gain or loss that individual members will recognize will depend on whether the fair market value of the LLC capital units issued to them in the reorganization is greater than or less than their individual tax basis in the shares of the Cooperative on the date of the reorganization.

        The IRS might determine that the Cooperative or its members must recognize additional taxable gain.    In deciding to proceed with the reorganization, the Board has relied on the accuracy of an appraisal dated November 9, 2001 along with an appraisal supplement dated March 12, 2002. This appraisal is not binding on the IRS. There is a risk that the IRS might determine that the Cooperative or its members must recognize additional gain for federal income tax purposes. Furthermore, the appraisal and supplement are subject to adjustment for changes occurring between the date of the appraisal and supplement and the reorganization date. The appraisal supplement will be updated as of the reorganization date if the reorganization is approved, and there may be changes in our business or industry or in the amount of the Cooperative's current assets or liabilities that may cause the appraisal valuation to change significantly. An increase in the valuation on the date of reorganization may cause the Cooperative and its members to incur a taxable gain.

        If the new LLC is treated as a corporation for federal income tax purposes, the capital units could decline in value.    The new LLC expects that it will be treated as a partnership for federal income tax purposes. This means that the new LLC will pay no income tax at the company level and members will be subject to income tax on their proportionate share of the company's net income allocated to them. We cannot assure you, however, that the new LLC will always be treated as a partnership in the event there are changes in the law or IRS interpretations, or trading in capital units that could result in the LLC losing its partnership tax status or being treated as a publicly traded partnership, which is taxed like a corporation.

        If the new LLC were treated as a corporation rather than a partnership for federal income tax purposes, it would pay tax on its income at corporate rates and no income, gains, losses, deductions or credits would flow through to our members. Currently, the maximum effective federal corporate rate is 35%. In addition, distributions would generally be taxed to members upon receipt as corporate dividends. Because a tax would be imposed upon the new LLC at the entity level, the cash available for distribution to members would be reduced by the amount of the tax paid. Reduced distributions could reduce the value of your capital units.

        We also expect Northern Lights to be treated as a partnership for federal income tax purposes, and if it were instead treated as a corporation, its income would similarly be taxed at corporate rates and would not flow through to the new LLC and its members.

        As a member of the new LLC, your tax liabilities may exceed cash distributions.    Your tax liability on the taxable income of the new LLC allocated to you could exceed any cash distributions you may receive. This may occur if the Board of Managers determines that the cash generated by the business is needed to fund our operating activities, capital expenditures or other obligations, rather than being available for distribution to our members, or if we are prohibited from making distributions pursuant to our Operating Agreement. It is possible that you may not receive distributions sufficient to pay the tax liability attributed to you, and therefore you may be forced to pay tax liabilities out of your personal funds.

        You may not be able to fully deduct your share of the new LLC's losses or your interest expense.    Owning capital units of the new LLC will likely be treated as a "passive activity." This means that your share of any loss incurred by the new LLC will be deductible only against your income or gains from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of your entire interest in a passive activity to an unrelated person in a taxable transaction, you may then deduct suspended losses with respect to that activity.

        The IRS may challenge our allocations of income, gains, losses, deductions and credits.    The new LLC's Operating Agreement provides for the allocation of income, gains, losses, deductions and credits among members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations provided for in the Operating Agreement and reallocate items of income, gains, losses, deductions or credits in a manner which reduces deductions or increases income allocable to you, which could result in additional tax liabilities. See "Federal Income Tax Consequences—Flow-Through of Partnership Taxable Income or Loss to Members."

        The IRS may determine certain persons are subject to self-employment tax.    The tax code and Treasury Regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury Regulations address the treatment of limited liability company members for self-employment tax purposes. As a result, there are no assurances that the new LLC members will be treated similarly to limited partners, that is, not subject to self-employment tax on their share of limited liability company earnings. If new LLC members are not treated similarly to limited partners, they could be subject to self-employment tax.

        If the new LLC is treated as a partnership for federal income tax purposes, the IRS may audit your tax returns if an audit of the new LLC's returns results in adjustments.    The IRS may audit the new LLC's tax returns and may disagree with the tax positions taken on its returns. If challenged by the IRS, the courts may not sustain the position taken on the new LLC's tax returns. An audit of the new LLC's tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. This could result in tax liabilities, penalties and interest to you.

        The tax laws may change to the new LLC's detriment.    It is possible that the current federal and state tax treatment of the new LLC, or its capital units, will be modified by subsequent legislative, administrative or judicial action. Any such changes could significantly alter the tax consequences of and decrease the after tax return on your investment in our capital units.

        The amount of earnings distributed to members is to a large extent within the discretion of the Board of Managers, and the distributions that you receive, if any, may not be proportional to the profitability of the

Northern Lights' ethanol plant.    Under our Operating Agreement, the new LLC is required to distribute all but $200,000 of net cash from operations, unless a super majority of the Board of Managers decides otherwise. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers of the new LLC in its sole discretion based on its estimate of the anticipated cash requirements of our business. In addition, the new LLC will only be able to make distributions if it receives distributions from Northern Lights. The Northern Lights' Board will make distributions when and in the amount that the Board determines in its sole discretion are advisable given the condition and affairs of Northern Lights. As a result, the Board of Managers of Northern Lights may determine that even though the plant's operations were profitable, the excess cash is needed for future reserves and should not be distributed to its members.

Debt-Related Risks

        Northern Lights' third party debt financing may reduce its profitability and increase the risk of the loss of your entire investment.    Northern Lights has entered into a construction loan agreement with U.S. Bank National Association of South Dakota for up to $31.1 million for costs of construction and initial operation of the ethanol plant. As of December 31, 2002, the total amount outstanding under this agreement was $31.1 million. Northern Lights has also executed promissory notes in favor of U.S. Bank National Association for an additional $1.5 million in order to install two regenerative thermal oxidizers, which are pollution control devices designed to reduce potentially harmful emissions. The use of debt financing increases the risk that the plant will not be able to operate profitably because it will need to make principal and interest payments on this indebtedness. Debt financing also exposes you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that is less than the outstanding debt.

        Debt service and restrictive loan covenants limit Northern Lights' ability to make cash distributions to its members and could have other important consequences.    Northern Lights' debt service requirements may make it more vulnerable to economic or market downturns. Based on terms of the notes executed on January 1, 2003, Northern Lights will be required to make debt service payments on its term loan and promissory note with U.S. Bank National Association of approximately $3.8 million in 2003 through 2006 and $23.8 million in 2007. If Northern Lights is unable to service its debt, it may be forced to reduce or delay planned capital expenditures, sell assets, restructure its indebtedness or seek additional equity capital. We cannot assure you that it can accomplish any of these strategies on satisfactory terms, if at all. In addition, Northern Lights' debt financing agreements contain numerous financial, maintenance and other restrictive covenants. These covenants and obligations limit Northern Lights' ability to make cash distributions to its members. Because the new LLC will be a member of Northern Lights, our ability to make cash distributions to our members is dependent on Northern Lights making cash distributions to us, and these covenants restrict its ability to do this.

Operating and Market Risks

        Distributions on earnings to Whetstone Ethanol, LLC's members will not occur unless Northern Lights is able to distribute earnings to Whetstone Ethanol, LLC.    The Cooperative currently owns a 77.16% interest in Northern Lights, which owns and operates a 40 million gallon per year capacity ethanol plant near Milbank, South Dakota. If the reorganization is approved, the new LLC will own a 77.16% interest in Northern Lights. Until and unless the ethanol plant owned and operated by Northern Lights is able to distribute earnings to the new LLC, the new LLC will not receive any proceeds to distribute to its members. Because of this organizational structure, we will not be successful unless Northern Lights is successful.

        Northern Lights is heavily dependent upon several Broin affiliates and any termination of or disagreement regarding the services Broin provides may materially harm its business.    Broin Management is

Northern Lights' plant manager and operates the ethanol plant. Northern Lights also has agreements with Ethanol Products, LLC, a Broin affiliate, for the marketing and sale of fuel grade ethanol and with Dakota Commodities, a division of Broin Enterprises, for the marketing and sale of distiller's dried grains with solubles. If Broin were to terminate any of these relationships with Northern Lights, we might not be able to secure suitable replacements for those services at a reasonable cost or at all, which would materially harm Northern Lights' business. We are also dependent upon Broin's experience and ability to operate the ethanol plant. If the plant's operations are not satisfactory, we will rely on Broin to remedy any deficiencies or defects and if it does not do so, our business might be materially harmed. For additional information regarding our relationship with Broin, see "Risks Related to Conflicts of Interest" below.

        Northern Lights' agreements and understandings with Broin may not be as favorable to it as those it could have obtained from third parties, and any claims that it may have against Broin may be difficult for it to successfully enforce.    Northern Lights is heavily dependent upon the services that Broin is providing. Two representatives of Broin serve on Northern Lights' seven person Board of Managers. We cannot assure you that Northern Lights' arrangements with Broin are as favorable to it as those it could have obtained from unaffiliated third parties for comparable services. Because of Broin's role in this project, and its representation on Northern Lights' Board of Managers, it could be difficult to enforce claims that Northern Lights may have if, for example, Broin breaches agreements or understandings with it. If the plant suffers from a defect due to alleged errors in design or construction, Northern Lights will look to Broin to remedy any problem with the plant. Because of Broin's affiliation with the plant, it may be difficult to successfully enforce any claims it may have arising from construction or operation of the plant.

        Northern Lights may have encountered defective material and workmanship, and either could require Northern Lights to incur significant expenses.    Under the terms of the design/build contract, Broin warranted and guaranteed that all construction would be done in accordance with the design/build contract and will not be defective. Although Broin will, for a period of one year after substantial completion of the ethanol plant, correct all defects in material or workmanship at no additional expense to Northern Lights, any defects in material or workmanship may cause stoppages or limit the plant's production output. If Northern Lights encounters defects in material or workmanship after the first year of operations, Northern Lights may be required to incur significant expenses to remedy the problem which would decrease the plant's profitability and could lower the value of your capital units.

        Higher than anticipated operating costs could reduce profitability.    In addition to general market fluctuations and economic conditions, Northern Lights could experience significant cost increases associated with the ongoing operation of the plant caused by a variety of factors, many of which are beyond its control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, steam energy, electric and natural gas utilities could also affect Northern Lights' operating costs. Changes in price, operation and availability of truck and rail transportation may affect Northern Lights' profitability with respect to the transportation of ethanol and other products to its customers.

        In addition, the operation of the ethanol plant is subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost Northern Lights significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. Northern Lights might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. Northern Lights will be subject to all of these regulations without regard to whether the operation of the ethanol plant is profitable.

        Low gasoline prices could reduce profitability.    The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and reduce Northern Lights' profitability.

        Increases in the production of ethanol could result in lower prices for ethanol and its co-products and higher prices for corn.    We expect that existing ethanol plants will construct additions to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distiller's dried grains with solubles, a high protein, high energy feed supplement marketed primarily to the dairy, beef, sheep, swine and poultry industries. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits.

        Hedging transactions involve risks that could harm Northern Lights' profitability.    In an attempt to minimize the effects of the volatility of corn costs on operating profits, Northern Lights has entered into a Corn Price Risk Management Agreement with Broin Management. As a result, Northern Lights takes hedging positions in corn futures markets. Hedging means protecting the price at which Northern Lights buys corn and the price at which it will sell its products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent, among other things, upon the cost of corn and Northern Lights' ability to sell sufficient amounts of ethanol and distiller's dried grains with solubles to utilize all of the corn subject to the futures contracts. Although Northern Lights attempts to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond its control. Northern Lights may incur such costs and they may be significant.

        Northern Lights operates in an intensely competitive industry and there can be no assurance that it will be able to compete effectively.    Although Northern Lights has identified potential markets for its products, there is no guarantee that it will be able to successfully penetrate those markets. The ethanol business is highly competitive, and other companies presently in the market, or that could enter the market, could adversely affect prices for the ethanol products it sells. Commodity groups in South Dakota and neighboring states have encouraged the construction of ethanol plants, and there are numerous other entities considering the construction of ethanol plants. Nationally, the ethanol industry may become more competitive given the substantial initial construction and expansion that is occurring in the industry. Northern Lights competes with other ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors, and Cargill, among others, all of which are capable of producing significantly greater quantities of ethanol than the amount Northern Lights expects to produce. In addition, there are several South Dakota, Minnesota and other Midwestern regional ethanol producers which have recently started operations or are under construction or consideration, which are or would be of a similar size and have similar resources to Northern Lights. In light of such competition, there is no assurance that Northern Lights will be able to successfully operate the ethanol plant.

        The producers of methyl tertiary butyl ether have superior economic resources, which may make it difficult for Northern Lights to compete with them.    Northern Lights also competes with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of methyl tertiary butyl ether, commonly known as MTBE. Many major oil companies produce MTBE and strongly support its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than Northern Lights to market MTBE, to develop alternative products, and to influence legislation and the public perception about MTBE and ethanol. These companies also have sufficient resources to begin the production of ethanol should they choose to do so. Additionally, Methanex, a Canadian corporation that is the world's largest producer of methanol, a key component of MTBE, has challenged California's pending ban on the use of MTBE, discussed in detail under "Business—Background—The Federal Clean Air Act" below, before a North American Free Trade Agreement (NAFTA) tribunal. Methanex asserts that California's pending ban is a protectionist measure that benefits the United States ethanol industry and violates NAFTA. If Methanex were to prevail before the NAFTA tribunal, the United States ethanol industry would likely be materially harmed.

        The technology Northern Lights uses to produce ethanol may become obsolete if current research efforts to produce ethanol from cellulose-based biomass are successful.    Most ethanol is currently produced from corn—especially in the Midwest. A current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, the federal government anticipates these new conversion technologies will become viable ethanol production methods in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, the technology and process Northern Lights uses to produce ethanol may become obsolete. We do not believe it will be cost-effective to convert the ethanol plant into a plant which will use cellulose-based biomass to produce ethanol.

        To produce ethanol, Northern Lights must purchase significant amounts of corn, which is subject to disease and other agricultural risks.    Ethanol production at the plant requires significant amounts of corn. Corn, like other crops, is affected by weather conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to Northern Lights. Significant variations in actual growing conditions from normal growing conditions may adversely affect Northern Lights' ability to procure corn for the plant. Northern Lights has no definitive agreements now, nor does it expect to have in the future, with any corn producers (other than the Cooperative's current members) to provide corn to the ethanol plant.

        Northern Lights' business is sensitive to corn prices.    When corn prices increase, Northern Lights may not be able to pass on these increases to its customers. Changes in the price of corn can significantly affect Northern Lights' business. In general, rising corn prices produce lower profit margins. This is especially true when market conditions do not allow producers to pass along increased corn costs to Northern Lights' customers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money.

        The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. We cannot assure you that Northern Lights will be able to offset any increase in the price of corn by increasing the price of its products. If Northern Lights cannot offset increases in the price of corn, it may suffer lower profit margins and it may lose money.

        Because the production of ethanol requires a significant supply of water, Northern Lights' business may face increased costs and require large capital outlays if it is unable to obtain an adequate quality and quantity of water from its current water sources.    Water supply and water quality are important requirements to produce ethanol. Northern Lights' water requirements are supplied by the City of Big Stone and the Big Stone Power Plant. We expect that the City and the Big Stone plant will be able to continue to provide all of the water that Northern Lights needs to operate the ethanol plant and that such water will be of an adequate quality, but Northern Lights' estimates regarding water needs could be incorrect or the water quality may be inadequate. If Northern Lights needs more water, Northern Lights will be forced to find other sources and this could require Northern Lights to spend additional capital which could harm its business and prospects. If the water quality is not acceptable for producing ethanol, Northern Lights may, at greater cost, need to treat the water or find another source. We cannot assure you that Northern Lights would be able to find alternate sources of water at commercially reasonable prices, if at all.

        Interruptions in energy supplies could delay or halt Northern Lights' production, which will reduce its profitability.    Ethanol production requires a constant and consistent supply of energy. If there is any interruption in Northern Lights' supply of energy for whatever reason, such as supply, delivery or mechanical problems, Northern Lights may be required to halt production. If production is halted for any extended period of time, it will reduce Northern Lights' profitability. Northern Lights has entered into agreements to provide its needed energy, but we cannot assure you that these companies will be able to reliably supply the steam energy and electricity that Northern Lights will need. If Northern Lights were to suffer interruptions in its energy supply, its business would be harmed.

        Because the production of ethanol is energy intensive, Northern Lights' business will be materially harmed if electricity prices increase substantially.    Electricity prices have historically fluctuated significantly. Increases in the price of electricity would harm Northern Lights' business by increasing its energy costs.

        Northern Lights will be dependent upon the Big Stone Power Plant for its steam energy, and Northern Lights could incur increased operating costs if the steam supply is terminated or interrupted.    The production of steam is a necessary energy source in the ethanol production process. In past ethanol projects developed by Broin, the plants have relied upon on-site boilers to produce and supply steam for the ethanol production process. After construction of the steam line from the Big Stone Power Plant is complete, the Northern Lights' ethanol plant will not rely upon on-site boilers to produce steam. Instead, Northern Lights has contracted with the Big Stone Power Plant to supply all of the required steam to the plant. Northern Lights has boilers installed at the plant for use until construction of the steam line is completed, which is currently scheduled for January 2003, and in case the supply of steam from the Big Stone Power Plant were to be interrupted or terminated. Before the steam line is complete and if Northern Lights is subsequently required to operate the plant with steam energy from the boilers, Northern Lights may face increased operating costs as a result of its need to purchase natural gas or fuel oil to power the boilers.

        Northern Lights' business is not diversified because it is limited to the fuel grade ethanol industry, which may limit its ability to adapt to changing business and market conditions.    Northern Lights' sole business is the production and sale of fuel grade ethanol produced from corn and its co-product, distiller's dried grains with solubles. Northern Lights' plant does not have the capability of producing industrial or food and beverage grade ethanol, which is used in such products as cosmetics, perfume, paint thinner and vinegar. Northern Lights' plant also is not equipped to capture carbon dioxide, another co-product of the ethanol production process. The lack of diversification of Northern Lights' business may limit its ability to adapt to changing business and market conditions.

        Because ethanol is generally transported long distances by truck or rail, increases in the costs of transportation may limit the markets in which Northern Lights can competitively sell its ethanol or force Northern Lights to lower the price of its ethanol to compete.    Because ethanol is not typically shipped to its final destination by multifuel pipeline, ethanol must be blended with gasoline at a terminal where the final product is loaded into trucks. As a result, ethanol is transported long distances, such as from the Midwest to California, by truck, rail or sea. Therefore, increases in the costs to transport ethanol may limit Northern Lights' ability to profitably market ethanol to California or other markets and may require Northern Lights to reduce the price of its ethanol to accommodate the increased transportation costs and be able to compete with ethanol producers with lower transportation costs.

        Northern Lights has a limited operating history.    Because Northern Lights is a new company that has only a limited operating history, our investment in it involves a high degree of financial risk. We cannot assure you that Northern Lights will be successful in operating the plant or in marketing its products. Further, Northern Lights' initial Board of Managers, other than Jeff Broin and Larry Ward, has no material experience in the ethanol industry and may be unable to successfully manage its business.

Government and Regulatory Risks

        Other legislative, legal or regulatory developments could increase Northern Lights' operating costs or reduce demand for ethanol.    The regulation of the environment is a constantly changing area of the law. It is possible that more stringent federal or state environmental rules or regulations could be adopted which could increase our operating costs and expenses. It is also possible that federal or state environmental rules or regulations could be adopted which have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. On August 13, 2001, California sued the Environmental Protection Agency to overturn the Environmental Protection Agency's June 12, 2001 denial of California's request for a waiver from the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. If California were to prevail in the lawsuit or if any other state were to receive such a waiver from the Environmental Protection Agency, it would likely harm the ethanol industry's efforts to expand its market to a significant degree.

        If tax exemptions or government incentive programs were terminated, demand for ethanol could be significantly reduced, harming Northern Lights' profitability and reducing cash available for distributions.    There are various federal and state laws and regulations and programs which have led to the increasing use of ethanol in fuel, including various subsidies, tax credits, tax exemptions and other forms of financial incentives. Some of these laws provide economic incentives to produce ethanol and some of these laws mandate the use of ethanol. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. Government support of the ethanol industry could change and adversely affect the profitability and viability of Northern Lights' business. Congress and state legislatures could remove economic incentives and mandates for the use of ethanol. For example, the federal partial excise tax exemption and credit programs will expire in September 2007, unless subsequent legislation is enacted to extend the program beyond that date. Failure to renew these programs would likely adversely affect Northern Lights' profitability, which could decrease cash available for distribution and, as a result, lower the value of your capital units. Additionally, South Dakota's ethanol incentive production program has not historically received adequate funding and funding for the program is currently capped at $4.0 million in 2003, $5.0 million in 2004 and $6.0 million in 2005 with the program funded only until 2005. Furthermore, as more plants are built in South Dakota less funds will be available for distribution to the Northern Lights' plant.

        Northern Lights is subject to ongoing state and federal environmental regulations and could be subject to fines and penalties and increased operating costs.    The Environmental Protection Agency recently began a nationwide investigation of emissions released as a result of the process of producing ethanol. The EPA began its investigation after test results from an ethanol plant in St. Paul, Minnesota showed that it was producing higher than expected concentrations of potentially dangerous volatile organic compounds, commonly referred to as VOCs. At a June 3, 2002 meeting in Chicago, the EPA notified the ethanol industry that the federal government is prepared to sue companies that are not complying with the federal Clean Air Act. Northern Lights has taken steps to prevent any potential excessive emissions, including installing a thermal oxidizer, which is a pollution control device designed to reduce potentially harmful emissions. Northern Lights expects that the operation of the thermal oxidizer will maintain the emissions within the applicable legal limits. However, if the thermal oxidizer does not function as Northern Lights anticipates or if additional controls are required, it could face increased operating costs to achieve compliance and could also be subject to regulatory action, including fines and penalties, and its business could be materially harmed.

Other Investor Risks

        Corn delivery is required.    All members of the new LLC must deliver corn to it in accordance with the terms and conditions of the Member Agreement they executed with the Cooperative. A member's obligation to deliver corn is absolute, even if the member is unable to produce the amount of corn required to be delivered to the new LLC. For example, if you lose your entire corn crop or the yield of your corn crop is reduced due to adverse weather, environmental or other conditions or occurrences, or if your corn crop is insufficient for any other reason, you may need to purchase corn in the open market to meet your delivery obligations to us. Failure to deliver corn when required could result in the redemption of your capital units by the new LLC for $.20 a capital unit.

        There is no public market for the capital units.    We do not intend to apply for listing of the capital units on any stock exchange or on The Nasdaq Stock Market. The new LLC's Operating Agreement contains extensive restrictions on transfer of the capital units. In addition, transferability of the capital units is restricted by federal and state law. It may be difficult or impossible for you to sell your capital units when you desire to do so. Therefore, you may be required to bear the economic risks of owning the new LLC's capital units for an indefinite period of time.

        There are significant restrictions on transferring the capital units.    To maintain preferential partnership tax status, the capital units may not be traded on an established securities market or readily tradable on a secondary market. To help ensure that a market does not develop, the new LLC's Operating Agreement prohibits transfers other than through the procedures specified in our Capital Units Transfer System. Under this system, the Board will generally approve transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the federal tax code. Permitted transfers include transfers by gift or sale to qualified family members, transfers upon death of a member and, under certain circumstances, block transfers of amounts exceeding 2% of the total outstanding capital units. The new LLC is planning to implement a capital units transfer service, which you may use to attempt to sell your capital units. If you transfer units in violation of the publicly traded partnership rules or without the prior written consent of the Board, the new LLC will consider the transfer to be null and void and will have the option to redeem your capital units. These restrictions on transfer could reduce the value of your capital units.

        The new LLC's Operating Agreement contains provisions that may delay, defer or prevent a change in control and make removal of its management more difficult.    The new LLC's Operating Agreement provides for a staggered board of managers which could delay efforts by members to replace managers to effect a change in control. The new LLC's Operating Agreement also provides the Board of Managers with sole discretion to refuse to admit new members, which could prevent a change in control or make removal of management difficult. In addition, the new LLC's Operating Agreement requires the affirmative vote of a majority of members or a 75% super majority of the Board of Managers to remove a manager, the affirmative vote of a majority of members to increase or decrease the size of the board, and a 75% super majority of the Board of Managers to remove an officer. Finally, the new LLC's Operating Agreement imposes significant restrictions on the transferability of capital units which could delay, defer or prevent a change in control.

        The new LLC may seek additional equity financing in the future, which could cause dilution to your investment in the new LLC and reduce your percentage equity interest.    Under the new LLC's Operating

Agreement, the Board of Managers has the ability to issue additional capital units, including new classes of units that may have rights and powers senior to those being issued to the Cooperative's members as part of the reorganization. You will not have preemptive rights to purchase additional, newly created capital units of the new LLC, and your equity ownership percentage may be diluted as a result.

        The new LLC's Operating Agreement requires the affirmative vote of the majority of the voting members of the new LLC to approve any merger or consolidation which may make it difficult for members to approve transactions that may be beneficial to you and the other members.    Under the new LLC's Operating Agreement, the sale, lease or other disposition of substantially all of the new LLC's assets must be approved by a majority of the voting members of the new LLC. Acquiring this approval may delay or prevent the approval of transactions that are beneficial to the members of the new LLC because it may be difficult to obtain votes from a majority of the members rather than just a majority of the members who attend or vote at a meeting. It may also be difficult to obtain approval from a majority of the members for such transactions because the Board of Managers of the new LLC will exercise substantial control over the admission of new members and transfer of membership interests.

Risks Related to Conflicts of Interest

        There are significant conflicts of interest in our business structure.    Conflicts of interest exist in the structure and operation of Northern Lights' business, and we cannot assure you that these conflicts will not harm Northern Lights' business. Because our managers and officers are in a position to substantially influence Northern Lights' business, conflicts of interest may arise. The interests of managers or officers may not be the same as yours and you should take this into account when considering the Board's recommendation. In addition, Broin Investment I, LLC owns a 22.84% interest in Northern Lights and has the power to elect two representatives to Northern Lights' Board of Managers and has significant influence over Northern Lights' management and operations, which could result in conflicts of interest. Broin and Associates designed and constructed the Northern Lights' plant, and Broin Management manages all aspects of the day-to-day operations of the plant. Ethanol Products, LLC, also a Broin affiliate, markets the ethanol produced at the plant, and Dakota Commodities, another Broin affiliate, markets the distiller's grain with solubles. All of these companies are Broin affiliated entities and are commonly owned and controlled. Because Broin and its affiliates are in a position to significantly influence the plant's business, conflicts of interest may arise. The interests of Broin and its affiliates may not be the same as yours.

        The Northern Lights' Board of Managers cannot meet unless a Broin representative is present.    Broin Investment I, LLC has the power to elect two representatives to Northern Lights' Board of Managers. In addition, under Northern Lights' Operating Agreement, the presence of at least one Broin representative is required for a quorum of managers. The required presence of a Broin representative may make it difficult for Northern Lights' Board to take action that would be adverse to Broin's interest but beneficial to the other members of Northern Lights.

        We have not established any mechanisms or procedures for handling potential conflicts of interest between the various Broin entities and us.    Although we will examine from time to time the conflicts of interest that may exist between the various Broin entities and us, we have not established any formal procedures or mechanisms to address or resolve any conflicts of interest. If a dispute arises between the various Broin entities and us that cannot readily be resolved, the conflict may interfere with the successful operation of the plant and could reduce our profitability, which could reduce distributions to you.

        The various Broin entities have different and conflicting financial interests.    Each Broin entity, with the exception of Broin Investments I, receives compensation and fees for its services to Northern Lights, and Broin Investments I may receive distributions through its ownership of capital units of

Northern Lights. These relationships create conflicts of interest. For example, Broin Investments I may have a conflict of interest in making decisions in its capacity as a member of Northern Lights and as a participant on its Board of Managers, because those decisions may affect the compensation and fees to be received by other various Broin entities. Broin Investments I will also similarly experience conflicts of interest in any decisions which need to be made regarding whether the various Broin related entities have complied with their agreements or whether to modify, extend or continue those contracts.

        The various Broin entities may experience conflicts of interest due to the other businesses in which they are involved or interested.    With the exception of the plant general manager and plant technical manager, the various Broin entities that provide services to Northern Lights are not required to devote their full time or attention to Northern Lights, and they are and will continue to be involved in other ethanol related businesses and possibly other businesses or ventures, including ownership interests in other ethanol plants that may compete with Northern Lights. The various Broin entities will therefore experience conflicts of interest in allocating their time and services between Northern Lights and their various other business ventures. One or more of the Broin entities may have financial or other incentives to devote more time and attention or otherwise favor other businesses over Northern Lights. The various Broin entities' other businesses and ventures may also cause them to not have sufficient time to properly and fully fulfill their various duties and obligations to Northern Lights.

        Key persons of the various Broin entities may be lost and may also have conflicts of interest.    The various Broin entities each rely upon key persons for the proper operation of their businesses. There is no assurance or guarantee of their continued services to the various Broin entities, and those persons may also provide services to others. The conflicts of interest noted in the immediately preceding paragraph are therefore also applicable to those persons.

        The fees payable to Broin Management may cause conflicts of interest for Broin Management in making marketing decisions.    A portion of the fee payable to Broin Management is a $250,000 annual management fee paid in monthly installments. The other portion of the fee is a 5% incentive fee based upon the audited annual net income of the plant payable on a trimester basis. Broin Management could defer or make certain business decisions during a particular trimester that would maximize its fee instead of Northern Lights' long-term best interests. Broin Management may also experience conflicts of interest in rendering its management advice and services given the compensation and fees that Northern Lights pays to the various other Broin entities, especially if the management advice would result in a lowering of the compensation or other fees payable to the other Broin entities. Broin Management's management fee is payable whether the plant is profitable or not, but the annual incentive fee is payable only if the plant is profitable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This information statement/prospectus contains forward-looking statements involving future events, future business and other conditions, our future performance, and our expected operations. These statements are based on management's beliefs and expectations and on information currently available to management. Some of the sections of this information statement/prospectus that use forward-looking statements include, without limitation, "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Forward-looking statements may include statements which use words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "predict," "hope," "will," "should," "could," "may," "future," "potential," or the negatives of these words, and all similar expressions.

        Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Our actual results or actual business or other conditions may differ materially from those contemplated by any forward-looking statements and we are not under any duty to update the forward-looking statements contained in this information statement/prospectus. We cannot guarantee future results or performance, or what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document.

THE SPECIAL MEETING

General

        The Board of Directors of the Cooperative is presenting the accompanying ballot for use at the special meeting of members to be held on [meeting date] at 7:00 p.m., local time, at the Milbank High School, Milbank, South Dakota, and at any adjournments or postponements of the special meeting. This document and the enclosed ballot form are being mailed to the Cooperative's members beginning on or about [document date].

Matters to be Considered

        The primary purpose of the special meeting will be to formally cast votes regarding the reorganization of the Cooperative into the new LLC in accordance with the Plan of Reorganization, a copy of which is attached hereto as Appendix A.

Who Can Vote

        The Cooperative's members of record at the close of business on [record date], are entitled to notice of and may vote at the special meeting. On [record date], there were 650 members entitled to vote. Each member has one vote. If at least 38 members, are present or represented by mail ballot at the special meeting, a quorum will exist.

How You Can Vote

        To vote on the proposed reorganization, you must use the mail ballot accompanying this document or attend the special meeting. The Cooperative's Bylaws prohibit voting by proxy. If you are unable to attend the special meeting, you can mail or personally deliver the ballot to the Cooperative. Two envelopes, one to hold the ballot and one to return the envelope containing the ballot, are enclosed for your convenience. The Cooperative must receive your ballot by noon on [meeting date], in order for your vote to be counted. You may revoke your ballot at any time up to when votes are actually tallied at the special meeting by providing us a revocation notice in writing.

Votes Required

        The affirmative vote of 75% of the members present, in person or by mail ballot, at the special meeting is required to approve the reorganization of the Cooperative into the new LLC. The Board of Directors of the Cooperative unanimously approved the Plan of Reorganization and recommended submitting it to a vote by the members, but none of the directors or other members has formally indicated how he intends to vote as a member. As of the record date, the directors and officers of the Cooperative and their affiliates owned 20 shares of voting common stock. Therefore, if the minimum number of members needed to constitute a quorum voted at the special meeting and all of the directors and their affiliates vote in favor of the reorganization, the directors and their affiliates would need only nine additional votes to approve the Plan of Reorganization.

THE REORGANIZATION

Reasons for the Reorganization

        The Cooperative's Board of Directors determined the structure and terms of the reorganization from a cooperative into a limited liability company after extensive investigation of the anticipated tax and other impacts of the reorganization on the Cooperative and its members. In determining whether to reorganize into a limited liability company, the Cooperative's Board considered numerous factors. The following is a brief discussion of those factors.

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  The Board concluded that continuing as a Cooperative was undesirable because the IRS is taking an increasingly conservative view of what constitutes patronage income. While federal tax regulations do not define patronage income, non-patronage income means incidental income derived from sources not directly related to the marketing, purchasing, or service activities of a cooperative. Accordingly, because approximately half of the Cooperative's income is expected to be generated from corn purchased on the open market and not from the members of the Cooperative, there is a risk that a large portion of the income could be reclassified as non-patronage income and thus taxed at the entity level before distribution to members.

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  Members would be required to pay self-employment taxes on the Cooperative's patronage dividends. Self-employment taxes are imposed on income from self-employment in order to provide those who work for themselves, such as independent contractors, sole proprietors, and general partners, with social security and disability benefits that employees have through the withholding of "FICA" taxes from their wages (and salaries). The IRS has not published authoritative rules determining whether a member of a limited liability company is exempt with respect to his share of company income, although it has proposed new rules. Although our tax counsel believes that the new LLC members will generally not be subject to self-employment taxes under current law, we cannot assure you that self-employment taxes would never be applied to a member's distributive share of the new LLC's income.

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  The limited liability company form permits an expanded universe of potential members. A cooperative is generally required to limit its equity owners to producers and to distribute its earnings to members based on the amount of corn each member delivers to the company, rather than the value of each member's investment; limited liability membership is not similarly restricted. The Board believes that, while no assurances can be given, the liquidity of members' equity interests may some day be enhanced if membership in the new LLC is opened up to a broader range of investors, including investors who are not producers. The Board also believes that permitting investors who are not producers to be members of the LLC may be beneficial to members because it will allow members who cease or retire from farming to retain their membership in the new LLC.

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  The reorganization constitutes a taxable transaction, so it was important to obtain a valuation of the Cooperative's assets, on which the tax consequences of the reorganization at both the company and the member level depend. As a result, the Board has relied on an appraisal performed by Dakota Appraisal and Consulting, Ltd. indicating that the value of the Northern Lights' leasehold interest on an as-built and operating basis would be $50 million and a supplement to that appraisal dated March 12, 2002, finding that the value of the Cooperative's 77.16% interest in Northern Lights is $12,500,000. An update to this appraisal supplement will be completed as of the reorganization date if the reorganization is approved. Based on the valuation contained in the appraisal and appraisal supplement, and assuming this value is confirmed in the updated appraisal supplement, our tax counsel expects that neither the Cooperative nor its members whose adjusted tax basis in the shares is at least $2.00 per share will realize any gain relating to the reorganization.

        The Cooperative's Board also considered a number of negative consequences of converting to a LLC, but determined that the benefits of the conversion outweighed the potential drawbacks. The following is a brief discussion of the potential negative factors and the Board's rationale for proceeding with the reorganization.

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  If the new LLC seeks additional equity financing, members' interests in the Cooperative could become diluted because members of the new LLC do not have preemptive rights. The Board believes that because the new LLC's Operating Agreement provides that each member of the new LLC has only one vote, the dilutive effect of additional equity financing would lessen any potential negative effect on members. The Board also determined that it would be more beneficial to members to have the potential of increased liquidity and additional sources of capital than preserve each member's percentage equity interest.

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  In order for the new LLC to pass its taxable income through to its members, it must comply with very restrictive publicly-traded partnership regulations. Failure to comply would result in the new LLC being taxed at the entity level. The Board believes that the risk of the new LLC being classified as a publicly traded partnership can be minimized by requiring members to comply with the procedures of the Capital Units Transfer System that the new LLC will establish. The Board also concluded that the potential risk of the new LLC being classified as a publicly traded partnership was outweighed by the greater risk that a large portion of the Cooperative's income would be reclassified as non-patronage income and taxed at the entity level before distribution to members.

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  Employees or members of the Board of Managers who own capital units of the new LLC individually may be subject to self-employment tax. Specifically, Board members' per diem compensation for attending meetings and related services would be subject to self-employment tax and wages of employees owning capital units would be treated as a distribution and would be subject to self-employment tax. Our tax counsel, however, advised the Board that the negative tax consequences for these individuals could potentially be mitigated by transferring the new LLC capital units to a family member or newly-formed S-corporation. The Board concluded that because only a limited number of members would be affected by this negative consequence, and the tax effect could likely be minimized by tax planning, the overall tax benefits of the reorganization to the members of the Cooperative outweighed this negative factor.

        The Board also considered alternative courses of action that would be available to the Cooperative. The Board, for example, considered the following:

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  continuing to operate as a cooperative and, if necessary, challenging any legal ruling related to non-patronage income;

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  continuing to operate as a cooperative and treating any non-patronage source income as such and incurring the entity-level tax; or

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  requiring the Cooperative's members to contribute 77.16% of the corn requirement for the Northern Lights' plant, which would match the Cooperative's ownership of Northern Lights.

        The Board ultimately decided to reject these alternative courses of action because any legal challenge to the treatment of non-patronage income created too much financial uncertainty and increasing member corn delivery requirements was generally not seen as feasible because many members could not produce enough corn to deliver to the plant and continue to have a sufficient supply of corn available to feed to their livestock.

        This discussion of factors the Board considered is not intended to be exhaustive, but is believed to include all material factors. In reaching its determination to approve and recommend the reorganization, the Board did not quantify or assign a relative weight to the above factors.

Recommendation of the Board

        The Cooperative's Board has unanimously approved the Plan of Reorganization. The Board believes that it is in the best interests of the Cooperative and its members to convert from a Cooperative into a limited liability company. Accordingly, the Board has unanimously approved the Plan of Reorganization and recommends that members of the Cooperative vote "FOR" adoption of the Plan of Reorganization. If the reorganization is not consummated for any reason, the Board presently intends to continue to operate the Cooperative in its current cooperative form.

Tax Treatment

        The reorganization will be a taxable event to Northern Growers Cooperative and its members. Please see "Federal Income Tax Considerations" below for a discussion of important tax matters.

Accounting Treatment

        For financial statement purposes, the transfer of interests between the Cooperative and the new LLC will be accounted for as an exchange between related parties. An exchange between related parties of an asset not held for sale in the ordinary course of business for a similar asset or an equivalent interest in the same asset does not culminate an earnings process. As such, the exchange will not result in a gain or loss being recognized for financial statement purposes, and the book basis of assets and liabilities will be transferred from the Cooperative to the new LLC.

Regulatory Approval

        Other than the Securities and Exchange Commission declaring the registration statement on Form S-4 effective and the approval of any necessary state securities authorities, no federal or state regulatory requirements must be complied with or approval must be obtained in order to proceed with the proposed reorganization.

Absence of Dissenters' Rights

        Northern Growers Cooperative members who object to the reorganization of the Cooperative into the new LLC will have no appraisal or dissenters' rights under South Dakota law and will not have any right to receive cash instead of capital units of the new LLC.

Federal Securities Law Consequences

        Under the federal securities laws, capital units of the new LLC received in the reorganization by persons who are not affiliates of the new LLC (as defined in the Securities Act of 1933) may be resold immediately if done pursuant to and as allowed by the Operating Agreement of the new LLC. Capital units of the new LLC received in the reorganization by "affiliates" of the new LLC may be resold only pursuant to further registration under the Securities Act, in compliance with Rule 145 under the Securities Act, or in transactions that are exempt from registration under the Securities Act. These restrictions are expected to apply to the managers and executive officers of the new LLC.

        This document cannot be used in connection with resales of capital units received in the reorganization by persons who are affiliates of Northern Growers Cooperative or the new LLC.

THE PLAN OF REORGANIZATION

        The following is a summary of the material terms of the Plan of Reorganization, which is incorporated into this Information Statement/Prospectus by reference. Please review this agreement in Appendix A.

General

        Whetstone Ethanol, LLC, was formed on April 1, 2002, to be the successor to the Cooperative and to effectuate the reorganization. Under the Plan of Reorganization, if approved, the following will occur:

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  The Cooperative's entire business, including all of its assets and liabilities, will be transferred to the new LLC;

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  Each member of the Cooperative will receive capital units of the new LLC equal in number to each member's equity shares in the Cooperative immediately prior to the reorganization;

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  Each member of the Cooperative who signs the Operating Agreement of the new LLC and consents to the assignment of the member's Member Agreement will have voting and other rights in the new LLC that are similar to those held in the Cooperative;

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  The Cooperative will be liquidated and dissolved; and

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  Whetstone Ethanol, LLC will change its name to "Northern Growers, LLC."

The directors and officers of the Cooperative will be the initial managers and officers of the new LLC.

Conversion of Equity Interests; Treatment of Membership Stock

        If the reorganization is approved, each member of the Cooperative will automatically become a member of the new LLC and will have voting rights in the new LLC if the member signs its Operating Agreement and consents to the assignment of the member's Member Agreement. All outstanding equity shares of the Cooperative will be converted automatically into capital units of the new LLC on a one-to-one basis, and all voting shares of the Cooperative will be cancelled.

        Any member of the Cooperative who does not sign the Operating Agreement and consent to the assignment of the member's Member Agreement to the new LLC will be entitled to the full economic benefits and subject to the tax consequences of owning the capital units, but will not have any voting rights. In addition, the new LLC will have the right to redeem for $.20 per unit the capital units of any member who does not sign the Operating Agreement of the new LLC and consent to assignment of the member's Member Agreement to the new LLC within 12 months of the reorganization. The new LLC will also have the right to redeem your capital units at a price of $.20 per capital unit upon any of the following events:

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  if you try to transfer your capital units without following the procedures required by the Operating Agreement;

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  if you become the beneficial owner of less than 5,000 capital units and do not remedy such failure to meet the minimum investment requirement within 240 days;

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  if you breach your obligations under your Member Agreement or Corn Delivery Agreement and do not cure such breach after we send you written notice; or

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  if you become bankrupt and the new LLC is not able to sell your capital units within 240 days through the Capital Units Transfer System.

Exchange of Certificates

        If the reorganization is approved, we will send you instructions for sending in your certificates for voting and equity shares of the Cooperative in exchange for the new LLC capital unit certificates.

Effective Time

        If approved by the members of the Cooperative, the reorganization will occur on [completion date], the day after the special meeting.

Conditions to Consummation of the Reorganization

        The reorganization will not be consummated unless:

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  We receive the approval of 75% of the Cooperative's members voting at the special meeting;

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  There is no injunction, restraining order or order of any nature enjoining the reorganization; and

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  The registration statement, of which this Information Statement/Prospectus constitutes a part, is effective and no proceedings have been commenced to stop its effectiveness.

APPRAISAL

        Because of the importance of fair market value in evaluating the tax consequences of the proposed reorganization, the Cooperative has retained Dakota Appraisal and Consulting, Ltd. of Bismark, North Dakota, to appraise the value of the Northern Lights' leasehold interest and the Cooperative's 77.16% interest in Northern Lights, which will be deemed to have been constructively distributed to the Cooperative's members.

        Dakota Appraisal and Consulting, Ltd., as part of its appraisal business, engages in the valuation of commercial, industrial, farmland and residential properties, with experience in commercial and industrial buildings, grain elevators, farms and ranches, resorts, medical clinics, financial institutions buildings, truck stops and other specific use property appraisal. Dakota Appraisal and Consulting, Ltd. was initially retained to provide U.S. Bank National Association with an appraisal of Northern Lights' leasehold interest, which serves as the primary collateral for Northern Lights' construction loan. On November 9, 2001, Dakota Appraisal and Consulting, Ltd. issued a Complete Appraisal, Self-Contained Report for U.S. Bank estimating the market value of Northern Lights' leasehold interest as of September 17, 2001, and estimating the prospective going concern market value of Northern Lights' leasehold interest as of the date of construction completion.

        On March 12, 2002, Dakota Appraisal and Consulting, Ltd. issued an Appraisal Supplement to the Cooperative's Board relating to the Cooperative's 77.16% interest in Northern Lights. The appraiser will update the appraisal as of the date the reorganization is consummated. The Board obtained the supplement to the appraisal in connection with its consideration of the reorganization into a limited liability company. The Board selected Dakota Appraisal to value the Cooperative's 77.16% interest in Northern Lights because Dakota Appraisal had previously performed an appraisal of Northern Lights for U.S. Bank and could therefore perform the appraisal of the Cooperative's interest at a lower cost than other appraisal firms. Before conducting the appraisal of Northern Lights for U.S. Bank, Dakota Appraisal did not have any prior relationship with the Cooperative, Northern Lights or any of the affiliated Broin entities. The Cooperative did not provide any valuation figures to the appraisal firm. As described below, the Cooperative and Broin and Associates did provide Dakota Appraisal and Consulting, Ltd. with information about the appraised property and plans and specifications for the Northern Lights' ethanol plant. As of May 31, 2002, the Cooperative has paid the appraiser directly $1,250 for the Appraisal Supplement and the other fees for the appraisal were paid as a part of the U.S. Bank loan fees.

        The Appraisal Supplement will be updated as of the date of the reorganization, because the tax code requires that the value be determined as of that date. Although we do not anticipate that the valuation contained in the updated Appraisal Supplement will change significantly, there may be changes in our business or industry or in the amount of the Cooperative's current assets or liabilities prior to the time of that updated Appraisal Supplement. If prior to the effectiveness of the reorganization, we become aware of any information that would reasonably lead us to believe that the final valuation will be materially higher, we will re-circulate a revised prospectus/information statement to resolicit the vote of the Cooperative's members. We cannot assure you that the updated appraisal valuation will not change significantly.

Summary of the Appraisal and Appraisal Supplement

        The appraisal of Dakota Appraisal and Consulting, Ltd. estimates the prospective going concern market value of Northern Lights' ethanol plant as completed in accordance with the plans and specifications and in stabilized operation to be $50,000,000. Taking into account a discount for marketing the Cooperative's partial interest, the Appraisal Supplement estimates the fair market value of the equity value of the Cooperative's 77.16% membership interest in Northern Lights at $12,500,000.

        The following is a summary of the appraisal and the Appraisal Supplement.

        Subject Property.    The subject property of the appraisal consists of a leasehold interest or ground lease in the land located near Milbank, South Dakota and an ownership interest in any completed improvements to the land and furniture, fixtures, and equipment, personal property, trade fixtures, and all other intangible items used in the complete operation of an ethanol plant, such as marketing and management skill, assembled work force, and working capital. The ethanol plant is located on land owned by Big-Stone Grant Industrial Development & Transportation, L.L.C. and leased to Northern Lights for a 99-year term. The subject property of the Appraisal Supplement is the Cooperative's 77.16% interest in Northern Lights.

        Purpose of the Appraisal and Client.    The purpose of the appraisal was to develop an opinion of the prospective going concern market value of Northern Lights' leasehold interest for the purposes of assisting in underwriting its loan agreement with U.S. Bank. The purpose of the Appraisal Supplement was to develop an opinion of the prospective market value of the Cooperative's 77.16% membership interest in Northern Lights for the purposes of transferring the Cooperative's interest in Northern Lights to the new LLC.

        Definitions.    The appraisal uses the following definitions of "market value," "leasehold interest," and "going concern value":

          Market Value.    The most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of good title from seller to buyer under conditions whereby:

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    buyer and seller are motivated;

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    both parties are well informed or well advised, and acting in what they consider their own best interests;

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    a reasonable time is allowed for exposure in the open market;

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    payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

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    the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted to anyone associated with the sale.

          Leasehold Interest.    The interest held by the lessee (the tenant) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

          Going-Concern Value.    The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.

        Highest and Best Use.    The appraisal concludes that if the plant site were vacant, its highest and best use would be for agricultural related development, and that the highest and best use of the property as improved is a completed ethanol fuel plant. The criteria considered in determining the highest and best use include legal permissibility, physical possibility, financial feasibility and maximum profitability.

Scope of the Appraisal

        The appraisal report has been prepared in compliance with the Uniform Standards of Professional Appraisal Practice. In connection with the appraisal, Dakota Appraisal and Consulting, Ltd., among other things,

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  reviewed plans and specfications for the ethanol plant;

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  discussed with a representative of Broin and Associates plans and specifications for the ethanol plant;

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  gathered industry information from the Renewable Fuels Association, the American Coalition for Ethanol, the Governors' Ethanol Coalition, the United States Department of Agriculture, the National Corn Growers Association, and the South Dakota Corn Growers Association, including summaries of the history of the industry, a report on the economic outlook for the ethanol industry for 1996 to 2002, summaries of worldwide demand and production of ethanol, lists of existing ethanol plants and plants under construction and expansion, a report regarding the demand for ethanol in South Dakota and South Dakota production incentives, a report on the economic benefits to the rural communities where ethanol plants are located, news reports regarding support by government leaders for the ethanol industry and current government actions affecting the industry;

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  conducted an on-site inspection of the operating, almost identical Dakota Ethanol, LLC ethanol plant located in Wentworth, South Dakota;

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  gathered information regarding the subject property from local government officials and the personal inspection of the subject property;

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  reviewed a Business Plan regarding the ethanol plant prepared by Broin and Associates in connection with the initial development of Northern Lights that included a schedule of values and estimated costs for the ethanol plant, market explanation, five year income and expense projections based on worst case, average case, and best case scenarios;

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  reviewed the Contract for Future Services between Broin and Associates and Northern Lights regarding the then anticipated terms of the design/build agreement, management agreement, and ethanol marketing agreement, the Lease Agreement between Northern Lights and Big Stone-Grant Industrial Development and Transportation, LLC, the Management Agreement between Northern Lights and Broin Management, LLC, and the Northern Lights Ethanol, LLC Member Control Agreement to develop an opinion of the value of the Northern Lights' ethanol plant and an appropriate discount for the 77.16% ownership interest of the Cooperative; and

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  compiled regional, state, city, county and neighborhood data from several sources.

        The appraiser assumed that the completed subject improvements would not contain any environmental hazards and that the plant would be constructed in compliance with the Americans with Disabilities Act requirements.

Extraordinary Assumption

        The prospective opinion of market value of the ethanol plant set forth in the appraisal was based on the extraordinary assumption that the proposed ethanol plant would be completed in accordance with the plans and specifications and would be in stabilized operation as of November 2002. This extraordinary assumption was appropriate because a prospective value opinion is intended to reflect the current expectations and perceptions of market participants along with factual data. In fact, the plant became operational in June 2002.

Valuation Process

        The appraisal considered the cost and income capitalization approaches to valuation in determining the as-complete going concern market value of the Northern Lights' ethanol plant. The following is a summary of the results of the appraiser's analysis, which is described in further detail in the subsequent sections:

Appraiser's Determination of Value Indicated By:
Cost Approach	$48,825,000
Income Capitalization Approach	$57,500,000
Appraiser's Estimate of Market Value	$50,000,000

        Cost Approach.    The cost approach estimates value by determining how much it would cost to build a new or replace an existing facility. Specifically, the value of the property is estimated by determining the dollar amount to construct an exact duplicate of the property at current prices (or the dollar amount to construct a facility having the same utility), less depreciation, plus the value of the landsite. The appraiser developed an approximately $48,825,000 indication of value based upon the cost approach calculated as follows.

Estimated Cost New	$48,800,000
Less Accrued Depreciation	-0-
Plus Site's Market Value	+ 25,000

$48,825,000

        Site Valuation.    In estimating site value, the subject property's site value is first computed based on the implied price/value in the lease agreement between Big Stone-Grant Industrial Development & Transportation, L.L.C. and Northern Lights. The appraiser computed the implied/price value by capitalizing the net income on the lease over an appropriate rate of return. The appraiser calculated the range of capitalized market value using a 6% rate of return which is more applicable for farmland and a 9% rate of return which is more applicable to commercial or industrial land. The appraiser then compared this range of valuation with the value and price range of area cropland verified by the local Director of Tax Equalization and the South Dakota Department of Revenue. Based on available market evidence, the appraiser concluded that the site's fee simple market value was $25,000. The appraiser further considered whether a discount to the market value was necessary for the market perception of purchasing improvements located on a leased site, but determined that the long-term nature of the lease, the approximate market value of the lease terms, and the relatively straightforward lease terms would not result in a measurable discount to the market value.

        Replacement Cost.    The appraiser estimated replacement cost from the actual and bid costs of the subject improvements and the costs of reasonably similar newly constructed ethanol plants. The appraiser determined that Northern Lights' total projected costs of $48,800,000 for a 40 million gallon plant were reasonable compared to other costs for similar newly constructed ethanol plants using a per gallon of capacity cost comparison. The appraiser compared the per gallon capacity cost of the Northern Lights' plant with the Dakota Ethanol, LLC plant in Wentworth, South Dakota; the Ethano12000, LLP plant in Bingham Lake, Minnesota; and the Glacial Lakes Corn Processors plant in Watertown, South Dakota. The appraiser determined that these three plants were reasonably similar to the Northern Lights' plant because their locations were relatively close to Milbank, because they were either recently built, expanded or under construction, and because they were considered to be state-of-the-art. In addition, the appraiser determined that no reduction for accrued depreciation was necessary because the improvements would be new with no physical deterioration, the plant would be state-of-the-art with no apparent functional obsolescence, and the plant would be financially feasible with no measurable external or economic obsolescence.

        Income Capitalization Approach.    The income capitalization approach estimates the present worth of future economic benefits. Specifically, the income capitalization approach is a valuation technique in which the anticipated net operating income of a business is projected at a rate commensurate with the current market which would attract a prudent owner/operator to this type of investment, thereby reflecting the value of the income-producing investment. The appraiser developed an approximately $57,500,000 million indication of value using the income capitalization approach based on financial projections and historical data, calculated as follows:

Estimated Net Income Capitalization Rate for Business	=	$11,500,000 20%	=	$57,500,000

        The income analysis and/or income projection and results thereof calculated by the appraiser are based upon assumptions believed to be reasonable by the appraiser. The accuracy and completeness of the analysis depends upon, and will be affected by, future events and conditions, including but not limited to general economic conditions, none of which can be accurately predicted at this time with any degree of certainty.

        Calculation of Estimated Net Operating Income.    Because the ethanol plant has no historical operating information, the appraiser based the plant's estimated net operating income on projections provided by Broin and Associates in the plant's business plan correlated, where possible, to direct and indirect market evidence.

        Calculation of Overall Capitalization Rate.    The overall capitalization rate represents the annual rate of return necessary to attract investment capital for a particular property. Since properties or businesses are generally purchased with a combination of debt and equity capital, one technique to determine the capitalization rate is through long-term interest rates, which measure return to debt holders, and equity dividend rates, which measure return to equity owners.

        A lender usually anticipates receiving a competitive interest rate based on the perceived risk of the investment and a requirement that the loan principal be repaid through periodic amortization, usually a period of years. Owners/operators (equity investors) anticipate receiving a competitive equity cash return based on the perceived risk of the business or they will invest their funds elsewhere. The overall capitalization rate must satisfy the market return requirements for both lenders and equity owners. This requires establishing appropriate estimates of the interest rates and other loan terms, the equity dividend rate and the debt to equity ratio.

  •
  Interest Rate and Terms.  To determine the appropriate interest rate and terms to use, the appraiser interviewed representatives of U.S. Bank, Northern Lights' lender, and a competing bank. The representatives indicated that mortgage interest rates for the plant should approximate 8.25% to 8.75% and that the loan would be amortized over ten years and have a loan-to-value ratio not exceeding 75%. The appraiser assumed monthly repayment of the loan. Using these factors, the appraiser then calculated the annual mortgage constant to be .1488, which is the rate of return that the lender would expect to receive on the debt. The mortgage constant is a mathematical function of the interest rate, the frequency of the amortization, and the amortization term of the loan, and the computation is made using a financial calculator or financial tables.

  •
  Equity Dividend Rate.  With regard to equity dividend rates, the appraiser noted that the extraction of equity dividend or overall rates from direct market evidence was unavailable because there is no comparable sales information. The appraiser considered equity return rates of regional restaurants, motels and convenience stores as well as the historical annual return rate and financial objectives of ConAgra Foods available in its 2001 Annual Report. The appraiser selected ConAgra Foods to arrive at the equity dividend rate because ConAgra is an agricultural industry leader that has publicly available information on its return on common equity. Based on this information, the appraiser concluded that the ethanol plant's anticipated equity dividend rate would fall in the range of 25% to 30%.

        Based on the foregoing considerations, in determining an appropriate overall capitalization rate for the Cooperative, the appraiser assumed:

  •
  a loan-to-value ratio of 65% at a 8.5% fixed interest rate with a 10 year amortization schedule;

  •
  the remaining economic life of the business is equal to or in excess of 10 years; and

  •
  the owners in this type of property would typically require a 25% to 30% equity dividend rate before taxes because of risks.

        The appraiser then calculated the overall capitalization rate range to be 18.5% to 20% as follows:

Mortgage Constant (% of Debt Financing)	0.1488 (0.65)	0.1488 (0.65)
+ Equity Dividend Rate (% of Equity Financing)	+ 0.25 (0.35)	+ 0.30 (0.35)

Overall Capitalization Rate	0.1842	0.2017

The appraiser determined that an overall capitalization rate at or near the upper end of this range was appropriate because of the highly specialized business operation of the ethanol plant, the comparatively higher non-liquidity in this type of investment, the considerable dependence on management, and the uncertainty of farm commodity prices. The appraiser therefore selected and applied a 20% overall capitalization rate.

        Sales Comparison Approach.    The sales comparison approach uses sales of like or similar businesses to estimate value. The appraiser determined that the sales comparison approach could not be utilized in this appraisal because too few "similar" operating ethanol plants exist and few, if any, of those "similar" operating ethanol plants have been sold. Further, the uniqueness of ethanol fuel plants prohibits comparisons with sales of other types of processing plants.

        Determination of Market Value.    The differences in the value estimates discussed above are due primarily to the area of emphasis in the approach:

  •
  the Cost Approach emphasizes reproduction or replacement cost of a new plant; and

  •
  the Income Capitalization Approach emphasizes profitability and return on investment.

The appraiser considered both approaches in making the final determination of market value. The appraiser reconciled its analysis under the cost and income approaches to determine that the as-complete fee simple going concern market value of the leasehold interest in the land and ownership interest in the completed improvements generated by the construction of the ethanol plant for Northern Lights would be $50,000,000. Although the use of the income approach would have resulted in a higher market value, $57,500,000, than the use of the cost approach, $48,825,000, the appraiser concluded that the going concern market value as developed by the income approach should be tempered by the realization that even a small fluctuation in any of the commodity prices or expenditures relative to the ethanol plant could have a major impact on the property or ethanol plant's profitability. Yet, the apparaiser concluded that the property's market appeal may include its potential to produce income and that such factor should be partially weighed in the valuation analysis. Therefore, the appraiser concluded that given this potential to generate income, the valuation should be slightly higher than the replacement cost.

Determination of Value of Cooperative's Partial Interest

        Having determined the prospective market value of Northern Lights to be $50 million when complete, the Appraisal Supplement made a number of further adjustments to determine that the value of the Cooperative's 77.16% equity interest in Northern Lights would be $12.5 million. The adjustments were based on several factors, including: (1) lack of liquidity, as it would require an extended marketing period to find a buyer at any price; (2) the increased cost of financing or lack of financing, as some lenders may decline to finance a partial interest; (3) possible litigation and/or legal cost associated with co-ownership; (4) marketing uncertainties, as it relates to possible changes within the ethanol industry that could impact the plant's overall appeal and marketability. Based on these factors, the appraiser considered discount percentages of 10% and 15% in reaching its value estimate for Northern Growers Cooperative's 77.16% partial equity interest in Northern Lights because of the added risk associated with the lack of unilateral control since the Cooperative only has partial ownership of the plant and, even though it controls a majority interest in Northern Lights, Broin has a number of protective provisions that allow it to significantly influce Northern Lights' operations. The appraiser selected the discount percentages of 10% and 15% based on the appraiser's prior experience appraising partial interests and evaluation of the risks of the Cooperative's partial ownership using the appraiser's best judgment. The appraiser caluculated the Cooperative's 77.16% membership interest in Northern Lights taking into account this range of discount percentages as follows:

Leasehold Going Concern of Northern Lights	$50,000,000
Less Existing Permanent Debt	31,100,000

Equity Ownership Interest in Northern Lights	18,900,000
Northern Growers Cooperative's 77.16% Interest in Northern Lights	$14,583,240	$14,583,240
Less Discount for Marketing Partial Interest
15% Discount	2,187,486

10% Discount		1,458,324

Value of Northern Growers Cooperative's Equity Interest in Northern Lights	$12,395,754	$13,124,916

Based on the appraiser's prior experience and using the appraiser's best judgment, the appraiser then concluded that within this range the estimated market value of the Cooperative's 77.16% ownership interest in the completed Northern Lights' ethanol plant would be $12.5 million.

        As of the date of the reorganization the Cooperative anticipates that it will have 6,328,450 equity shares outstanding. Thus, assuming no change in the Appraisal Supplement valuation of $12.5 million for the Cooperative's 77.16% ownership interest as of the date of the reorganization, the per share market value for purposes of determining the taxable gain or loss incurred by the Cooperative's member would be $1.98.

Conclusion

        Other than Dakota Appraisal and Consulting, Ltd.'s commitment to provide an updated Appraisal Supplement as of the reorganization date, the Cooperative and its affiliates have no plans, formal or informal to engage Dakota Appraisal and Consulting, Ltd. for any other valuation assignment. The Cooperative has attached the Letter of Transmittal for the Complete Appraisal and the Appraisal Supplement to this document as Appendix D. You should read these documents to understand the matters considered and the scope of the review made by Dakota Appraisal and Consulting, Ltd. The Complete Appraisal, Self-Contained Report is included as an exhibit to the registration statement of which this document forms a part. See "Where to Find More Information" to find out how to get a copy of the Complete Appraisal, Self-Contained Report.

SELECTED FINANCIAL DATA

        The following represent selected consolidated financial data of the Northern Growers Cooperative and Northern Lights, LLC for and as of the end of the following periods:

	Year Ended December 31, 2001	Period From April 14, 2000 (Inception) to December 31, 2000	Nine Months Ended September 30, 2002	Nine Months Ended September 30, 2001
Gallons Produced	—	—	9,421,591	—

Statement of Operations Data:
Revenues:
Net Sales	$—	$—	$10,304,509	$—
Incentive Income	—	—	3,404,222	—
Interest and Other Income	209,188	1,135	2,438	202,630

	$209,188	$1,135	$13,711,169	$202,630

Costs and Expenses:
Cost of Goods Sold	$—	$—	$9,965,595	$—
Organizational Costs	4,070	28,415	—	4,070
Start-up Costs	263,666	72,423	657,132	196,815
General and Administrative Expense	—	—	753,014	—
Interest Expense	—	—	482,245	—
Other Expense	7,500	—	—	7,500

Total Costs and Expenses	$275,236	$106,809	$11,857,986	$208,385

Provision for Income Taxes	5,780	170	—	$5,780
Net Income (Loss) Before Minority Interest	$(71,828)	$(99,873)	$1,853,183	$(11,535)
Minority Interest in Subsidiary	29,492	—	(461,477)	22,293

Net Income (Loss)	(42,336)	(99,873)	1,391,706	10,758

Basic Weighted Average Shares Outstanding	4,550,751	—	6,328,450	4,533,638

Net Income per Share	$(0.01)	n/a(1)	$0.22	$0.00

Other Data:
Capital Expenditures	$21,401,003	$3,556	$22,393,790	$10,973,970
	As of December 31, 2001	As of December 31, 2000	As of September 30, 2002	As of September 30, 2001
Balance Sheet Data:
Working Capital	$(3,770,672)	$105,627	$3,181,677	$(7,831)
Net Property, Plant and Equipment	24,755,293	3,299	43,946,415	14,951,153
Total Assets	25,314,312	277,808	53,330,333	19,256,851
Long-Term Obligations	5,051,239	—	29,354,833	—
Minority Interest	3,670,508	—	4,131,985	2,580,326
Members' Equity	12,570,431	166,627	13,962,137	12,622,606

(1)
As of December 31, 2000, the Cooperative had received subscriptions for 2,828,000 shares but no shares had been issued. Therefore, for purposes of determining earnings per share, no shares are considered outstanding and the earnings per share calculation is not applicable.

        The organization, development and construction of the plant are discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The results above are not indicative of the ongoing operation of the plant for the periods indicated, since the plant only began grinding corn on June 26, 2002 and did not produce any ethanol until July 5, 2002.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion along with our consolidated financial statements and the notes to our financial statements included elsewhere in this information statement/prospectus. The following discussion contains forward-looking statements that are subject to risks, uncertainties and assumptions, including those discussed under "Risk Factors" and described in this prospectus generally. Our actual results, performance and achievements may differ materially from those expressed in, or implied by, these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Information."

Overview

        Upon completion of the reorganization, the new LLC will own the Cooperative's 77.16% interest in Northern Lights, a company that owns a 40 million gallon ethanol plant near Milbank, South Dakota, which produces ethanol and distiller's dried grains with solubles, or DDGS. Construction began in June 2001 and the plant began production two months ahead of schedule on June 26, 2002.

        The new LLC's fiscal year will end on December 31 of each year.

        The following discussion relates to the operations of Northern Lights.

Background and Objectives

        The Cooperative is a farmer-owned cooperative with 650 members who are residents of South Dakota, North Dakota and Minnesota. Initial equity invested by our shareholders totaled $12,738,940 as of January 2001. The Cooperative has an 77.16% ownership interest in Northern Lights. As of September 30, 2002, Northern Lights had completed approximately three months of operations. Consolidated net income of Northern Lights and the Cooperative for the nine-month period ended September 30, 2002 was approximately $1.85 million; the Cooperative's share of this income was approximately $1.4 million.

Construction Costs

        Northern Lights used the proceeds contributed from the Cooperative's equity offering, which ended in January 2001, as well as funds from its minority member (Broin Investments), its lender and government sources, to construct the plant and related facilities and improvements. A portion of those funds has also been used to purchase the initial inventory of corn, chemicals, yeast and denaturant, which are Northern Lights' major raw materials, and to cover Northern Lights' other operating costs until it began collecting on its receivables. Northern Lights originally anticipated that a total of $43.9 million of debt and equity capital would be necessary to construct the plant, make the necessary capital improvements, and purchase the machinery and equipment. As of September 30, 2002, Northern Lights had incurred approximately $46.1 million in construction costs and had a remaining commitment for the construction of the ethanol plant of approximately $302,000 as a result of approximately $2.5 million in approved change orders.

Results of Operations

        Northern Lights started grinding corn on June 26, 2002, and commenced its principal operations on July 5, 2002. Accordingly, we do not have comparable income, production and sales data for the quarter and nine months ended September 30, 2001.

        Net sales for the nine months ended September 30, 2002 were approximately $10.3 million, consisting of $8.3 million in sales of ethanol (81%) and $2.0 million in sales of distiller's dried grains with solubles (DDGS) (19%).

        In addition to operating income, Northern Lights also earned incentive income of $3.4 million during the nine months ended September 30, 2002. Incentive income represents income Northern Lights receives from federal and state governments in connection with its ethanol production. Northern Lights recorded incentive income of $179,942 from the State of South Dakota for the nine-month period ended September 30, 2002. Under the South Dakota program, Northern Lights is limited to receiving a total of $1.0 million per program year ending on June 30. For the nine-month period ended September 30, 2002, Northern Lights also recorded approximately $3.2 million of incentive income from the United States Department of Agriculture's Commodity Credit Corporation under its Bioenergy Program for the program year ending on September 30, 2002. For the current program year ending September 30, 2003, Northern Lights will be limited to receiving a total of $7.5 million under this program.

        Management anticipates that it may receive less incentive income under the Bioenergy Program in the next program year because the incentive payments are partially based on the increase in gallons of ethanol produced compared to the prior year's production, as opposed to the total number of gallons produced in the current year. Therefore, Northern Lights will receive lower payments under this program in the future because the increase in its production as compared to prior year's will be smaller than for Northern Lights' first year of production. In addition, the incentive programs may not have sufficient funds to cover the allocations to eligible producers in future years, but management is currently unable to predict whether there will be a funding shortfall and what the effect on Northern Lights' allocation will be. Furthermore, although the federal government recently extended the Bioenergy Program an additional five years, it is currently scheduled to expire September 30, 2007.

        Interest income represents income Northern Lights and the Cooperative earned on its cash on hand and short-term investments pending expenditure of the funds for construction, startup and operation costs. For the nine months ended September 30, 2002 and 2001, Northern Lights and the Cooperative had $2,438 and $202,630 of interest income, respectively. The significant decrease is because we used most of our available cash to pay for construction and start-up expenses, which resulted in a low cash balance to earn interest. For the year ended December 31, 2001, Northern Lights and the Cooperative had $209,188 of interest income.

        The Cooperative's non-patronage source income, less its non-patronage source expense, is subject to income taxes. Interest earnings of the Cooperative during the development stage are classified as non-patronage source income that may be offset by non-patronage source expenses during the development stage. The Cooperative has not recognized any deferred tax asset or liability since its cumulative non-patronage source income has equaled or exceeded cumulative non-patronage source expenses. There were no significant differences between book basis of assets and liabilities and their tax basis.

        Northern Lights' cost of goods sold for the nine-month period ended September 30, 2002 was approximately $10.0 million. Beginning in November 2002, the Cooperative's members are required to deliver corn to Northern Lights on a trimester basis, and Northern Lights pays members for their corn based on an average of market prices at predetermined elevators. The Cooperative's members are expected to supply approximately 40% of Northern Lights' corn supply. Prior to November 2002 and for its corn needs in addition to that supplied by the members, Northern Lights purchases corn from other local corn producers on the open market based upon a schedule of prices for current and future delivery prepared by management. Northern Lights has engaged Broin Management, LLC for the hedge and price risk management related to the corn that the plant is required to purchase on the open market.

        Northern Lights incurred general and administrative expense of approximately $753,000 in connection with the commencement of production at the plant on July 5, 2002 and operations through September 30, 2002. After construction of the ethanol plant was completed, Northern Lights recorded interest expense of $482,245 on its construction loan with U.S. Bank for the nine months ended September 30, 2002. Interest incurred on its construction loan prior to the start of operations was capitalized and is included in property, plant and equipment.

        Start-up costs consist of amounts incurred during the development stage related to the operation and management of the ethanol plant which do not qualify as a capitalized cost, including salaries, employee benefits, office expenses, audit costs, legal fees, regulatory compliance expenses, and costs for staff training. Northern Lights incurred start-up costs of $657,132 and $196,815 for the nine months ended September 30, 2002 and 2001, respectively. Organizational costs consist of amounts related to the formation of Northern Lights and the Cooperative. Northern Lights and the Cooperative did not incur any organizational costs for the nine-month period ended September 30, 2002. Northern Lights and the Cooperative incurred $4,070 of organization costs for the nine-month period ended September 30, 2001.

        Northern Lights expects to continue operating its plant at, or above, full capacity for the next twelve months. As of September 30, 2002, all of Northern Lights' anticipated ethanol production for the next twelve months had been contracted for sale to Ethanol Products. Northern Lights expects to have sufficient cash from operations to cover its operating and administrative costs and intends to fund working capital, capital expenditures, and debt service obligations for the next twelve months primarily through cash flows generated from its operating activities, assuming raw materials, energy, and sales prices remain at currently expected ranges.

Liquidity and Capital Resources

        Cash Flow From Operations.    The operating activities of Northern Lights and the Cooperative used approximately $3.5 million and $26,000 for the nine-month periods ended September 30, 2002 and 2001, respectively. For the nine-month period ended September 30, 2002, the cash flow from operations consisted of net income of $1.4 million and net non-cash items of $1.1 million, which were offset by increased working capital requirements of $6.0 million. For the nine months ended September 30, 2001, net income of $11,000 was offset by the minority interest's share of the net loss of $22,000 and by increased working capital requirements of $14,000.

        Cash Flow From Investing Activities.    Northern Lights spent $22.4 million for investing activities during the nine-month period ended September 30, 2002 to complete construction of the ethanol plant. Northern Lights spent $11.0 million for investing activities during the nine-month period ended September 30, 2001 for construction of the ethanol plant.

        Cash Flow From Financing Activities.    Net cash received from financing activities was $26.4 million for the nine-month period ended September 30, 2002, as a result of Northern Lights' receipt of $25.5 million from its construction loan financing and an additional $1.0 million from U.S. Bank for its short-term note. These amounts were offset by $71,000 that the Cooperative paid in financing fees. Net cash received from financing activities was $14.8 million for the nine-month period ended September 30, 2001 as a result of Northern Lights' receipt of $12.5 million from the issuance of common stock to its members and $2.6 million from its minority member. These amounts were offset by $260,000 that the Cooperative paid in financing fees and stock issuance costs of $67,000.

 Contractual Obligations

        The following table provides information regarding the consolidated contractual obligations of Northern Growers Cooperative as of September 30, 2002 as well as its anticipated contractual obligations for railcars as described below in "Business—Transportation and Delivery":

	Total	Less than One Year	One to Three Years	Four to Five Years	After Five Years
Long-Term Debt	$31,100,000	$1,458,000	$4,205,000	$4,757,000	$20,680,000
Land Lease	394,300	2,400	4,800	4,900	382,200
Railcar Obligations(1)	2,280,000	456,000	912,000	912,000	—
Management Agreements	941,000	362,000	579,000	—	—
Unconditional Purchase Obligations	2,026,080	217,080	434,160	434,160	940,680

Total Contractual Cash Obligations	$36,741,380	$2,495,480	$6,134,960	$6,108,060	$22,002,880

(1)
Assumes railcar contractual obligation beginning as of October 2002 and payments of approximately $38,000 per month for a five-year term.

Credit Facilities

        The Cooperative raised $12,738,940 in its equity offering completed in January 2001. All but $238,940 was contributed to Northern Lights in exchange for its 77.16% ownership interest. Broin Investments I contributed $3,700,000 to Northern Lights in exchange for its 22.84% membership interest. Northern Lights has used the capital contributed by the Cooperative and Broin Investments I to pay for a portion of the construction costs and other start-up expenses described under "Uses of Funds" above.

        On July 11, 2001 Northern Lights entered into a Loan Agreement and Note with U.S. Bank National Association, Sioux Falls, South Dakota, for up to $31.1 million in debt financing to fund the balance of the construction costs and other start-up expenses for the ethanol plant. Until the construction loan was converted to a term loan, Northern Lights made quarterly interest only payments to U.S. Bank at a variable rate equal to one percent plus the prime rate announced by U.S. Bank. As of September 30, 2002, the rate on the Note was 5.75% per annum. As of January 1, 2003, Northern Lights restructured the outstanding balance on its Construction Note with U.S. Bank into a $11.1 million variable-rate, non-revolving note; a $15 million fixed-rate note; and a $5 million variable-rate, revolving note. The Construction Loan Agreement remains in effect.

        The $15 million fixed-rate note bears 6.95% interest annually and requires equal quarterly payments of approximately $521,000 with a balloon payment due on December 31, 2007. There is a prepayment penalty if Northern Lights prepays the loan prior to its maturity by any means other than the mandated prepayments calculated based on Northern Lights' excess cash flow under the Loan Agreement. Under the Loan Agreement, Northern Lights is required to prepay U.S. Bank a portion of the principal of the loan by May 1 of each year in an amount equal to 15% of the Excess Cash Flow but not more than 20% of the outstanding principal balance of the loan. The Loan Agreement defines Excess Cash Flow as the net income of Northern Lights before deductions for income taxes, interest expense, depreciation and amortization less expenditures for fixed and capital assets not financed by debt, required principal payments including capitalized lease obligations, and interest expense.

        The $11.1 million variable-rate, non-revolving note bears interest at 1.00% over U.S. Bank's prime rate. This note requires quarterly payments of interest and amortized principal on the basis of a ten-year term. This note is due on December 31, 2007. As of January 1, 2003, Northern Lights' variable rate was 5.25%.

        The $5 million variable-rate, revolving note bears interest at 1.00% over U.S. Bank's prime rate, requires quarterly interest only payments, and is due on December 31, 2007. The revolving feature permits Northern Lights to re-borrow in multiples of $100,000 on a revolving basis, the difference between the outstanding principal amount on the note and $5 million. Northern Lights pays an unused commitment fee of 0.5% per annum that is assessed quarterly on any funds not borrowed under the note. As of January 1, 2003, the outstanding principal amount on the note was $5 million, and the variable rate was 5.25%

        The notes from U.S. Bank are secured by Northern Lights' leasehold interest, easement rights, improvements, equipment, personal property (including general intangibles), and contracts (including an assignment of its interest in the Design/Build Contract with Broin and agreements with Otter Tail Corporation and Northwestern Public Service).

        The Loan Agreement requires that Northern Lights provide U.S. Bank with audited annual and unaudited quarterly financial statements. In addition, it contains minimum debt service coverage ratios, minimum working capital, minimum tangible net worth and other standard negative and affirmative covenants. If an event of default, as defined in the Loan Agreement, occurs, U.S. Bank may terminate the Loan Agreement and declare the entire amount immediately due and owing. Events of default under the Agreement include failure to make payments when due or violation of one or more of the Agreement's covenants.

        On June 5, 2002, Northern Lights executed a promissory note for up to $1 million in favor of U.S. Bank National Association for the acquisition and installation of a regenerative thermal oxidizer, a pollution control device designed to reduce potentially harmful emissions. Northern Lights pays interest on the outstanding balance of the promissory note at a rate of one percent plus the prime rate announced by U.S. Bank. The promissory note is due on May 1, 2003 and is secured by the regenerative thermal oxidizer and a lien on all payments that Northern Lights receives or is entitled to receive under the Commodity Credit Corporation Bioenergy Program.

        On June 10, 2002, Northern Lights received $1,501,199 from the proceeds of tax increment financing issued by Grant County, South Dakota,where the ethanol plant is located. These funds will be repaid by Grant County from the increase in property taxes related to the improvements on the real estate on which the ethanol plant is located.

        On December 15, 2002, Northern Lights executed a promissory note for up to $500,000 in favor of U.S. Bank National Association for the acquisition and installation of a second regenerative thermal oxidizer to supplement the plant's primary regenerative thermal oxidizer. Northern Lights pays interest on the outstanding balance of the promissory note at a rate of one percent plus the prime rate announced by U.S. Bank. The promissory note is due on May 1, 2003 and is secured by the regenerative thermal oxidizers and a lien on all payments that Northern Lights receives or is entitled to receive under the Commodity Credit Corporation Bioenergy Program. Northern Lights expects the second thermal oxidizer to cost approximately $580,000.

Recent Accounting Pronouncements

        The Financial Accounting Standards Board has recently issued Statement 143 regarding Accounting for Asset Retirement Obligations, Statement 145 regarding Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, and Statement 146 regarding Accounting for Costs Associated with Exit or Disposal Activities. Management does not expect the implementation of these pronouncements to have a significant effect on the financial statements.

Critical Accounting Policies and Estimates

        Preparation of our financial statements require estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. Management continually evaluates these estimates based on historical experience and other assumptions we believe to be reasonable under the circumstances.

        The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

        Of the significant accounting policies described in the notes to the financial statements, we believe that the following may involve a higher degree of estimates, judgments, and complexity:

Commitments and Contingencies

        Contingencies, by their nature, relate to uncertainties that require management to exercise judgment both in assessing the likelihood that a liability has been incurred, as well as in estimating the amount of the potential expense. In conformity with accounting principles generally accepted in the United States, we accrue an expense when it is probable that a liability has been incurred and the amount can be reasonably estimated.

Inventory Valuation

        Northern Lights accounts for its corn inventory at estimated net realizable market value. Corn is an agricultural commodity that is freely traded, has quoted market prices, may be sold without significant further processing and has predictable and insignificant costs of disposal. Northern Lights derives its estimates from local market prices determined by grain terminals in its area. Changes in the market values of its corn inventory will be recognized as a component of cost of goods sold. Northern Lights accounts for its work-in-process inventory at the lower of cost or market value on the first-in first-out method.

Long-Lived Assets

        Depreciation and amortization of our property, plant and equipment is provided on the straight-lined method by charges to operations at rates based upon the expected useful lives of individual or groups of assets. Economic circumstances or other factors may cause management's estimates of expected useful lives to differ from actual.

        Long-lived assets, including property, plant and equipment are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Considerable management judgment is necessary to estimate discounted future cash flows and may differ from actual.

Accounting for Derivative Instruments and Hedging Activities

        Northern Lights minimizes the effects of changes in the price of agricultural commodities by engaging Broin Management, LLC to use exchange-traded futures and options contracts to minimize its net positions in these inventories and contracts. Northern Lights accounts for these exchange-traded futures and option contracts and forward purchase and sales contracts at local market prices determined by grain terminals in its area. Changes in the market value of all of these contracts will be recognized in earnings as a component of cost of goods sold.

Dilution

        The new LLC may seek additional equity financing in the future, which could cause additional dilution to you, and a reduction in your percentage equity interest. If you become a member of the new LLC in the reorganization, you will not have preemptive rights to purchase additional units in any subsequent offering to preserve your equity ownership percentage.

Quantitative and Qualitative Dislcosures About Market Risk

        Commodities Risk & Risk Management.    To reduce the price change risks associated with holding fixed price commodity positions, Northern Lights has engaged Broin Management to help it manage this risk and develop a hedging strategy. Hedging consists of entering into futures contracts (either a straight futures contract or options futures contract) for the purchase of corn on a regulated commodity futures exchange, the Chicago Board of Trade. As grain is used in the production process, realized gains or losses and option premiums on these positions are recognized as a component of corn cost. While hedging activities reduce the risk of loss from increasing market values of corn, such activities also limit the gain potential which otherwise could result from significant decreases in market prices of corn. Northern Lights' profitability is primarily derived from margins on corn processed, not from hedging transactions. Management does not anticipate that its hedging activity will have a significant impact on future operating results or liquidity. Hedging arrangements do not protect against nonperformance of a cash contract. See "Risk Factors—Operating and Market Risks."

        Foreign Currency Risk.    Northern Lights currently conducts all of its business in U.S. dollars and has no direct risk regarding foreign currency fluctuations. Foreign currency fluctuations do, however, impact the ability of foreign buyers to purchase U.S. agricultural products and the competitiveness of and demand for U.S. agricultural products compared to the same products offered by foreign suppliers.

        Government Incentives and Regulatory Risk.    A large portion of Northern Lights' net income for its first year of operations is expected to be a direct result of government subsidies and financial incentive payments. Management anticipates that Northern Lights will likely have less money available to it under these programs in the future for a number of reasons. First, the Bioenergy Program, under which Northern Lights expects to receive $7.5 million in its first year of operations, is partially based on the increase in gallons of ethanol produced compared to the prior year's production, as opposed to the total number of gallons produced in the current year. Therefore, Northern Lights will receive lower payments under this program in the future because the increase in its production as compared to prior year's will be smaller than that for Northern Lights first year of production. Second, both the Bioenergy Program and the South Dakota producer incentive program have limits on the payments a producer may receive under the programs during each year and during the lifetime of any ethanol plant. Third, these programs have limited funding and, as new ethanol plants begin production and existing ethanol plants increase production, Northern Lights' pro rata share of this limited funding will likely decrease. Fourth, the Bioenergy Program is currently scheduled to end on September 30, 2007, and the federal partial excise tax exemption and credit program is set to gradually decrease over the next five years and to expire in September 2007, unless subsequent legislation is enacted to extend the program beyond that date. See "Risk Factors—Government and Regulatory Risks" and "Business—Background, The Ethanol Industry," for more detailed information on these programs.

        Demand for ethanol is largely driven by federal and state environmental regulations, which are often subject to change. Currently, California is scheduled to phase-out the use of MTBE by January 1, 2004, which management expects will increase demand for ethanol if California is required to continue complying with the Environmental Protection Agency's oxygenated fuel requirement. California, however, postponed the effectiveness of this ban on the use of MTBE for a year from its original effective date of January 1, 2003, although some oil companies have indicated that they will honor the original MTBE ban date. In addition, the United States Senate passed a bill on April 25, 2002, that would phase out the use of MTBE over four years, and require refiners to blend at least 5 billion gallons of ethanol with gasoline by 2012. This bill, however, was not enacted during the 2002 Congressional Session and will need to be reintroduced in 2003. If a law similar to this bill is enacted, management expects that demand for ethanol will increase but that additional ethanol plants will be built to meet the increased demand, mitigating any significant price increases. See "Risk Factors—Government and Regulatory Risks." Additionally, Methanex, a Canadian corporation that is the world's largest producer of methanol, a key component of MTBE, has challeged California's pending ban on the use of MTBE before a North American Free Trade Agreement (NAFTA) tribunal, asserting that California's pending ban is a protectionist measure that benefits the United States ethanol industry and violates NAFTA. If Methanex were to prevail before the NAFTA tribunal, the United States ethanol industry would likely be materially harmed.

Distribution Policy

        The new LLC has not declared or paid any distributions on its capital units. The new LLC will be required under its Operating Agreement, subject to any loan covenants or restrictions imposed on Northern Lights by U.S. Bank, to distribute all but $200,000 of our net cash from operations each year to our members in proportion to the number of units held, provided any such distribution is not otherwise prohibited by law. By "net cash from operations," we mean the gross cash proceeds from our operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of our assets), less the portion thereof used to pay, or set aside for, all of our expenses, debt payments, capital improvements, replacements and contingencies, as determined by our Board of Managers. Any additional distributions will be solely in the discretion of the Board of Managers and we cannot assure you that we will ever be able pay any distributions to our members.

Historical Financial Statements

        Whetstone Ethanol, LLC was formed on April 1, 2002 in anticipation of the reorganization and has not been a separate operating entity. The new LLC has no substantial assets and has earned no income from operations.

        Consolidated audited financial statements of Northern Lights and Northern Growers Cooperative for the year ended December 31, 2001 and the period from April 14, 2000 (inception) through December 31, 2000 and unaudited financial statements for the nine months ended September 30, 2002 and 2001 are located under Appendix C attached hereto and incorporated by reference.

BUSINESS

Background—The Ethanol Industry

        Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Although ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. A typical bushel of U.S. Number Two Corn weighs approximately 54 pounds and typically yields 2.65 gallons of undenatured fuel ethanol. Current annual domestic ethanol production capacity is approximately 2 billion gallons.

        Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which is to say it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

        The Federal Clean Air Act.    The use of ethanol as an additive to gasoline was stimulated by the Federal Clean Air Act, which was significantly amended in 1990. The 1990 amendments mandated the use of oxygenated fuels (with a minimum of 2.7% oxygen by volume) in specific regions of the United States during the winter months to reduce carbon monoxide. Cities, regions and states not meeting minimum clean air standards for these pollutants are required to mandate the use of cleaner-burning fuels. Accordingly, they require that oxygenates be added to gasoline sold in these locations.

        Ten major U.S. metropolitan areas are out of compliance with the Clean Air Act standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Five states, the District of Columbia, and eight metropolitan areas have voluntarily chosen to use RFG to help achieve their clean air goals.

        According to the Renewable Fuel Association's 2001 Ethanol Industry Outlook, approximately 35% of the gasoline sold in the U.S. contains oxygenates. Currently, the most common oxygenate is methyl tertiary butyl ether, or MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. However, since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it is not bio-degradable and has been shown to cause cancer in animals. As a result, MTBE's continued use has raised serious environmental concerns. On March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate. On April 25, 2002, the Senate passed a bill that would phase out MTBE over four years and require refiners to blend at least 5 billion gallons of ethanol with gasoline by 2012. The bill now awaits consideration before the House and Senate Energy Conference Committee.

        Sixteen states have already enacted laws banning or greatly restricting the sale of MTBE. Although some of these bans are currently in effect, the majority become effective at various times over the next five years. California's ban on the sale of MTBE was originally scheduled to become effective on January 1, 2003. On June 12, 2001, the Environmental Protection Agency denied California's request for a waiver of the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. On August 13, 2001, California filed suit against the Environmental Protection Agency seeking to overturn the Environmental Protection Agency's decision. On March 15, 2002, Governor Gray Davis extended the deadline for removing MTBE from California's gasoline supply to January 1, 2004, although four of California's five major oil refiners have indicated that they will honor the original MTBE ban date. If California is unsuccessful in avoiding the oxygenated fuel requirements, it is estimated that California will need over 500 million gallons of ethanol per year to replace MTBE as an oxygenate. Several other states, mainly in the Northeast, have indicated that they plan to seek a waiver of the oxygenated fuel requirement from the Environmental Protection Agency.

        Governmental Incentives.    Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the tax regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol plant and Northern Lights' anticipated customers is the partial exemption from the federal excise tax on gasoline.

        The 5.3 cents per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.3 cents of the 18.4 cents per gallon federal excise tax. This exemption will be reduced from 5.3 cents per gallon to 5.2 cents per gallon for the years 2003 and 2004 and 5.1 cents per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire.

        There is also a federal small producer tax credit of $.10 per gallon for up to 15 million gallons, but Northern Lights does not currently qualify for the small producer tax credit because its annual production capacity of 40 million gallons will exceed the small producer 30 million gallon limit. There, however, is legislation pending before Congress that would change the definition of small ethanol producer to ethanol producers whose annual production does not exceed 60 million gallons a year, but we cannot predict if this legislation will be enacted.

        Eligible ethanol producers may also receive cash incentives through the United States Department of Agriculture's Commodity Credit Corporation's Bioenergy Program. As a part of the 2002 farm bill, this program was extended through the federal fiscal year of 2007. To be eligible for the Bioenergy Program, an ethanol producer must file an agreement form before October 1 of each year estimating its increased bioenergy production for the federal fiscal year, which ends on September 30, and submit quarterly applications for payment documenting actual production for the year to date. Cash payments are based on the increase in gallons of ethanol produced from the prior federal fiscal year and the market price of corn at the end of each quarter, with a more favorable calculation structure used for producers who generate less than 65 million gallons of ethanol annually. The maximum amount any one producer may receive annually under the program is $7.5 million. Funding for the program is limited to $150 million per year with a proration factor used if estimated payments to all eligible producers for the fiscal year exceed the available funding. Northern Lights has filed agreements to be eligible for payments under this program and has submitted quarterly applications for payment. For its production from July 5, 2002 to September 30, 2002, Northern Lights recorded approximately $3.2 million of incentive revenue under this program.

        In addition to the federal fuel tax exemption and Bioenergy Program cash incentives, South Dakota provides a production incentive payment to South Dakota ethanol producers. The production incentive consists of a direct payment to South Dakota producers of up to $.20 per gallon of ethanol produced. Prodution incentive payments are capped at $1 million per year per plant and a maximum of $10 million over the life of a plant. These payment amounts are based on South Dakota's fiscal year, which ends on June 30. For its production from July 5, 2002 to September 30, 2002, Northern Lights recorded $179,942 of incentive revenue under this program.

        The South Dakota incentive payments are currently funded from a $.02 per gallon state gasoline tank inspection fee and South Dakota Powerball Lottery proceeds in excess of $1.4 million. The actual amount of ethanol production incentive payments available for distribution to ethanol producers, however, is capped at $4 million for 2003, $5 million for 2004 and $6 million for 2005. Such amounts will be distributed based on the ethanol production capacity of each qualifying plant relative to other plants in the state. As additional plants are constructed in this state, Northern Lights will receive lower distributions because of this cap. In recent years, insufficient funds in South Dakota have been available to cover the incentive production payment to ethanol producers. Therefore, there are no assurances that adequate funding will be available for this program in the future.

        Industry Growth.    As a result of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned above, the ethanol industry has grown substantially in recent years. Currently, U.S. ethanol plants have the capacity to produce approximately 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. According to the Renewable Fuels Association, there are more than 69 ethanol production facilities located in the United States, with the great majority of them located in the Midwest in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas. In addition to Northern Lights, South Dakota currently has six plants producing approximately 125 million gallons of ethanol on an annual basis and two plants under construction that combined will have the capacity to produce an additional 85 million gallons annually.

        In addition, automobile companies have begun developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are a blend of diesel fuel and ethanol.

The Production Process

        Northern Lights generally will have corn delivered by semi-trailer trucks, although it also has facilities to have corn delivered by rail, if necessary. Upon receipt, the corn is first weighed and tested, then put in a storage bin. The corn is then conveyed to a scalper to remove rocks and debris, then sent to a processing bin. Next, the corn is transported to a hammer-mill or grinder where it is ground into flour and conveyed into a tank for enzymatic processing.

        The ground corn, which contains starch, is mixed with water to form a mash. The mash is heated and enzymes added to convert the starch into fermentable sugars. Fermentation occurs when yeast is added to convert the sugars into ethanol and carbon dioxide. The carbon dioxide may either be captured and sold, if nearby markets exist, or released into the atmosphere. Fermentation produces a mixture called "beer," which contains about 10% ethanol and 90% water. The "beer" is then boiled in a distillation column to separate the water, resulting in ethyl alcohol that is 90 to 95% pure. The mixture then goes through a dehydration process, which increases the alcohol content to 99% or greater. This product is then mixed with a certified denaturant to make the product impotable and commercially saleable.

        The solids removed during the distillation process are centrifuged and then conveyed to the distiller's dried grains with solubles, or DDGS dryer system. A syrup is added to the mixture as it enters the dryer, where moisture is removed. This process produces DDGS, a co-product of the ethanol production process. DDGS is produced from the protein, fiber, vitamins, and minerals that are not used in producing ethanol. Ethanol production from corn uses only the starch contained in the corn. You can read more about DDGS, an animal feed supplement, below under "Additional Products."

        Northern Lights devotes equal effort to the production of ethanol and DDGS. Northern Lights has contracted with Ethanol Products and Dakota Commodities to handle all of the marketing efforts for the ethanol and DDGS it produces. You can read more about Northern Lights' marketing contracts with Ethanol Products under "Business—Ethanol Marketing" and Dakota Commodities under "Business—Distiller's Dried Grains with Solubles; Additional Products" below.

The Ethanol Plant

        The Cooperative retained Broin to design, build, manage and operate the ethanol plant. In October 2000, the Cooperative entered into a contract for future services with Broin and its affiliates relating to the proposed design, construction, management, operations of the ethanol plant, marketing of the ethanol produced, and the terms of Broin's investment of up to $2 million in the plant. As plans progressed, the contract for future services was replaced with definitive agreements which are described in further detail below. Broin's extensive experience and its other relationships with Northern Lights are described below under the section entitled "Broin." See also "Risk Factors—Risks Related to Conflicts of Interest" above for more information about Broin.

        In November 2000, the Cooperative entered into a design/build contract with Broin to design and construct the plant for a cost of $43,857,792 for a turn-key plant, including site preparation, design and construction and all machinery and equipment. The design/build contract with Broin was subsequently assigned to Northern Lights on February 20, 2001. Northern Lights' actual cash payments under the contract as of September 30, 2002 were approximately $46.1 million with a remaining commitment for the construction of the ethanol plant of approximately $300,000 as a result of approximately $2.5 million in approved change orders.

        In April 2001, Northern Lights entered into a ground lease with Big Stone-Grant Industrial Development and Transportation, L.L.C., a limited liability company owned by Otter Tail Power Company, Montana-Dakota Utilities, and Northwestern Public Service, on a parcel of land in Grant County, South Dakota, directly adjacent to the Big Stone Power Plant. The term of the lease is for 99 years. The total rent to be paid for the first five years by Northern Lights will be $12,000, or $2,400 per year. Starting January 1, 2006, and every five years thereafter, rent will be increased by five percent from the immediately preceding five-year period.

        Northern Lights' plant has the capacity to produce up to 40 million gallons of ethanol per year beginning in the first full year of operation. Broin's experience has been that ethanol plants can typically produce more than their design capacity, and after the first year of operation, Northern Lights expects its production to increase 3% annually for the next three years.

        Northern Lights has entered into a License Agreement with Broin to utilize Broin's ethanol production process for as long as the plant exists. Specifically, Broin's ethanol production process is all of Broin's proprietary rights, including patents, copyrights, trade secrets, formulas, research data, processes, know-how and specifications related to Broin's design and construction of the ethanol plant. Because Northern Lights relies on Broin for its ethanol-related technology, Broin has significant influence over Northern Lights' operations. If either Northern Lights or Broin breaches the terms of the License Agreement, the non-breaching party may exercise any remedies available to it, including specific performance and requesting injunctive relief. Under the Agreement, Broin agrees to not unreasonably withhold consent to the transfer or assignment of the Agreement to a new owner of the plant. As part of the Agreement, Broin agreed to indemnify Northern Lights in matters brought by third parties alleging infringement by Broin's ethanol production process.

        Broin has guaranteed that the plant will produce an average of 4,807 gallons per hour (Williams Pipeline standard) of denatured fuel grade ethanol or at least 40 million gallons on an annualized basis. In addition, Broin has guaranteed a yield of at least 2.7 gallons of denatured ethanol per 56 pound bushel of corn (test weight 54 pounds or greater) or approximately 2.56 gallons of undenatured ethanol. Broin's engineers stayed on-site following the commencement of operation and provided continuing assistance until such specifications were reached for a period of seven consecutive days at no additional cost to Northern Lights.

        Northern Lights devotes equal effort to the production of ethanol and DDGS. Northern Lights has contracted with Ethanol Products and Dakota Commodities to handle all of the marketing efforts for the ethanol and DDGS it produces. You can read more about Northern Lights' marketing contracts with Ethanol Products under "Business—Ethanol Marketing" and Dakota Commodities under "Business—Distiller's Dried Grains with Solubles: Additional Products" below.

Ethanol Marketing

        The target market area for the ethanol produced at the plant includes local, regional and national markets. The local and regional markets include the state of South Dakota, as well as markets in Minnesota and northwest Iowa. Shipping is done primarily by truck and rail to markets in South Dakota, Minnesota and Iowa. Shipping to the Minneapolis and St. Paul, Minnesota markets is done exclusively by rail. The plant site is served by multiple South Dakota state highways, and is directly accessible from U.S. Highway 12 and South Dakota Highway 15, which provide access from U.S. Interstate 29.

        The plant has rail facilities and connections to the Burlington Northern Santa Fe railroad system, which facilitate transporting the ethanol Northern Lights produces to its national target markets. Northern Lights expects that approximately two-thirds of its ethanol will be transported by rail to national markets. The national target rail markets for the facility include the West Coast, the Pacific Northwest, the Southern and Southwest markets, including a potential growing market in California due to its anticipated MTBE phase out.

        Northern Lights has signed a contract with Ethanol Products, LLC, a Broin affiliate, to market the ethanol produced at its plant. Ethanol Products currently markets ethanol for twelve producers located in Minnesota, South Dakota, North Dakota, Iowa, Michigan and Missouri. Northern Lights does not expect to be dependent on one or a limited number of major customers. Various plants operated and managed by Broin, as well as, Broin family members and entities owned by them have invested and hold ownership interests in Ethanol Products. Jeff Broin and Larry Ward, who serve on the Northern Lights Board of Managers as representatives of Broin Investments I, have direct conflicts of interest as a result of Broin's ownership interests in Ethanol Products.

        Northern Lights' Ethanol Marketing and Services Contract with Ethanol Products is in effect for automatically renewing five year terms that began with the start of ethanol production at the plant. At the end of the initial term or any renewal term, either party may terminate the agreement on 90 days written notice. Under the contract, Ethanol Products charges Northern Lights a marketing and administrative service fee of $.0065 per gallon of ethanol produced. All account receivable losses arising from the marketing of ethanol are Northern Lights' sole responsibility.

        In the industry, the majority of ethanol is purchased under contracts which are between six months and one year in duration. Unless there is a shift in industry practice, Northern Lights intends to enter into contracts to sell the majority of its ethanol under such contracts. Northern Lights, through Ethanol Products, will sell the balance of its ethanol production on the spot market. Northern Lights may enter into contracts of a longer duration to meet customer demand. Likewise, Northern Lights may enter into shorter contracts or sell additional ethanol on the spot market if customers or the ethanol market demand it.

Corn Supply

        We believe the plant's location in Grant County, South Dakota provides accessibility to corn at necessary levels. In 2000, 7,115,000 bushels of corn for grain were produced in Grant County and 49,321,000 bushels of corn for grain were produced in nearby Codington, Day, Deuel, Hamlin, Marshall, and Roberts counties with an additional approximately 80 million bushels produced in the neighboring Minnesota counties. Our members are required to deliver a portion of the approximately 14 million bushels of corn required on an annual basis by the plant. The new LLC's members will supply approximately 40% of Northern Lights' corn supply, and the balance will be purchased from other local corn producers on the open market. Any shortfall in the corn supplied by members will be made up with corn purchased from local elevators and farmers and in the open market.

        All of the corn Northern Lights purchases is tested and must meet high quality control standards to ensure the efficient operation and quality products of the plant. Northern Lights uses the United States Department of Agriculture's grade requirements for U.S. Number Two Corn. From time to time Northern Lights may also decide to accept corn that does not meet the criteria for U.S. Number Two Corn or is otherwise substandard. If it does, it is not be required to pay the price it is paying for U.S. Number Two Corn and will discount the price or make other allowances to account for the corn's lesser grade quality or condition at delivery.

Corn Delivery Requirement

        The Cooperative's members deliver corn on a trimester basis (4-month periods). Each member of the Cooperative is required to deliver one bushel of corn per equity share owned. The Cooperative's members are required to deliver a third of their annual delivery requirement of corn during each trimester. Deliveries by members are spaced throughout the trimester and each member is given a delivery period prior to the start of each trimester. The established trimesters begin on January 1, May 1, and September 1 of each year. For the initial delivery period, however, members are required to deliver a third of their annual delivery requirement between November 1, 2002 and December 31, 2002, according to a schedule set by the Board. If the reorganization of the Cooperative is approved, the new LLC will have a similar corn delivery requirement with each member of the new LLC required to deliver one bushel of corn per capital unit on a similar trimester delivery schedule. The Board of Managers of the new LLC will reevaluate the corn delivery requirement for its members annually.

        The per bushel price paid to the Cooperative members at the time of delivery is estimated by the Board of Directors at the beginning of each delivery period. Eighty percent of the estimated corn delivery price is paid at delivery. At the end of each delivery period, an additional payment is made to correct the price to equal the actual average price of the surrounding elevators during the delivery period and to include a freight allowance based on the member's point of origin. The average price is based on the Cargill Elevator in Alberta, Minnesota, the Western Consolidated Coop in Holloway, Minnesota and the State Line Farmers Coop in Madison, Minnesota. The price paid to members of the new LLC for their corn will be set in the same manner.

        Northern Lights has agreed to purchase from the Cooperative all the bushels of corn committed to delivery by its members and will similarly purchase from the new LLC all the bushels of corn committed to delivery by its members if the reorganization is approved. All corn delivered by members of the Cooperative must meet the same high quality standards Northern Lights sets for all corn that it purchases, unless it agrees to accept corn of lesser quality. The Northern Lights' Board of Managers establishes the estimated price of corn per bushel prior to the beginning of each trimester period, and Northern Lights pays the Cooperative eighty percent of the estimated price at delivery. Delivery of corn by the Cooperative to Northern Lights is bi-weekly. At the end of each trimester period, Northern Lights makes an additional payment to the Cooperative to adjust the price to equal the actual average of the above-named surrounding elevators during the delivery period and to include a freight allowance based on the member's point of origin. The new LLC will have similar delivery and payment arrangements with Northern Lights.

Hedging

        Due to fluctuations in the price of corn, Northern Lights engaged Broin Management in November 2001 to help develop a hedging strategy. Hedging means protecting the price at which Northern Lights buys corn and the price at which it will sell its products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and Northern Lights' ability to sell sufficient amounts of ethanol and DDGS to utilize all of the corn subject to the futures contracts. Under the terms of Northern Lights' Corn Price Risk Management Agreement with Broin Management, Northern Lights pays Broin Management an annual fee of $50,000 to engage in hedging and price risk management for its corn pricing requirements. This Agreement is for automatically renewing one-year terms.

Distiller's Dried Grains with Solubles; Additional Products

        A co-product of the ethanol production process is distiller's dried grains with solubles, or DDGS. DDGS is a high protein, high energy feed supplement marketed primarily to the dairy, beef, sheep, swine and poultry industries. DDGS is produced from the protein, fiber, vitamins, and minerals in corn that are not consumed in producing ethanol. DDGS is a popular feed supplement, with approximately 3 million tons sold annually. DDGS may be sold and shipped to any market regardless of its vicinity to an ethanol plant. When operated at its annual capacity of 40 million gallons, the plant will have the ability to dry all distiller's grains produced. Broin has guaranteed that the plant will yield 17 pounds of DDGS per 56 pound bushel of corn (test weight 54 pounds or greater).

        Northern Lights has entered into an exclusive DDGS Marketing and Services Agreement with Dakota Commodities, a division of Broin Enterprises, Inc., to market all of the DDGS produced from the plant. Dakota Commodities currently sells approximately 500,000 tons of DDGS annually throughout the U.S. and Canada. The DDGS contract is for a five-year term that began with start-up of the ethanol plant, and will automatically renew for additional five year periods unless terminated upon 90 days written notice from either party prior to the end of the term. Northern Lights pays Dakota Commodities a marketing fee of 3% of the gross monthly sales of DDGS without regard to transportation costs. Dakota Commodities is responsible for identifying and contacting potential DDGS customers, evaluating customers' creditworthiness, setting credit policies, invoicing all loads, collecting accounts receivables and any resulting losses, and arranging for freight and storage when necessary. Northern Lights pays all freight costs. Northern Lights will accept returns of DDGS only if it fails to meet Northern Lights' quality standards. Because such quality problems will in most circumstances be readily ascertainable at the point of loading the DDGS for shipment, returns are expected to be minimal.

        While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and Northern Lights is not currently equipped to capture and sell the carbon dioxide produced at the plant.

Broin

        Northern Lights is heavily dependent upon Broin and Associates and its affiliated companies for virtually all aspects of its plant, including plant management and operation, and the marketing and sale of ethanol and DDGS. Northern Lights' Board of Managers believes it is a significant advantage to the success of its business to be associated with Broin because of Broin's experience, expertise and successful history of developing ethanol projects similar to Northern Lights' plant.

        Broin and Associates, Inc.    Broin and Associates is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest. It was formed in 1991 to meet a need in the marketplace for a company specializing in the design and construction of ethanol plants. Broin and Associates is owned by Robert, Jeff, Todd and Lowell Broin, and Jeff Broin is the Chief Executive Officer. Jeff Broin currently serves on the Board of Managers of Northern Lights and six other ethanol production facilities managed by Broin.

        Broin and Associates has completed the construction or expansion of thirteen ethanol plants since 1993:

  •
  a 4 million gallon per year capacity ethanol plant for Heartland Grain Fields, L.P. in Aberdeen, South Dakota (the plant has completed an expansion);

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  Broin Enterprises located in Scotland, South Dakota, which began as a 1 million gallon per year ethanol plant in 1987, increased its capacity in 1994 and is currently operating at over 8.5 million gallons;

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  the Heartland Corn Products 10 million gallon ethanol plant in Winthrop, Minnesota;

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  the Al-Corn Clean Fuel 10 million gallon ethanol plant in Claremont, Minnesota, the first facility in the country that incorporates innovative waste treatment technology in a traditional high-yield processing system;

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  an 11.5 million gallon ethanol plant for Ethano12000, LLP in Bingham Lake, Minnesota which, after only three years of operation, completed an expansion in August 2000 to 27 million gallons per year production and is currently operating at 29 million gallons per year;

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  the Pro-Corn LLC 12 million gallon ethanol plant in Preston, Minnesota, which was expanded in August 2002 to 36 million gallons per year;

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  the Agri-Energy, LLC 12 million gallon ethanol plant in Luverne, Minnesota;

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  the EXOL 36 million gallon ethanol plant near Albert Lea, Minnesota;

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  a 15 million gallon per year facility for Northeast Missouri Grain Processors in Macon, Missouri;

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  a 14 million gallon plant for Golden Triangle Energy, LLC near Craig, Missouri;

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  a 40 million gallon plant for Dakota Ethanol, LLC in Wentworth, South Dakota;

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  a 40 million gallon plant for Northern Lights Ethanol, LLC in Milbank, South Dakota;

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  a 40 million gallon plant for Tall Corn Ethanol LLC near Coon Rapids, Iowa; and

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  a 40 million gallon plant for Michigan Ethanol, LLC near Caro, Michigan.

        In addition, Broin and Associates began construction of a 40 million gallon plant for Great Plains Ethanol, LLC near Parker in Turner County, South Dakota in April 2002 that is expected to be completed in July 2003 and a 45 million gallon plant for James Valley Ethanol, LLC near Groton, South Dakota in June 2002 that is expected to be completed in September 2003.

        Broin Management, LLC.    Broin Management, LLC serves as the manager of Northern Lights and manages the plant's day-to-day operations pursuant to a Management Agreement dated November 2, 2000. Broin Management's management and operational duties and Northern Lights' payment obligations under the Agreement commenced on February 1, 2002. The initial term of the Management Agreement is for three years following the date the plant begins processing corn, and the Agreement automatically renews for an additional three-year term unless either party gives 90 days advance written notice of termination. Northern Lights will pay Broin Management a fixed annual fee of $250,000, to be adjusted annually for inflation. Northern Lights will also pay Broin Management 5% of its audited annual net income. Northern Lights will pay certain expenses incurred with respect to operation of the plant and other expenses are included as part of Broin Management's fees. You can read more about these expenses, which are described later in this document, under "Management."

        Broin Management is a management firm consisting of a team of individuals with more than fifty years of experience in the ethanol industry. Ethanol facility operations, microbiological research, grain hedging, raw materials purchasing and ongoing professional support are specialties of the group. Other plants managed by Broin Management include Broin Enterprises, Scotland, South Dakota; Dakota Ethanol, Wentworth, South Dakota; Ethano12000, Bingham Lake, Minnesota; Pro-Corn, Preston, Minnesota; Agri-Energy, Luverne, Minnesota; EXOL, Albert Lea, Minnesota; Northeast Missouri Grain Processors, Macon, Missouri; Tall Corn Ethanol, Coon Rapids, Iowa; and Michigan Ethanol, Caro, Michigan.

        Broin Management provides process consulting, engineering (with the exception of major equipment changes or expansions), Distributive Control System assistance, Distributive Control System operations monitoring via computer network, new technology updates, operations assistance, microbiology assistance, access to reduced group purchasing benefits, when available, insurance, chemicals and other inputs. Northern Lights has not conducted any independent research and development activities apart from its engagement of Broin.

        Dakota Commodities.    Dakota Commodities is a division of Broin Enterprises, Inc. that is responsible for marketing the DDGS Northern Lights produces. See "Distiller's Dried Grains with Solubles" above for a description of Northern Lights' marketing arrangement with Dakota Commodities.

        Ethanol Products, LLC.    Ethanol Products, LLC, a Broin affiliate, markets the ethanol Northern Lights produces. See "Ethanol Marketing" above for a description of Northern Lights' marketing arrangements with Ethanol Products.

        Broin Enterprises, Inc.    Broin Enterprises, Inc. has entered into a lease agreement for railcars to transport DDGS for Northern Lights. Northern Lights and Broin Enterprises are currently negotiating the terms under which Northern Lights will reimburse Broin Enterprises for its use of these railcars, but the payments are expected to be approximately $38,000 per month for a five-year term.

        Broin Investments I, LLC.    Broin Investments I, LLC owns a 22.84% interest in Northern Lights. Broin Investments I was formed in January 2001 to invest in various ethanol plants. Broin Investments I is managed by Jeff Broin, Chief Executive Officer of Broin and Associates, Inc. and Broin Enterprises, Inc. and Chief Managing Officer of Broin Management LLC. Broin Investments I is also controlled and owned by Robert, Jeff, Todd and Lowell Broin, who are also the owners of Broin and Associates, Broin Management and Broin Enterprises.

        The following table summarizes our relationship with each of the Broin entities discussed above and describes the consideration that we pay for the services of each:

Entity	Relationship to Whetstone Ethanol	Payment to Broin Entity
Broin and Associates, Inc.	Designed and built the ethanol plant	$46,110,022(1)
Broin Management, LLC	Manage ethanol plant operations; corn price hedging services	$250,000 annual fee, plus 5% net income for management services; $50,000 annually for hedging services
Broin Investments I, LLC	Member holding 22.84% in Northern Lights	Proportionate percentage of the income and gain distributed by Northern Lights
Ethanol Products, LLC	Market and sell ethanol	$.0065 per gallon of ethanol marketing and administrative fee
Dakota Commodities	Market and sell DDGS	3% of gross DDGS sales
Broin Enterprises, Inc.	Provide railcars to transport DDGS	Terms are currently under negotiation

(1)
Includes approximately $2.5 million of charge orders as of September 30, 2002.

Transportation and Delivery

        The plant has the facilities to receive corn by truck and rail and to load ethanol and DDGS onto trucks and railcars. Northern Lights obtained from the owners of the Big Stone Power Plant the right to construct and operate a railroad spur line to provide Burlington Northern Santa Fe (BNSF) access to provide rail service from the ethanol plant. The owners of Big Stone Power Plant assess Northern Lights a fee of $7.50 per car per roundtrip crossing of the Big Stone spur line. On January 8, 2002, Northern Lights entered into a railway track agreement with BNSF to provide service to the plant and to maintain and service the plant's rail spur. In addition, Broin Enterprises, Inc. has entered into a lease agreement with Trinity Industries Leasing Company for railway cars to transport DDGS from the plant site. Broin Enterprises and Northern Lights are currently in the process of negotiating an agreement under which Northern Lights will reimburse Broin Enterprises for its use of these railcars, but the payments are expected to be approximately $38,000 per month for a five-year term.

Utilities

        The production of ethanol is a very energy intensive process, using significant amounts of steam energy, electricity and natural gas. Water supply and quality are also important considerations.

        U.S. Energy Services.    Northern Lights has entered into an agreement with U.S. Energy Services, Inc. to assist it in managing its energy needs. U.S. Energy has provided Northern Lights with an analysis of how it can most efficiently and economically meet its natural gas and electricity needs, negotiated directly with the various utility and other companies on its behalf, and continues to advise it on an ongoing basis on its energy usage and needs. Northern Lights pays $1,950 a month for these services, which include a monthly projection of natural gas and electricity needs and preparing consolidated monthly natural gas and electricity invoices.

        Steam.    The Northern Lights' ethanol plant is the first plant constructed by Broin in which steam will be supplied primarily from a source other than on-site boilers. The plant's steam requirements will be supplied by the Big Stone Power Plant, although the plant will have boilers on site for use until the steam line is completed or as necessary in the event of an interruption in the steam supply from Big Stone, or if economic conditions favor use of the on-site boilers. The Big Stone Power Plant is directly adjacent to the site where the ethanol plant is located. Please see "Risk Factors—Operating and Market Risks" for more information about steam related risks.

        Northern Lights anticipates that its plant will require a steam supply of no greater than 140 million btu/per hour to operate the plant at its 40 million gallon production capacity. A btu is a unit used to measure energy. Northern Lights has entered into an agreement with the owners of the Big Stone Power Plant to provide steam service to the ethanol plant up to a maximum of 140 million btu/hour. The Big Stone Power Plant does not guarantee steam availability in excess of 120 million btu/hour. Northern Lights has agreed to purchase a minimum of 67,000 million btu per year with the first year's requirements prorated. This agreement is for an initial term of ten years beginning on June 1, 2002, and automatically renews for two additional five year terms unless terminated by either party with twelve months advance notice. Northern Lights will pay the Big Stone Power Plant on a monthly basis. In addition, Northern Lights is required to return all of the condensate from the steam supply to the Big Stone Power Plant through a return condensate line or pay Big Stone Power Plant $15.00 per 1,000 gallons of condensate not returned.

        Northern Lights and the owners of the Big Stone Power Plant have each agreed to pay up to $75,000 to install the steam line from the Big Stone Power Plant to the ethanol plant. The construction of the steam line is expected to be completed in January 2003. Until the steam line is connected, Northern Lights is operating the plant using the boilers fueled by natural gas. If costs to install the steam line exceed $150,000, Northern Lights and the Big Stone Power Plant owners have agreed to negotiate in good faith the payment of the additionals costs; and Broin and Associates has indicated that it intends to pay for Northern Lights' share of any additional costs.

        Natural Gas.    Once construction of the steam line is completed, Northern Lights will be able to receive all of its steam from the Big Stone Power Plant and Northern Lights' dependence upon natural gas in the ethanol production process will be minimal. Northern Lights will have access to natural gas, however, to fuel its two on-site boilers to produce steam until the steam line is constructed or in the event that more steam is necessary or steam supplied from Big Stone Power Plant is unexpectedly diminished.

        Northern Lights has entered into an agreement with NorthWestern Public Service pursuant to which NorthWestern agreed to install a distribution pipeline to the plant site to transport natural gas from Northern Natural Gas Company's pipeline that runs between Milbank and Ortonville to the ethanol plant. NorthWestern will charge Northern Lights a fee of $0.25 per million btu's subject to adjustment for tariff rate changes approved by the South Dakota Public Utilities Commission. This agreement is for a ten year term. In addition to the distribution fee, Northern Lights may negotiate with a natural gas supplier a fixed commodity supply price semi-annually for its natural gas and will also be required to pay an interstate transportation fee to Northern Natural Gas Company per million btu's transported to cover pipeline charges from Estelline to Big Stone City.

        Electricity.    Northern Lights entered into an Electric Service Agreement with Otter Tail Power Company, a division of Otter Tail Corporation, on September 26, 2001 to provide all of the electric power and energy requirements for the ethanol plant. This term of the agreement is year-to-year unless cancelled with twelve months written notice by either party.

        Electrical service under the agreement with Otter Tail is limited to 7,500 kVA, which Northern Lights expects will be sufficient to meet its needs. Northern Lights pays Otter Tail a monthly flat fee of $25.50, plus an energy charge of 3.415¢ kilowatt hours for the consumption of less than 360 kilowatt hours per kilowatt of billing demand and 2.4598¢ kilowatt hours for consumption of more than 360 kilowatt hours per kilowatt of billing demand, plus a monthly demand charge of $7.05 per kilowatt for the first 100 kilowatts of billing demand and $5.15 per kilowatt for any excess. In addition, this rate will be adjusted upward or downward on a monthly basis by factoring in a fuel adjustment rate. The bill will be increased or reduced by an amount per kilowatt hour that the average cost of fuel necessary to provide electricity is above or below 1.5460¢ per kilowatt hour.

        Water, Sewer and Other Utilities.    Northern Lights requires a significant supply of water. Northern Lights entered into a Water and Sanitary Sewer Agreement with the City of Big Stone City, South Dakota on December 27, 2001. This agreement is for an initial ten year term beginning January 1, 2002, and automatically renews for two additional five year terms unless terminated by either party with twelve months advance notice. Under this agreement, Big Stone City permitted Northern Lights to attach a pipeline, plumbing and other facilities to the water-main to obtain and transport water to the ethanol plant, the costs of which were paid by Northern Lights. The City also agreed to supply potable water with water pressure of not less than 10 pounds per square inch in order to permit Northern Lights to receive 550 gallons per minute at an average rate of 155,000 gallons per day. Northern Lights pays the City $1,500 per month and $2.75 per one-thousand gallons for up to 50,000 gallons per day and $1.80 per one-thousand gallons for usage per day in excess of 50,000 gallons. Northern Lights will also pay its proportionate share of the increased cost Big Stone City incurs if total usage by the plant and the City exceeds 250,000 gallons per day. In addition, Northern Lights pays the City for sanitary sewer services at the rate of $1.50 per one-thousand gallons of potable water.

        Northern Lights has also entered into a Water and Fuel Oil Agreement with Otter Tail Power Company. The term of the Water and Fuel Oil Agreement is for ten years commencing on January 1, 2002 and will automatically renew for two additional five year periods unless terminated with twelve months advance notice. Under this Agreement, Northern Lights transfers all wastewater from the plant to the Big Stone cooling pond. Northern Lights constructed the pipeline to transport wastewater and is responsible for maintaining it and assuring that the wastewater temperature does not exceed 90 degrees. In addition, Otter Tail provides up to 300 gallons per minute of distilled water to the Northern Lights' plant at an initial cost of $3.00 per 1,000 gallons, and Northern Lights provides storage capacity for up to 40,000 gallons of such water and is responsible for maintaining the pipelines to transport the distilled water. The Agreement also provides that for a $2,000 annual fee Northern Lights has the right to connect to Big Stone's 10-inch fire main to access the water in the cooling pond for fire protection. Otter Tail has also agreed to maintain and store at least 60,000 gallons fuel oil and to provide Northern Lights with such fuel oil at a rate of 20 gallons per minute as an alternative energy source to natural gas for the boilers that provide back-up steam energy. Northern Lights will pay Big Stone an amount equal to its average purchase price of the stored fuel oil on a first-in, first-out basis plus an additional 15% handling charge. Northern Lights has constructed its own piping from the fuel oil storage tanks.

Competition

        Northern Lights is in direct competition with numerous other ethanol producers, many of whom have greater resources than it does. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Northern Lights' ethanol plant competes with other ethanol producers on the basis of price and, to a lesser extent, delivery service. Northern Lights believes it can compete favorably with other ethanol producers due to its proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in South Dakota have been low compared to prices for corn grown in other areas of the United States.

        The ethanol industry has grown to over 69 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2.6 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than Northern Lights expects to produce. Northern Lights also competes with the ethanol plants operated and managed by Broin affiliates described above under "Broin." In addition, there are several regional farmer-owned entities recently formed, or in the process of formation, of a similar size and with similar resources to Northern Lights. The following table identifies most of the ethanol producers in the United States.

U.S. Ethanol Production Capacity
million gallons per year (mgy)

Company	Location	Feedstock	MGY
ACE Ethanol	Stanley, WI	corn	15
Adkins Energy	Lena, IL	corn	40
A.E. Stanley	Loudon, TN	corn	60
AGP	Hastings, NE	corn	52
Agri-Energy, LLC	Luverne, MN	corn	21
Agra Resources (EXOL)	Albert Lea, MN	corn	37
Alchem	Grafton, ND	corn/barley	10.5
Al-Corn Clean Fuels	Claremont, MN	corn	18
Archer Daniels Midland	Decatur, IL Peoria, IL Cedar Rapids, IA Clinton, IA Walhalla, ND	corn corn corn corn corn/barley	950
Badger State Ethanol	Monroe, WI	corn	40
Broin Enterprises	Scotland, SD	corn	9
Cargill	Blair, NE Eddyville, IA	corn corn	75 35
Central Minnesota Ethanol	Little Falls, MN	corn	19
Chief Ethanol	Hastings, NE	corn	62
Chippewa Valley Ethanol	Benson, MN	corn	21
Corn Plus	Winnebago, MN	corn	44
Dakota Ethanol, LLC	Wentworth, SD	corn	45
Diversified Energy Co. (DENCO)	Morris, MN	corn	20
ESE Alcohol	Leoti, KS	corn	1.5
Ethano12000	Bingham Lake, MN	corn	30
Glacial Lakes Energy LLC	Watertown, SD	corn	40
Golden Cheese Company	Corona, CA	cheese whey	5
Golden Triangle Energy	Craig, MO	corn	20
Gopher State Ethanol	St. Paul, MN	corn	15
Grain Processing Corp.	Muscatine, IA	corn	10
Heartland Corn Products	Winthrop, MN	corn	35
Heartland Grain Fuel	Aberdeen, SD Huron, SD	corn corn	8 14
High Plains Corp.	York, NE Colwich, KS Portales, NM	milo/corn milo/corn milo/corn	50 20 15
J.R. Simplot	Caldwell, ID Burley, ID	potato waste potato waste	6
Land O'Lakes	Melrose, MN	cheese whey	2.6
Manildra Ethanol	Hamburg, IA	corn/milo/wheat starch	8
Merrick/Coors	Golden, CO	brewery waste	1.5
Michigan Ethanol	Caro, MI	corn	40
Midwest Grain Processors	Lakota, IA	corn	45
Midwest Grain Products	Atchison, KS Pekin, IL	corn/wheat starch corn/wheat starch	78
Miller	Olympia, WA	brewery waste	0.7
Minnesota Corn Processors	Columbus, NE Marshall, MN	corn corn	100 40
Minnesota Energy	Buffalo Lake, MN	corn	18
New Energy Corp.	South Bend, IN	corn	85
Northeast Missouri Ethanol	Macon, MO	corn	21
Northern Lights Ethano, LLC	Big Stone City, SD	corn	40
Permeate Refining	Hopkinton, IA	sugars and starches	1.5
Plover Ethnaol	Plover, WI	seed corn	4
Pro-Corn, LLC	Preston, MN	corn	22
Quad-County Corn Processors	Galva, IA	corn	18
Reeve Agri-Energy	Garden City, KS	corn/milo	12
Siouxland Energy & Livestock Coop	Sioux Center, IA	corn	14
Sunrise Energy	Blairstown, IA	corn	7
Sutherland Associates	Sutherland, NE	corn	15
Tall Corn Ethanol, LLC	Coon Rapids, IA	corn	40
Tri-State Ethanol Co., LLC	Rosholt, SD	corn	14
U.S. Energy Partners, LLC	Russell, KS	milo	25
U.S. Liquids	Bartow, FL Rancho Cucamonga, CA Louisville, KY	food/bev. waste food/bev. waste food/bev. waste	4 4 4
Williams Bio-Energy	Pekin, IL Aurora, NE	corn corn	100 35
Wyoming Ethanol	Torrington, WY	corn	5
TOTAL			2,647.3

Source: Renewable Fuels Association December 2002

        In addition to the facilities listed above, plans to construct new plants or to expand existing plants have also been announced which would increase the ethanol production capacity of our competitors. We are unable to determine the number and production capacity of plants that ultimately may be constructed, the timing of such construction or the effect of resulting production upon the demand or price for the ethanol Northern Lights provides.

Alternative Fuel Additives

        Northern Lights also competes with producers of MTBE. MTBE is the other oxygenate commonly used in fuels for compliance with Federal Clean Air Act mandates, and is ethanol's major competitor in the oxygenate market. MTBE, however, has been the subject of serious environmental concerns. Accordingly, several states have enacted laws prohibiting the use of MTBE as an oxygenate in fuels, and the Environmental Protection Agency has called for a significant reduction in MTBE's use as an oxygenate. Many major oil companies produce MTBE and, because it is petroleum-based, its use is strongly supported by them. These companies have significant resources with which to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

        In addition, ethyl tertiary butyl ether (ETBE) is an ethanol oxygenate made from a combination of ethanol and isobutylene. Although no one is currently producing ETBE, some expect it to become economically feasible to produce in the next ten years. Unlike ethanol, ETBE can be easily blended with gasoline and shipped in multifuel pipelines.

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger, better financed competitors could provide them with competitive advantages over us and harm our business.

Employees

        Broin Management has selected a general manager, Mr. Blaine Gomer, to oversee and be responsible for Northern Lights' operations and production on a day-to-day basis. The general manager is a full-time, on-site position, although Mr. Gomer is actually a Broin employee. Northern Lights has also hired a full-time commodities manager, operations manager, maintenance manager, microbiologist, commodities supervisor, controller, and chief mechanical operator along with plant operators, maintenance personnel and administrative staff. Northern Lights employs approximately 39 full-time or full-time equivalent employees. Northern Lights' annual payroll is approximately $1.2 million (not including the general manager's salary to be paid by Broin). The Cooperative has also employed an individual on an hourly basis to provide administrative support to the Board of Directors.

Environmental and Other Government Regulation

        Broin and Associates has assisted Northern Lights in obtaining all necessary permits and will continue to advise it on environmental and other regulatory compliance issues. Any inability to comply with the various environmental or other governmental regulations could have a material effect on Northern Lights' business. Some of this regulation includes the following:

  •
  Title Five Operating Permit.  Northern Lights has received a Title Five Operating Permit from the South Dakota Department of Environment and Natural Resources. Northern Lights amended its Title Five Operating Permit to reflect the installation of a regenerative thermal oxidizer, which is a pollution control device designed to reduce potentially harmful emissions. In South Dakota, the Title Five Operating Permit serves as the air quality, construction and operation permit for the ethanol plant. Northern Lights must conduct ongoing emissions testing to verify compliance with the Title Five Operating Permit.

  •
  Bureau of Alcohol, Tobacco and Fuel Permit.  Northern Lights has received a permit from the Bureau of Alcohol, Tobacco and Fuel Permit, Department of Treasurary to produce ethanol. Northern Lights is required to obtain this permit because of the alcohol content of ethanol. The permit must be renewed annually.

  •
  Spill Prevention, Control and Countermeasures Plan.  Northern Lights must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency within 6 months after commencing operations. The plan will outline Northern Lights' spill prevention measures for oil-based products such as denatured ethanol and will be supervised by Environmental Protection Agency. The plan must be reviewed and certified by a professional engineer.

  •
  Risk Management Plan.  Northern Lights must prepare a management plan in accordance with new standards set by the Environmental Protection Agency. The plan will outline the health and impact on the area surrounding the ethanol plant in the event of an explosion of tanks storing certain chemicals or gases, anhydrous ammonia and pentane, and the subsequent release of such gases into the air.

  •
  Surface Water Discharge Permit.  Northern Lights has received a Surface Water Discharge Permit, which regulates the terms of any storm water discharges associated with industrial activity. The permit requires Northern Lights to provide ongoing compliance reports to the South Dakota Department of Environment and Natural Resources.

  •
  Nuisance.  Northern Lights could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area of the ethanol plant arising from foul smells or other air or water discharges from the plant.

Legal Proceedings

        From time to time in the ordinary course of Northern Lights', the Cooperative's, and the new LLC's business, each may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims or contractual disputes. Northern Lights, the Cooperative, and the new LLC are not currently involved in any such legal proceedings and are not aware of any potential claims. Northern Lights, the Cooperative, and the new LLC intend to carry insurance which will provide protection against general commercial liability claims, claims against our directors and officers, business interruption, automobile liability and workers compensation claims.

MANAGEMENT

Board Members

        The new LLC's initial Board of Managers will have 15 members. The group of 13 individuals currently serving on the Cooperative's Board of Directors will serve as the new LLC's initial Board of Managers until the expiration of their original staggered terms on the Cooperative's Board of Directors. Thereafter, Board Members will be elected by the members to staggered three year terms. There are currently two vacancies on the Cooperative's Board of Directors. Because the new LLC is a newly formed company, all members of the initial Board of Managers are serving in their initial term of office. Twelve of the Board Members serve as representatives of the South Dakota District and three of the Board Members serve as representatives of the Minnesota District. The Board Members were selected because of their involvement in the formation, development and construction stages of the Cooperative and their experience in the agriculture industry.

        The table below describes important information about the Board Members.

Name, Address and Telephone	Age	Occupation	Term Expiring	Background
Ronald Anderson 47895 SD Hwy. 158 LaBolt, SD 57246 (605) 432-6321	58	Farmer	2003	Ron has been a farmer for nearly 30 years. Ron also attended Augustana College in Sioux Falls, South Dakota for one year.
Dennis Flemming P.O. Box 3 LaBolt, SD 57246 (605) 623-4605	49	Farm Elevator Manager	2004	Dennis has been the general manager of the LaBolt Farmers Grain Co, Inc., a grain elevator located in LaBolt, South Dakota since April 2001. He previously owned the South Shore Elevator Co.
Mark Lounsbery Treasurer 48187 SD Hwy 20 Revillo, SD 57259 (605) 623-4567	55	Farmer	2005	Mark has been a farmer for the past 35 years. He is a former member of the Board of the South Dakota Corn Utilization Council and is a member of the Board for the American Corn Growers Association.
Robert Metz RR1, Box 502 Browns Valley, MN 56219 (605) 694-2652	45	Farmer	2003
				Robert has been a farmer for the past 27 years. He currently represents South Dakota as a member of the American Soybean Association. He also currently serves as President of the National Bio-Diesel Board. He serves as a member of the South Dakota Corn Growers Association and Farm Credit Ag Advisory Board, and is a Trustee of St. Anthony's Catholic Church. He is a former Board member of the Browns Valley School District and the Browns Valley Community Elevator.

Robert Narem 14313 469th Ave. Twin Brooks, SD 57269 (605) 432-6099	46	Agronomist	2005
				Robert has been employed with Soil Consultant, Inc. as an agronomist since 1982 and currently serves as President. He is a member of the South Dakota Independent Crop Consultant Association and vice president of the South Dakota Certified Advisor Committee. He is also a supervisor of Kilborn Township. He graduated from South Dakota State University in Brookings, South Dakota in 1977 with a major in Park Management, and from South Dakota State University in 1982 with a Masters of Science degree in Agronomy.
Brent Olson 68704 County Hwy. 8 Ortonville, MN 56278 (320) 273-2297	47	Farmer	2003
				Brent has been a farmer for the past 26 years. He is also a free-lance writer and writes a syndicated weekly column, "Independently Speaking." He also serves on the Board of the Southwest Minnesota Arts and Humanities Council.
Ron Olson 44228 150th Street Waubay, SD 57273 (605) 947-4439	38	Farmer	2004
				Ron has been a farmer for the last 19 years. He currently serves on the Board of the National Corn Growers and South Dakota Corn Utilization Council. He is also a Deacon of the Egeland Lutheran Church. He graduated from South Dakota State University in Brookings, South Dakota, with an Associate's degree in Agriculture in 1986.
James Peterson Chairman 16952 482nd Avenue Revillo, SD 57259 (605) 623-4534	58	Farmer and State Legislator	2003
				Jim has been a farmer for over 35 years. He has been a Representative for District 4 in the State of South Dakota Legislature since 2000. He has been a member of the South Dakota Farmers Union since 1994 and member of the Dakota Territory Bison Association, National Bison Association, and South Dakota Corn Growers Association since 1997. Jim graduated from Augustana College in Sioux Falls, South Dakota in 1965 with a Bachelor of Arts degree.

Delton Strasser Secretary Rural Route 2, Box 152 Wilmot, SD 57259 (605) 938-4181	57	Farmer	2003
				Del has been a farmer for over 38 years. He is a director and former Chairman of the Board of the South Dakota Corn Utilization Council. He is a former Director of the National Corn Growers Association and has been President of the Zion Community Church since 2000. He is also a former 4-H leader. He attended Trinity College in Chicago, Illinois for one year.
Steve Street Vice President 16153 486th Ave. Revillo, SD 57279 (605) 623-4573	51	Farmer	2004
				Steve has been a farmer for 31 years. He was a former President of the Board of the Revillo Grain Elevator and currently serves as Treasurer of the Township of Adams. Steve graduated from South Dakota State University in Brookings, South Dakota in 1972 with a major in Agronomy.
Greg Toben 47906 171st Street Clear Lake, SD 57226 (605) 874-2950	49	Farmer	2005
				Greg has been a farmer for 28 years. He is the Chairman of the Deuel County, South Dakota FSA Committee and is supervisor for the Lowe Township Board. He is also a member of Deuel County School Board. Greg attended South Dakota State University in Brookings, South Dakota for two years.
Bill Whipple Rural Route 2, Box 22 Wilmot, SD 57279 (605) 938-4143	57	Farmer	2005
				Bill has been a farmer for the past 29 years with Whipple Ranch, Inc., where he is President and Manager. He currently serves as Director and Chairman of the Board of the South Dakota Corn Growers Associaiton. He belongs to the American Legion and the South Dakota Soybean Association. He is also a supervisor of Spring Grove Township. Bill graduated from South Dakota State University in Brookings, South Dakota in 1969 with a major in Animal Science.
Robert Wittnebel Rural Route 1, Box 439 Nassau, MN 56257 (320) 568-2881	62	Farmer	2005
				Robert has been a farmer for over 33 years. He is member of the American Legion and Trinity Lutheran Church. He earned a Bachelor of Science degree in Agricultural Education from South Dakota State University in 1961.

Committees of the Board

        Following the reorganization, the Board of the new LLC may appoint committees to carry out responsibilities of the Board.

Compensation of Board Members

        Members of the Cooperative's Board of Directors are currently reimbursed for actual expenses of attending board and committee meetings and provided a per diem payment for their services in attending board and committee meetings in the amount of $125 for each regular board meeting; a $.365 per mile mileage reimbursement, adjusted for any change in the IRS rate; and reimbursement for all other out-of-pocket expenses incurred by and on behalf of the Cooperative. In addition, all committee members receive a per diem of $125 per meeting attended and a $.365 per mile mileage reimbursement adjusted for any change in the IRS rate.

        Members of the new LLC's Board of Managers will receive the same compensation. The new LLC's Operating Agreement provides that a 75% super majority of the Board of Managers must approve any Board compensation.

Executive Officers

        Upon completion of the reorganization, the following individuals will serve as executive officers of the new LLC in the capacities listed. These officers serve at the discretion of the Board and can be terminated without notice. These individuals are also Board Members of the Cooperative and the new LLC and additional information about them can be found under "Board Members" above.

Name	Age	Northern Growers Cooperative Position	New LLC Position
James Peterson	58	President	Chief Executive Officer
Steve Street	51	Vice President	Vice President
Delton Strasser	57	Secretary	Secretary
Mark Lounsbery	55	Treasurer	Chief Financial Officer

Compensation of Executive Officers

        None of the executive officers receive a salary or bonus for their services as officer of Cooperative or the new LLC. None of the executive officers have received any options, other long-term incentive awards, or any health-care, retirement or other benefits, but are reimbursed for costs and expenses incurred in connection with their positions.

Northern Lights' Board of Managers

        Northern Lights' Board of Managers consists of seven individuals, five of whom serve as representatives of the Cooperative and two of whom serve as representatives of Broin Investments I.

        Broin Investments I elects two members of the Northern Lights' Board and the Cooperative's Board of Directors elects five members of the Board. The Cooperative's Board of Directors selected Delton Strasser, Steve Street, James Peterson, Mark Lounsbery, and Dennis Flemming, whose biographical information is provided above, to represent the Cooperative on Northern Lights' Board of Managers.

        Broin Investments I has appointed Jeffrey S. Broin, 36, and Larry Ward, 46, as its representatives on the Board of Managers of Northern Lights. Jeff and Larry have been integrally involved in this ethanol project from the early planning stages and have been instrumental in the construction and management of ethanol plants in the Midwest and in ethanol product marketing since 1987. Jeff and

Larry may be contacted at Broin's offices at 2209 East 57th Street North, Sioux Falls, SD 57108, telephone (605) 965-2200.

        Jeff Broin is currently the Chief Executive Officer of Broin and Associates, Inc., the Chief Managing Officer of Broin Management, LLC and has been the Chief Executive Officer of Broin Enterprises, Inc. since 1987. Jeff also managed Broin Enterprises' ethanol plant in Scotland, South Dakota for approximately 10 years. These businesses are described under "Business—Broin." Jeff has a Bachelor of Science in Agricultural Business from the University of Wisconsin. Jeff also has served on the Board of the American Coalition for Ethanol since 1990, as the acting Director of the South Dakota Ethanol Producers Association since 1991, and as a member of the Renewable Fuels Association since 1997. He is also an associate member of the South Dakota Corn Growers Association. Jeff serves on the Boards of six other ethanol plants operated and managed by Broin Management.

        Larry Ward has been with Broin for five years and is currently the Director of Marketing and Project Finance for Broin and Associates, Inc. and Broin Management, LLC. These businesses are described under "Business—Broin." Larry received a degree in business from Mankato State University, Mankato, Minnesota in 1980 and a Masters of Business Administration from the University of South Dakota, Vermillion, South Dakota in 1990. In the past, Larry has served as a board member on the Renewable Fuels Association and the Minnesota Coalition of Ethanol and currently serves on the boards of six ethanol plants and is an advisor to several additional ethanol plants.

        If the Plan of Reorganization is approved, the new LLC will assume the Cooperative's rights and responsibilities with respect to selecting representatives on Northern Lights' Board of Managers. The Board of Managers of the new LLC currently intends to have the same individuals continue representing it on Northern Lights' Board of Managers.

        Compensation of Managers of Northern Lights.    Managers of Northern Lights receive a $125 per diem for attending each Board meeting, receive reimbursement for mileage at the IRS rate and for all other out-of-pocket expenses incurred by and behalf of Northern Lights.

        Executive Officers of Northern Lights.    The executive officers of Northern Lights are Del Strasser, President; Jeff Broin, Vice President; Steve Street, Secretary; and Dennis Flemming, Treasurer. Detailed information about all executive officers of Northern Lights except Jeff Broin can be found under "Board Members" above. Detailed information about Jeff Broin can be found under "Northern Lights' Board of Managers" above.

        Although Northern Lights' Board of Managers has the authority to manage and oversee the business and affairs of Northern Lights, its manager, Broin Management, LLC, will be responsible for the day-to-day management decisions and for running the ethanol plant pursuant to the Management Agreement discussed below.

        Employee Benefit Plans.    Northern Lights offers its full-time employees health insurance and life insurance, sponsors a 401K plan and offers paid vacation.

Management Agreement

        Broin Management, LLC, in accordance with the terms of a Management Agreement between Broin Management and Northern Lights dated November 2, 2000 manages Northern Lghts' day-to-day operations and administration. Broin Management, LLC's address is 2209 East 57th Street North, Sioux Falls, South Dakota 57104, and is an affiliate of Broin Investments I, LLC.

        Broin Management began serving as Northern Lights' plant manager in February 2002 and will continue for a three-year period that began on the date the plant started processing corn. The Management Agreement will automatically renew for three year terms after the initial term unless either party gives 90-days notice of termination. If the Agreement is terminated, Northern Lights is prohibited from hiring the plant's general manager for three years subsequent to the date of termination unless Broin Management consents to such hiring.

        In general, under the Management Agreement, Broin Management has the responsibility and authority to:

  •
  implement the decisions of Northern Lights' Board of Managers;

  •
  conduct, supervise and manage the day-to-day operations of the ethanol plant;

  •
  make personnel decisions at the ethanol plant;

  •
  obtain insurance to protect the plant;

  •
  purchase equipment, supplies, and technology not in excess of $35,000;

  •
  maintain records and accounts of operations and expenditures of the plant;

  •
  establish bank accounts, collect payments, and make payments; and

  •
  maintain and provide financial and tax reporting information.

        Under the Management Agreement, either party may terminate the other "for cause," which is defined as:

  •
  for Broin Management, its failure or refusal to perform under the agreement or willful misconduct, embezzlement, or other illegal or unethical acts; and

  •
  for Northern Lights, its refusal to pay the management fees or incentive bonuses to Broin Management when due.

        Northern Lights has agreed to reimburse Broin Management for all operational costs it incurs conducting the day-to-day business of the ethanol plant. However, Broin Management has agreed to provide Northern Lights with the following services as part of its fee at no additional expense:

  •
  the full-time services of an ethanol plant general manager;

  •
  ongoing process consulting and most engineering services;

  •
  ongoing Distributive Control System, operations, and microbiology assistance;

  •
  ongoing new technology updates and periodic Distribution Control System Monitoring; and

  •
  access to any available group pricing inputs to the production process.

        Northern Lights has agreed to pay Broin Management the following compensation for its services under the Management Agreement:

  •
  an annual management fee of $250,000, to be adjusted annually for inflation; and

  •
  a trimester/annual incentive bonus of 5% of the ethanol plant's audited annual net income.

Relationships Between Board Members, Executive Officers and Key Employees

        No family relationship exists between any of the Cooperative's or the new LLC's Board members, officers or key employees; however, Jeff Broin serves on the Board of Managers of Northern Lights and is a part owner of Broin Management, LLC. Jeff Broin also is the manager of Broin Investments I, which he substantially owns and controls with other Broin family members. Larry Ward also serves on the Board of Managers of Northern Lights and is an employee of Broin and Associates and Broin Management.

Northern Lights

        Northern Lights is owned by the Cooperative and Broin Investments I, LLC. Broin Investments I owns 22.84% of Northern Lights' outstanding membership interests, and the Cooperative owns the remaining 77.16% of its outstanding membership interests. If the asset transfer and dissolution of the Cooperative is approved, the Cooperative's interest in Northern Lights will be transferred to the new LLC and the new LLC will assume all of the Cooperative's rights and obligations as a 77.16% member of Northern Lights. The new LLC's and Broin Investments I's right to profits and losses of Northern Lights will be proportionate with the investments of each; however, under Northern Lights' Operating Agreement, the presence of a Broin representative is required for a quorum of managers.

Project Consultant

        Val-Add Service Corporation was the Cooperative's project consultant for the initial development and financing of the plant. On January 7, 2000, the Cooperative entered into a consulting agreement with Steven Sershen, which was later assigned to Val-Add. The consulting contract was terminated as of June 30, 2002 because construction of the ethanol plant was completed. Val-Add is a South Dakota-based consulting firm that provides services to businesses in South Dakota and neighboring states. Mr. Sershen, the President and owner of Val-Add, worked closely with the Cooperative's Board of Directors from the beginning of the project through completion of construction of the ethanol plant. Mr. Sershen is also a member of the Cooperative.

        Val-Add assisted the Cooperative with the organization of the ethanol cooperative, negotiating operating agreements, site selection, grant writing, loan negotiation, selection of a construction and management company, press relations, web design, and other various matters. Under the consulting agreement, the Cooperative paid Val-Add $4,000 per month for services rendered and provided reimbursement for travel expenses, lodging, and postage. In addition, the Cooperative paid Val-Add total bonuses of $60,000 upon the completion of certain milestones. During the term of the agreement, the Cooperative paid Val-Add approximately $172,000 for services rendered, not including reimbursement for expenses. Val-Add played no role in the management of the Cooperative, other than providing the services set forth above, and has played no role in the proposed reorganization of the Cooperative to a LLC.

Ownership by Management

        The following table sets forth the beneficial ownership by directors, executive officers, and persons owning more than 5% of the Cooperative's non-voting equity stock as of September 30, 2002.

Name and Address of Beneficial Owners(1)	Number of Voting Shares Beneficially Owned	Voting Percentage	Number of Equity Non-Voting Shares Beneficially Owned	Equity Percentage
South Dakota Corn Processors Fund Box 85102 Sioux Falls, SD 57104	1	*	600,000	9.5%
Ronald Anderson(2)	2	*	20,000	*
Dennis Flemming(3)	3	*	25,000	*
Mark Lounsbery(4)	1	*	30,000	*
Robert Metz(5)	2	*	25,000	*
Robert Narem(6)	1	*	15,000	*
Brent Olson	1	*	5,000	*
Ronald Olson	1	*	25,000	*
James Peterson(7)	2	*	50,000	*
Delton Strasser(8)	1	*	20,000	*
Steve Street(9)	2	*	40,000	*
Greg Toben	1	*	25,000	*
Bill Whipple(10)	2	*	55,000	*
Robert Wittnebel	1	*	5,000	*
Board Members and Executive Officers as a Group	20	3.07%	345,000	5.45%

*
Percentage of shares beneficially owned does not exceed 1% of the class.

(1)
The addresses for each of the individual directors listed above is set forth under "Board Members"

(2)
Includes 15,000 equity shares and one voting share owned of record by the Ronald Anderson Trust of which Mr. Anderson is a trustee.

(3)
Includes 5,000 equity shares and one voting share owned of record by Mr. Flemming's wife, Mary Flemming, and 5,000 equity shares and one voting share owned jointly with Mr. Flemming's children, Jamie, Brian, and Brad Flemming.

(4)
Represents shares owned jointly with Mr. Lounsbery's wife, Katherine Lounsbery.

(5)
Includes 10,000 equity shares and one voting share owned of record by Mr. Metz's wife, Karen Metz.

(6)
Represents shares owned of record by Soil Consultants, Inc. of which Mr. Narem is the owner.

(7)
Includes 25,000 equity shares and one voting share owned of record by Mr. Peterson's wife, Jane Peterson.

(8)
Represents 20,000 equity shares owned jointly with Mr. Strasser's wife, Vernette Strasser.

(9)
Includes 10,000 equity shares and one voting share owned of record by Mr. Street's wife, Gail Street.

(10)
Represents shares owned of record by Whipple Trust of which Mr. Whipple is a trustee and Whipple Ranch, Inc. of which Mr. Whipple is a co-owner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The individual Board members and executive officers of Northern Lights, the Cooperative or the new LLC have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and Northern Lights, the Cooperative or the new LLC, except for Subscription Agreements for their equity shares in the Cooperative and Member Agreements in forms identical to those provided to other investors. None of the individual Board members or executive officers of Northern Lights, the Cooperative or the new LLC is receiving any compensation relative to the distribution of capital units of the new LLC upon the liquidation of the Cooperative. However, as described in "Management—Compensation of Board Members," the Cooperative's directors receive a per diem and other reimbursement and compensation for their Board services and we expect that the managers of the new LLC will receive the same payments.

        Jeff Broin and Larry Ward are members of the Board of Managers of Northern Lights and are also affiliates of each of the Broin entities that are an integral part of this project. As described in "Business—Broin," Northern Lights has a Design/Build Contract with Broin and Associates for the construction of the ethanol plant and an agreement with Broin Management for the operation of the ethanol plant. Northern Lights also has agreements with Ethanol Products and Dakota Commodities, other Broin entities, for the marketing and sale of ethanol and DDGS produced at the ethanol plant.

        As described in "Management—Project Consultant," Steve Sershen, the President and owner of Val-Add Service Corporation, the Cooperative's project consultant for the initial development and financing of the plant is also a member of the Cooperative.

DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT

        We are offering capital units of the new LLC only to the current holders of the Cooperative's equity shares. If the reorganization is approved, the new LLC's capital units will be distributed upon the liquidation of the Cooperative. If you receive capital units, you must also execute and agree to the terms of our Operating Agreement and consent to the assignment of your Member Agreement to become a voting member of the new LLC. Members of a South Dakota limited liability company have the rights and obligations provided under the South Dakota Limited Liability Company Act, Chapter 47-34A of the South Dakota Codified Laws. However, the members may adopt an operating agreement that contains provisions which vary from virtually any of the statutory provisions relating to the business and affairs of the company and governing the relations among the members, managers and company, if they do not restrict certain duties of care, loyalty, good faith and fair dealing. Accordingly, to create ownership interests in the new LLC that are substantially similar to the existing ownership interests in the Cooperative, and which conform to the transfer restrictions that are necessary to avoid being classified as a publicly traded partnership, the Board had to create an operating agreement to govern the rights and obligations of members.

        The rights, privileges, obligations and restrictions associated with membership in the new LLC are found in the Articles of Organization and form of Operating Agreement attached to this Information Statement/Prospectus as Appendix B. The following provisions are intended to be a summary of the Articles of Organization and form of Operating Agreement. You should refer to the Articles of Organization and form of Operating Agreement for a complete description of these provisions.

Issuance of Capital Units

        If the reorganization is approved, we will issue an aggregate of 6,328,450 Class A capital units to the Cooperative which will be distributed pro rata to its members upon liquidation. When issued, all capital units will be fully paid and nonassessable and will not be subject to redemption or conversion, other than as set forth below.

Member Qualifications

        To become entitled to the voting rights of membership, you must sign the new LLC's Operating Agreement. If you transfer your capital units in accordance with our Operating Agreement, the new owner will be required to sign our Operating Agreement to become a member. If you do not sign the Operating Agreement within 12 months of the reorganization, you will continue to receive allocations and distributions, but you will not be able to vote, and after 12 months, we will have the option to redeem your capital units at a fraction of their original price. See "Redemption" below for additional information on redemption.

        In creating this structure, the Board considered it important that members become familiar with, and acknowledge their rights and obligations under the Operating Agreement, particularly the transfer restrictions that are critical to the LLC to avoid classification as a publicly-traded partnership. The Board believes that requiring members to physically sign the Operating Agreement will encourage closer review and a better understanding of the transfer restrictions and other provisions therein and reinforce the fact that those provisions are binding on them. The Board believes this will reduce potential confusion and misunderstandings with members on a going-forward basis, which will be beneficial to the LLC and its membership as a whole.

        Corn Delivery Requirement.    You will still have a corn delivery requirement of one bushel of corn annually for each capital unit you own; however, the Board of the new LLC will reevaluate annually the corn delivery requirement for members. To become a voting member, you will be required to consent to the assignment of your Member Agreement (which includes your corn delivery requirement) with the Cooperative to the new LLC. Anyone who purchases or acquires capital units from you will also be required to enter into a Corn Delivery Agreement, regardless of whether that person is a producer. Anyone who acquires capital units who is not a producer must purchase corn on the open market to fulfill this corn delivery requirement. If you fail to deliver corn on time or to meet our quality standards in accordance with the Member Agreement, we may, among other things, redeem your capital units as explained under "Redemption" below.

        The Board of Managers of the new LLC is considering reducing or eliminating the corn delivery requirement in the future in order to make it more feasible for non-producers to acquire the capital units and to allow Broin Management, LLC to more effectively engage in hedging and other market activities related to corn purchasing. If the Board of Managers decides to eliminate the corn delivery requirement, the Board plans to still give members the option of entering into a corn delivery agreement with the new LLC.

        Minimum Investment.    There is a minimum capital units ownership requirement of 5,000 units. If you become the owner of less than 5,000 capital units, we will have the option to redeem your capital units as explained under "Redemption" below.

        Admission of Additional Members.    The Board of Managers may admit additional members to the new LLC in their discretion if capital units are transferred to any non-member or upon the sale or issuance of additional capital units by the new LLC; however, no additional members may be admitted without the approval of the Board of Managers, and the Board of Managers may refuse to admit any person or entity as a member in its sole discretion. No additional members will be admitted without signing and agreeing to be bound by the Operating Agreement. Any new members must, at least initially, also submit an executed Corn Delivery Agreement.

        If any person becomes the beneficial owner of capital units and fails to sign our Operating Agreement, the Board of Managers refuses to admit such person, or for any other reason fails to satisfy our membership requirements, we may redeem such person's capital units at a price of $0.20 per unit. Such transferee will be entitled to receive distributions and other economic rights related to ownership of the capital units, and will be required to pay the corresponding share of taxes relating to such person's capital units; however, such person will not be entitled to voting rights associated with membership.

        Additional Capital Units and Classes of Members.    The new LLC's Board of Managers may create and issue additional capital units or additional classes of capital units on such terms and conditions as the Board of Managers may determine at the time of admission.

        Representations and Warranties of Members.    When signing the new LLC's Operating Agreement, you will be required to make a number of representations and warranties to the new LLC and every other member. These representations and warranties include, but are not limited to, the following:

  •
  if you are a legal entity, that you are duly organized, validly existing and in good standing under the laws of the state of organization and are duly qualified and in good standing as a foreign corporation in the jurisdiction of your principal place of business (if not incorporated therein);

  •
  that you have full authority to execute and agree to the Operating Agreement and to perform your obligations under the Operating Agreement;

  •
  that you have duly executed and delivered the Operating Agreement; and

  •
  that your authorization, execution, delivery, and performance of the Operating Agreement does not conflict with any other agreement or arrangement to which you are a party or by which you are bound.

Rights of Members

        Election of Board of Managers.    The Cooperative's current Board members will serve as LLC Board Members until their original terms of directors of the Cooperative would have expired. Thereafter, they will serve staggered three year terms.

        Voting.    All matters coming to a vote of members will be determined by the vote of a majority of the voting members, regardless of the number of capital units owned. The following matters are the only matters which will require the vote of the members:

  •
  the election and removal of members of the Board of Managers;

  •
  an increase or decrease in the number of individuals serving on the Board of Managers;

  •
  changes in the geographical boundaries of the districts from which managers are elected;

  •
  our merger or consolidation with another business entity;

  •
  the sale, lease, exchange or other disposition of substantially all of our assets;

  •
  our voluntary dissolution;

  •
  an amendment to the LLC's Articles of Organization or Operating Agreement; and

  •
  any other matters referred to a vote of the members by the Board of Managers.

        The new LLC's Board of Managers will decide all other matters, as described under "Board of Managers" below.

        Annual Distributions.    The Operating Agreement requires that the new LLC distribute net cash for operations, if any, at least annually in an amount sufficient to reduce the new LLC's cumulative net cash from operations to $200,000 unless:

  •
  a 75% super majority of the Board of Managers decides it is not in the best interests of the new LLC or its members;

  •
  such distribution violates or causes us to default under any of the terms of any of our credit facilities or debt instruments; or

  •
  such distribution is prohibited by any law restricting distributions in the event of insolvency.

        Net cash from operations equals gross cash proceeds from operations less the portion thereof used to pay, or set aside as reserves for, expenses, debt payments, capital improvements, replacements and contingencies. The portion of cash proceeds to be set aside as reserves is determined by the Board of Managers in its sole discretion based on its estimate of the anticipated cash requirements of our business. Net cash from operations is therefore not required to be determined in accordance with generally accepted accounting principles.

        Distributions, if any, that the new LLC receives from Northern Lights will be made when and in the amounts that the Northern Lights' Board determines in its sole discretion are advisable given the condition and affairs of Northern Lights. In addition Northern Lights may be restricted in its ability to make cash distributions to its members as a result of the financial, maintenance and other restrictive covenants contained in its loan agreement and promissory notes with U.S. Bank National Association. Specifically, Northern Lights may not make distributions in excess of 70% of its net income unless it maintains working capital of $3 million and then it may only distribute up to 80% of its net income.

        The Board of Managers may, but is not required to, make additional distributions to our members. The new LLC will make all distributions to our members in proportion to the number of capital units owned.

        Right to Information; Confidentiality.    Prior to its annual meeting each year, the new LLC will send each member a copy of our annual report and audited financial statements for the previous year. Each member is entitled to have access to certain financial and other information under the law of South Dakota. In fulfilling our obligation to provide such information to you, the new LLC may require that you follow certain statutory procedures and the new LLC may charge you a nominal fee for copies. By signing the Operating Agreement, you agree to hold in strict confidence any information that is not publicly available regarding the new LLC's business, affairs, properties, and financial condition you may receive from us. You also agree to keep confidential certain other information you may receive from us, such as information on individual members, confidential negotiations not subject to SEC disclosure, trade secret or competitive pricing information that is not filed publicly or is subject to a confidential treatment request. The new LLC will identify such confidential information provided to members by clearly marking the copies as confidential. If you violate the confidentiality provisions of the Operating Agreement, the new LLC may pursue any legal or equitable remedy available to it. For example, it could sue you to recover monetary damages to compensate it for losses resulting from your disclosure of confidential information to its competitors or ask a court to prevent you from making additional disclosure or from further distributing confidential information.

        Meetings.    The new LLC plans to have an annual meeting of members. The Board of Managers will determine the date of the meeting. The new LLC may have a special members meeting at any time at the request of the Chief Executive Officer, the Board of Managers or at least 10% of the members. Any such request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting. Notices will be sent to members of the time and place of any annual or special meeting of members. Members are not allowed to vote by proxy at any annual or special meeting of members.

        No Preemptive Rights.    You will not have any preemptive rights to purchase additional capital units if the new LLC offers to sell or issue additional capital units or other securities in the future. If the new LLC makes an additional offering of capital units or other securities, the Board of Managers may decide to offer the members an opportunity to participate, but it is under no obligation to do so.

        No Conversion Rights.    The capital units do not have any conversion rights.

        No Dissenters' Rights.    Members do not have dissenters' rights. This means that if the new LLC were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, you will not have the right to seek appraisal or payment of fair value for your capital units.

Management

        The new LLC will be managed by a Board of Managers and the day-to-day operations of Northern Lights is managed and conducted by Broin Management, LLC.

        Board of Managers.    The new LLC's initial Board of Managers will have 15 members, all of whom serve as directors of the Cooperative. The initial Board of Managers members are identified under "Management—Board of Directors." There are currently two vacancies on the Cooperative's Board of Directors. The new LLC's initial Board of Managers will serve until their original terms as directors of the Cooperative would have expired. Thereafter, managers will serve staggered terms of three years. Managers may not serve more than three consecutive three-year terms; not including the original terms of the initial managers.

        Managers may be removed for any reason by the affirmative vote of a majority of the members or by a 75% super majority vote of the Board of Managers. If a vacancy occurs as a result of the death or disability of a member of the Board of Managers, then the Board of Managers will appoint a new manager to fill the vacancy until the next member meeting held for the purposes of electing managers. The members will then elect a new manager to fill the vacancy for the remainder of the original term.

The new LLC's Board of Managers may also delegate its authority to a committee or committees it designates.

        The new LLC's Operating Agreement contains provisions that may delay, defer or prevent a change in control and make removal of its management more difficult. These include its provisions for a staggered board of managers, the board of managers' ability in its sole discretion to refuse to admit new members, significant restrictions on transferability of capital unit, restrictions on the ability to remove managers and officers, and limitations on increasing or decreasing the size of the board.

        In general, our Board of Managers will manage the business and affairs of the new LLC. Our Board of Managers' decisions generally must be approved by a majority vote of disinterested managers. A disinterested manager is a manager who does not have a material financial interest in the contract, agreement or other matter under consideration by the Board of Managers. Specific examples of decisions to be approved by a majority vote of disinterested managers include:

  •
  managing the new LLC's interest in Northern Lights, including selecting individuals to represent the new LLC on Northern Lights' Board of Managers;

  •
  directing the expenditure or investment of our funds and borrowings from banks or other lending institutions;

  •
  administering our Capital Units Transfer System; and

  •
  making distributions to members.

Certain decisions by our Board of Managers require a 75% super majority vote. These include the following:

  •
  the appointment or removal of any executive officer;

  •
  the removal of any member of the Board of Managers;

  •
  the receipt of any per diem or other compensation by the Board of Managers; and

  •
  any decision to distribute more or less net cash from operations than is otherwise set forth in the Operating Agreement.

        There are also certain actions that our Board of Managers cannot take without the approval of our members. These are:

  •
  the merger or consolidation of the new LLC with another entity;

  •
  the sale, lease, exchange or other disposition of substantially all of the new LLC's assets;

  •
  the voluntary dissolution of the new LLC;

  •
  the increase or decrease in the number of Board of Managers;

  •
  the change in geographical boundaries relative to voting districts; and

  •
  the amendment to the Articles of Organization or Operating Agreement, except that the Board of Managers may amend the Operating Agreement prior to receiving the members' approval if the amendment is subsequently approved by members at the next meeting of members.

        Officers.    The Board of Managers appoints the executive officers of the new LLC by a 75% supermajority vote. The Board of Managers appoints the Chief Executive Officer who will serve as the new LLC's principal executive officer, preside over the meetings of the Board of Managers and members and perform other duties as may be necessary from time to time in accordance with the Operating Agreement. The Board of Managers also appoints one Vice President and may appoint one or more additional Vice Presidents, as it may deem appropriate, to act in the absence of the Chief

Executive Officer, and appoints a Chief Financial Officer to serve as the principal accounting and financial officer and a Secretary to perform the duties and functions of that office. Officers need not be members of the Board of Managers or members of the new LLC and, unless the Board of Managers decides otherwise, they will receive no compensation for their services as executive officers other than any fee they may receive for serving as a manager.

Indemnification

        We will generally indemnify, or reimburse, any of our officers, members or managers, and former officers, members or managers against expenses actually and reasonably incurred by such person in connection with the defense of an action, suit or proceeding, civil or criminal, in which such person is made a party by reason of being or having been an officer, member or manager, with us. Also, none of our officers, members or managers shall generally be liable to us or our members for monetary damages for an act or omission in such person's capacity as an officer, member or manager of the company. However, an officer, member, or manager will not be entitled to indemnification and may be liable to the company or our members if the person is found liable for any of the following:

  •
  breaching his or her duty of loyalty to us or our members;

  •
  an act or omission not in good faith that constitutes a breach of duty to us or our members or an act or omission that involves intentional misconduct or a known violation of the law;

  •
  a transaction from which the person received an improper benefit whether or not the benefit resulted from an action taken within the scope of the person's office or duties; or

  •
  an act or omission for which the liability of the person is expressly provided for by applicable statute.

        The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Disposition of Capital Units; Restrictions on Transfer

        You will not be permitted to freely transfer or sell your capital units. All transfers must be approved by the Board of Managers and must comply with our Capital Units Transfer System, which must be designed to conform with certain tax and securities regulations that are important for us to maintain our single-level, or partnerhsip, tax status and to comply with the securities laws.

        Accordingly, our Capital Units Transfer System will consist primarily of a "qualified matching service" under the federal tax regulations and will be used to assure that the sales of our capital units will satisfy the IRS regulations relating to the preservation of our partnership tax status. Pursuant to the Capital Units Transfer System, we will not receive, transfer or hold funds or securities and neither we nor any of our affiliates will receive any transaction-based compensation. We have engaged Alerus Capital Corporation who is registered as a broker-dealer to form an alternative trading system registered under the SEC regulations to operate the qualified matching service.

        Under the federal tax regulations, our qualified matching service may provide the following services:

  •
  Making available to interested buyers and sellers prior pricing information, including information regarding resales of capital units and actual prices paid for capital units; a description of our business; financial, operational and other business information from our financial statements and reports; and information regarding material events involving us, including special distributions, capital distributions, and refinancings or sales of significant portions of our assets;

  •
  Assistance with the documentation necessary to transfer our capital units; and

  •
  Receipt and delivery of funds for completed transactions.

        Our qualified matching service must comply with a number of technical administrative and timing requirements under the federal tax regulations. In particular, it must consist of a computerized or printed listing system that lists customers' bid and/or ask quotes in order to match members who want to sell their capital units (the selling member) with persons who want to buy capital units. Matching will occur either by matching the list of interested buyers with the list of interested sellers or through a bid and ask quote system that allows interested buyers to bid on the listed capital units.

        The selling member cannot enter into a binding agreement to sell his or her capital units until the 15th calendar day after the date information regarding the offering of the interest for sale is made available to potential buyers and such time period is evidenced by contemporaneous records ordinarily maintained at a central location.

        The closing of the sale offered by the qualified matching service must not occur prior to the 45th calendar day after the date information regarding the offering of the capital units for sale is made available to potential buyers and such time period is evidenced by contemporaneous records ordinarily maintained at a central location.

        The selling member's information must be removed from the qualified matching service within 120 calendar days after the date information regarding the offering of the capital units for sale is made available to potential buyers and, following any removal (other than removal by reason of a sale of any part of such capital units) of the selling member's information from the qualified matching service, no offer to sell capital units can be entered into the qualified matching service by the selling member for at least 60 calendar days.

        No more than 10% of our total capital units may be transferred through the qualified matching service in any calendar year. We may also approve an unlimited number of "private transfers," which include transfers by gift or sale to qualified family members, transfers upon death of a member and certain block transfers in an amount exceeding 2% of the total outstanding capital units.

        To find out more about the restrictions, see "Federal Income Tax Consequences—Publicly Traded Partnership Rules," below. If any member transfers his or her capital units in violation of the publicly traded partnership rules or without our prior written consent, the transfer will be null and void and we will have the option to redeem the capital units subject to the attempted transfer.

        The Board of Managers will not approve any sale or transfer of capital units unless it is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or we have determined that it is exempt from registration under those laws. In addition, the Board of Managers will not approve any sale or transfer that would result in the loss of our partnership status within the meaning of the tax code.

Bankruptcy of a Member

        If any member becomes bankrupt or subject to insolvency proceedings as described in the Operating Agreement, we will have the right to offer the bankrupt member's capital units for sale through the Capital Units Transfer System, or if such a sale is not completed within 240 days, we will have the option to redeem and cancel the bankrupt member's capital units at a purchase price of $.20 per capital unit or the lowest amount which may be approved by the bankruptcy court.

Redemption

        We may redeem your capital units at a price of $.20 per capital unit upon any of the following events:

  •
  if you try to transfer your capital units without following the procedures required by the Operating Agreement;

  •
  if you do not sign the Operating Agreement and consent to assignment of your Member Agreement within a year after acquiring capital units;

  •
  if you become the beneficial owner of less than 5,000 capital units and do not remedy such failure to meet the minimum investment requirement within 240 days;

  •
  if you breach your obligations under your Member Agreement or Corn Delivery Agreement and do not cure such breach after we send you written notice; or

  •
  if you become bankrupt and we are not able to sell your capital units within 240 days through the Capital Units Transfer System.

Capital Accounts

        In accordance with the tax regulations discussed in greater detail under "Federal Income Tax Consequences," we will establish a capital account for each member. The initial capital account balance will be equal to the member's deemed capital contribution, i.e., the value of such member's equity share in the Cooperative, which is anticipated not to exceed $2.00 per share. The capital account will be increased by the member's share of income and decreased by distributions and the member's share of net losses. The capital accounts will be used to determine relative distributions upon liquidation, as set forth below. You will not be entitled to the return of any part of your contribution or to be paid interest in respect of either your capital account or your capital contributions. If you transfer your capital units, your capital account balance with respect to the transferred units will be credited to the new owner of the capital units at its then current balance, regardless of the price paid in the transfer.

Liability of Members

        You will not be personally liable for a debt, obligation, or liability of the new LLC solely by reason of being a member.

Sinking Fund Provisions

        There are no sinking fund provisions.

Further Calls or Assessments

        You will not be liable for further calls or assessments by the new LLC.

Liquidation upon Dissolution

        The new LLC's voluntary dissolution may be effected only upon the prior approval of the affirmative vote of the majority of our members. In the event of a voluntary or involuntary dissolution and liquidation, our assets will be applied and distributed as follows: first, to our creditors in the order of priority as provided by law, and then to our members in proportion to the positive balance in their respective capital accounts (which will correspond to the number of capital units owned by each member). To the extent that a deficit, if any, in the capital account of any member resulted from or was attributable to deductions or losses of the new LLC (including non-cash items such as depreciation), or distributions of money pursuant to the terms of the Operating Agreement to all members in proportion to the number of capital units owned by each member, upon dissolution of the new LLC such deficit would not be an asset of the new LLC and such member would not be obligated to contribute such amount to the new LLC to bring the balance of his capital accounts to zero.

COMPARISON OF RIGHTS OF EQUITY OWNERS

        The rights of members are currently governed by South Dakota law and the Articles of Incorporation and Bylaws of the Cooperative. Upon completion of the reorganization, the rights of members will be governed by South Dakota law and the Articles of Organization and Operating Agreement of Whetstone Ethanol, LLC. The following is a summary of the material differences between the shares of the Cooperative and the capital units of the new LLC. A copy of the Articles of Organization and form of Operating Agreement is attached as Appendix B to this document. The Articles of Incorporation and Bylaws of Northern Growers Cooperative may be obtained from Northern Growers Cooperative, without charge, by contacting: James Peterson, Chairman, 1303 E. 4th Avenue, Suite 2, Milbank, South Dakota 57252.

	Shares of Northern Growers Cooperative	Capital Units of Whetstone Ethanol, LLC
Taxation	Northern Growers Cooperative is exempt from taxation at the cooperative level under Section 521 of the federal tax code so long as it complies with certain requirements. Each member is subject to income tax based on the amount of patronage and dividends distributed to the member.	The new LLC will be treated as a partnership for federal income tax purposes. The new LLC will pay no tax on its net income. Rather, each member will be subject to income tax based on the member's allocable share of income, gain, loss, deduction and credits, whether or not any cash is actually distributed to the member.
The IRS has not taken a determinative position on whether LLC members are subject to self-employment tax with respect to distributions of earnings; however, based on proposed IRS regulations, we expect that you will not be subject to self-employment tax on distributions that are based on your capital unit ownership.
Limited Liability	Members are not personally liable for the debts, obligations and liabilities of the Cooperative.	Under South Dakota law and the Operating Agreement, members will not be personally liable for the debts, obligations and liabilities of the new LLC.
Distribution Requirements	The Cooperative is required under the tax code to distribute 20% of its annual net income to members based on patronage.	Under the Operating Agreement, the new LLC may not retain more than $200,000 of net cash from operations, unless a 75% super majority of the Board decides otherwise. The Board may vote to make additional distributions in its sole discretion. No distribution shall be made if it would violate or cause a default under the terms of any debt financing or other credit facilities, cause the new LLC to become insolvent, or is otherwise prohibited by law.

Corn Delivery	Each member under the terms of the Member Agreement of the Cooperative is responsible for delivering one bushel of corn each year for each equity share owned.	The new LLC's members will have the same corn delivery obligations as with the Cooperative. The corn delivery obligations; however, will be reviewed and reevaluated annually by the Board of Managers.
Authorized and Outstanding Capital	The Cooperative's Articles of Incorporation provide for authorized membership stock consisting of 2,400 shares of voting common stock with a par value of $100.00 each, 12,000,000 shares of equity common stock with a par value of $2.00 each, and 250 shares of non-voting preferred stock with a par value of $1.00, and 2,500,000 shares of equity preferred stock with a par value of $2.00 each.	The Operating Agreement provides authorized capital consisting of 6,328,450 Class A capital units to be issued to the Cooperative in the reorganization. It also allows the Board to create and issue additional capital units, including capital units with different rights, powers and duties. There are currently no capital units issued and outstanding.
Membership Interests	Each equity share represents the right and obligation to deliver corn to the Cooperative and receive patronage dividends. Each voting stock share represents the right to vote on those matters on which the Cooperative's members are entitled to vote. The Cooperative is a closed-end cooperative, which means that new members may only be admitted by purchasing shares from existing members.	Under the Operating Agreement, all cash or other distributions to members will be made proportionately based upon the number of capital units owned, but each member receives one vote on each matter brought to a vote of the members, regardless of the number of capital units owned. Initially, only members of the Cooperative may become members in the reorganization, and only if such member agrees to be bound by the Operating Agreement and consents to assignment of his Member Agreement from the Cooperative to the new LLC. If a member owns less than 5,000 capital units, the new LLC may redeem the member's capital units.
Liquidity and Transferability	There is no public trading market for the Cooperative's stock. Its Bylaws allow for the Board or members to impose restrictions on the transfer of shares and allow for the transfer of shares to certain family members and others. Members may only transfer their shares to other agricultural producers.	There is no public trading market for the capital units. The Operating Agreement imposes strict transfer restrictions to preserve the new LLC's partnership tax status. The Board must approve all transfers. The Board will generally approve sales or gifts to qualified family members and transfers upon death. The new LLC will also arrange for the establishment of a capital units transfer service, through which you may be able to sell your capital units. New members do not need to be agricultural producers to own capital units.

Voting Rights	Under the Cooperative's Articles, each holder of common stock is entitled to one vote, regardless of the number of shares owned. A holder of voting stock may cast one vote for each director's position to be filled.

The Cooperative's Bylaws prohibit voting by proxy.	Under the Operating Agreement, each member is entitled to one vote on each matter brought to a vote of the members, regardless of the number of capital units owned. Each member must have signed the Operating Agreement to qualify for voting privileges and consented to assignment of the Member Agreement held by the Cooperative to the new LLC.
The Operating Agreement prohibits voting by proxy.
Termination of Membership	The Cooperative's Bylaws provide that the Board, in its sole discretion, may terminate a member's membership if the member:
• has become ineligible for membership;
• has failed to patronize the Cooperative for a period of 1 year or more;
• has moved outside the territory served by the Cooperative;
• has violated any of the provisions of the Articles or Bylaws;
• breaches any contract with the Cooperative;
• remains indebted to the Cooperative for 90 days after the indebtedness first becomes payable; or
• willfully obstructs any lawful purpose or activity of the Cooperative.	In general, a member's membership interest will terminate upon a duly authorized redemption, sale or transfer of the membership interest.

Redemption	Under the Cooperative's Bylaws, the stock may be redeemed in the sole discretion of the Board for either the par value of the shares or the book value of the shares, if less than par value.	Capital units may be redeemed at a price of $0.20 per unit if a member:
• transfers or attempts to transfer capital units other than as required by the Operating Agreement;
• does not sign the Operating Agreement and fulfill other membership requirements within one year of acquiring capital units;
• becomes the beneficial owner of less than 5,000 capital units and the minimum number of capital units are not acquired within 240 days;
• breaches obligations under the Member Agreement or Corn Delivery Agreement that are not cured after written notice; or
• becomes bankrupt and the member's capital units are not able to be sold within 240 days through the Capital Units Transfer System.
Annual meetings	The Cooperative's Bylaws provide that the annual meeting of members shall be held within 180 days of the close of the fiscal year.	The Operating Agreement provides that the Board of Managers shall determine the date of the annual meeting of members. Failure to hold an annual meeting at the designated time will not cause the dissolution of the new LLC.
Vote on Extraordinary Transactions	South Dakota law requires that a merger, consolidation or division of a Cooperative must be approved by a majority of any quorum of members entitled to vote on such transaction and that any disposal of all or substantially all of the Cooperative's fixed assets or its voluntary dissolution must be approved by a majority of the members. The Cooperative's Articles of Incorporation and Bylaws do not contain voting requirements for extraordinary transactions.	A merger or consolidation of the new LLC with another business entity, a sale of substantially all of the new LLC's assets and its voluntary dissolution must be approved by the affirmative vote of a majority of the voting members.
Amendment of Governing Documents	Under South Dakota law, the Cooperative may amend its Articles by vote of two-thirds of the members, and may amend its Bylaws if the amendment is approved by a vote of three-fourths of the Board of Directors or by three-fourths of members in which a majority of all votes are cast.	Only the members of the new LLC may amend the Articles of Organization. The members of the Board may amend the Operating Agreement by majority vote, provided that any amendment by the Board is subsequently approved by the members at the members' next meeting.

Preemptive Rights	Because the Cooperative is a closed Cooperative, it will not issue any additional shares under any circumstances. Accordingly, preemptive rights are not applicable to the Cooperative's members.	Members have no preemptive rights to participate in any later securities offerings of the new LLC under its Operating Agreement, Articles of Organization or South Dakota law.
Appraisal Rights of Dissenting Members	Neither the South Dakota law nor the Cooperative's Articles or Bylaws grants appraisal rights. This means that if a member does not vote to approve a decision, such as a merger, and the proposed merger is approved by other members, the dissenting member has no right to demand that the value of his or her shares be appraised and receive that amount.	Neither South Dakota law nor the Operating Agreement grants appraisal rights. This means that if a member does not vote to approve a decision, such as a merger, and the proposed merger is approved by other members, the dissenting member has no right to demand that the value of his or her capital units be appraised and receive that amount.
Liquidating Rights	Upon liquidation, assets remaining after the satisfaction of all debts and liabilities are distributed as follows:
• holders of preferred stock shall receive the par value of their preferred shares, if any;
• holders of voting and equity stock shall receive the lesser of book or par value for their shares;
• holders of credits in the revolving capital shall receive the principal amount of their credits; and
	• any remaining assets shall be distributed on a patronage basis to all patrons.	Upon liquidation, assets remaining after the satisfaction of all debts and liabilities of the new LLC will be distributed to its members in proportion to their positive capital account balances.
Reporting Requirements	The Cooperative is not subject to the reporting requirements of the Securities Exchange Act of 1934.	The new LLC will be subject to the reporting requirements of the Securities Exchange Act of 1934 and will file annual, quarterly and special reports with the Securities and Exchange Commission.

Fiduciary Duties	The directors and officers of the Cooperative owe a fiduciary duty of loyalty and duty of care to the Cooperative. The fiduciary duty of loyalty includes an obligation to exercise good faith and not act adversely to the Cooperative. The duty of care includes an obligation to exercise the highest level of diligence and due care when acting on behalf of the Cooperative.	A manager of a manager-managed LLC and officers of a LLC owe a fiduciary duty of care and duty of loyalty to the LLC and its members. The duty of loyalty includes:
• an obligation to hold as a trustee for the LLC any property, profit, or benefit derived by the member or manager in their conduct on behalf of the LLC;
• an obligation to refrain from dealing with the LLC as or on behalf of a party holding an adverse interest to the LLC; and
• an obligation not to compete with the LLC.
Additionally, a manager of a manager-managed LLC, and officers of an LLC owe a duty of care, which includes refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of the law.
Indemnification	The Cooperative's Bylaws provide that it shall indemnify any person made a party to a proceeding because he was a director of the Cooperative. The Bylaws also provide that the Cooperative may indemnify and advance expenses to non-director officers, agents, and employees. Indemnification for liabilities under the federal securities laws may not be enforceable.	The Operating Agreement requires the new LLC to indemnify to the fullest extent permitted by South Dakota law its current and former officers, members and managers for expenses actually and reasonably incurred in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party because he is or was an officer, member or manager of the new LLC. However, this indemnification obligation does not apply if the claim results from:
• a breach of duty of loyalty;
• a breach of duty not made in good faith;
• an act or omission involving gross negligence, intentional misconduct or a known violation of the law;
• a transaction that resulted in an improper benefit to the defendant; or
• for liability provided for by statute.
Indemnification for liabilities under the federal securities laws may not be enforceable.

FEDERAL INCOME TAX CONSEQUENCES

        This section sets forth the opinion of our tax counsel, Woods, Fuller, Shultz & Smith P.C., as to the material federal income tax consequences relating to ownership of capital units of the new LLC, including the federal income tax consequences of the reorganization of the Cooperative into a limited liability company. This section is based on current provisions of the Internal Revenue Code of 1986 (the "tax code"), as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This section assumes each member is an individual and does not generally discuss the federal income tax consequences to corporate taxpayers, tax-exempt pensions, profit-sharing trusts or IRA's, foreign taxpayers, estates or taxable trusts as investors in capital units.

        Except as expressly noted, the statements, conclusions and opinions contained in this section and the opinion attached as Exhibit 8.1 to the registration statement constitute the opinion of our tax counsel regarding federal income tax consequences of owning capital units. Our tax counsel's opinions are based upon the assumption that events will occur in the manner described in the registration statement. Our tax counsel emphasizes that its opinion extends only to matters of law. You should know that the legal opinion of our tax counsel does not assure the intended tax consequences because it does not bind either the Internal Revenue Service ("IRS") or the courts. No rulings have been or will be requested from the IRS regarding the tax matters we describe.

        This section does not address all the tax considerations that may be relevant to particular members in light of their personal investment circumstances, or to certain types of members that may be subject to special tax rules. Therefore, you are urged to consult your tax advisor regarding the tax consequences to you of owning capital units.

Reorganization of Northern Growers Cooperative into a Limited Liability Company

        For state business law purposes, the reorganization of the Cooperative into a South Dakota limited liability company will consist of two steps: first, the transfer to Whetstone Ethanol, LLC of all of the Cooperative's assets (including the Cooperative's membership interest in Northern Lights) and its liabilities in exchange for all of the capital units of the new LLC and, second, the distribution in liquidation of the Cooperative of all the capital units of the new LLC to the members. For income tax purposes, however, the members should be treated as having received in the liquidating distribution the assets of the Cooperative (principally, its membership interest in Northern Lights), subject to all its liabilities, and then immediately afterwards transferring such assets and liabilities to the new LLC in exchange for their capital units. This transaction will be a taxable liquidation with respect to the Cooperative and its members, as discussed below.

Tax Consequences of the Reorganization to Northern Growers Cooperative

        The reorganization of the Cooperative into the new LLC constitutes a taxable liquidation of the Cooperative. Section 336(a) of the tax code requires a corporation to recognize gain or loss on a liquidating distribution of appreciated property just as if it had sold the property to the distributees for an amount equal to the property's fair market value.

        As described above, for federal income tax purposes the reorganization will be deemed a distribution of the Cooperative's assets and liabilities, rather than a distribution of interests in the new LLC, the newly-formed entity. The Cooperative's assets will consist principally of a 77.16% membership interest in Northern Lights as of the date of the reorganization. We believe that the aggregate value of the deemed distribution on the date of the reorganization will not exceed the appraised value of the Cooperative's 77.16% membership interest in Northern Lights.

        In order, among other things, to determine whether the Cooperative will realize gain or loss on the deemed liquidating distribution of its assets to the members of the new LLC, the Cooperative has had an appraisal report and supplement prepared of the going concern value of the Northern Lights' ethanol production facility, which is the basis for estimating the fair market value of the Cooperative's 77.16% membership interest in Northern Lights as of the date of the reorganization. It is anticipated that the value of the membership interest will not exceed the Cooperative's tax basis of $12,500,000 in Northern Lights. The Cooperative is not, accordingly, expected to realize any gain on the deemed distribution of the membership interest to its members. The appraisal and supplement, prepared by Dakota Appraisal and Consulting, Ltd., has appraised Northern Lights' leasehold interest on an as-built going concern basis at $50,000,000 (without taking into account any debt financing). The appraisal supplement values the Cooperative's 77.16% membership interest at $12,500,000, after taking into account the long-term debt financing of $31.1 million (but ignoring the effect of current liabilities) and applying a partial interest discount factor. There can be no assurance that the IRS will not challenge the appraised value of Northern Lights or the appraised value of the Cooperative's interest in Northern Lights. If such a challenge were successful, the value of the distribution to the members could be reduced by the corporate level tax imposed, and as noted below, members could realize taxable gain on the receipt of the new LLC interests.

        The deemed distribution of the Cooperative's interest in Northern Lights will result in the termination of Northern Lights for income tax purposes, pursuant to Section 708 of the tax code. The only significant consequence of this termination should be the termination of Northern Lights' tax elections and the resulting need for Northern Lights to make new elections.

Federal Tax Consequences of the Reorganization to Members

        Amounts received by a member in complete liquidation of a corporation are treated as full payment in exchange for the member's stock under Section 331(a) of the tax code. Accordingly, depending on the amount of the deemed distribution to members, a member of the Cooperative could recognize gain or loss as a result of the reorganization. This gain (or loss) would be measured by the difference between the adjusted tax basis of the member's Cooperative shares and the fair market value of the deemed liquidating distribution received by that member.

        The determination of the fair market value of the deemed distribution will depend on the updated Appraisal Supplement as of the date of the reorganization, but such value is expected not to exceed $2.00 per capital unit (the original issue price to members of an equity share of the Cooperative). This value is subject to adjustment if the updated appraisal supplement differs from the original appraisal supplement. It should be noted that the IRS is not bound by the appraisal or any appraisal supplement and if it successfully challenges the appraisal or any supplement, the value of the distribution may increase, causing each member to recognize more gain or less loss on the reorganization than is currently anticipated.

        The original tax basis of a member's equity share in the Cooperative is its original issue price under Section 1012 of the tax code. Members who acquired their shares by purchase from another member will have a basis equal to their purchase price. Members who acquired their shares from a decedent will have a basis equal to the value of the share for estate tax purposes. Finally, members who acquired their shares by gift will have a basis equal to the donor's basis. However, if use of the donor's basis will produce a loss and if the fair market value at the time of the gift was less than the donor's basis, then the donee's basis will be the fair market value at the time of the gift.

        Capital Losses—Non-corporate Taxpayers.    Under Section 1211 of the tax code, noncorporate taxpayers such as individuals, trusts and estates may deduct capital losses to the extent of capital gains recognized by the taxpayer during the taxable year, plus the lower of $3,000 or the excess of such losses over such gains. Unused capital losses may not be carried back but may be carried forward indefinitely until they are fully used or the taxpayer dies. Thus, an individual member who has no other capital gains or losses could deduct $3,000 per year until the loss on the distribution is fully deducted or the member dies. In addition to capital gains the member may realize on sale of capital assets, it also should be noted that pursuant to Section 1231 of the tax code, net gains are treated as capital gains that may be offset by capital loss deductions or carry forwards.

        Capital Losses—C Corporations.    In the case of a C corporation, capital losses are deductible only to the extent of capital gains. C corporations may not use any part of their capital losses to reduce ordinary taxable income under section 1211(a) of the tax code. A C corporation deducts its capital losses against its capital gains for the taxable year. A C corporation that sustains capital losses in excess of capital gains in the taxable year has a net capital loss which, in general, subject to limitations, can be carried back three years and forward five years until it is used. The amount of net capital loss, whether long or short-term, carried back or carried forward to another year is treated as a short-term capital loss in the year to which it is carried under Section 1212(a)(1) of the tax code.

        Deemed Formation of Limited Liability Company.    Distribution of capital units in the new LLC to members will be treated for tax purposes as a constructive formation by the members of the new LLC of a tax partnership. Accordingly, the members will be treated as having contributed the assets they are deemed to receive in the liquidation of the Cooperative to the new LLC, subject to liabilities. Under Section 721 of the tax code neither gain nor loss is recognized to a tax partnership or its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership.

Importance of the Appraisal and Supplements to Northern Growers Cooperative and its Members

        The tax treatment of the Cooperative and the tax treatment of the members with respect to the deemed distribution, and the initial asset basis in the hands of the new LLC, all depend in significant part on the accuracy of the appraisal and appraisal supplements. While we have no reason to believe that the appraisal and appraisal supplements will not be accepted by the IRS, there can be no assurance that the IRS will not challenge the values used in determining gain or loss at the Cooperative or member level or that a court will not sustain a challenge.

IRS Information Reporting Requirements

        The Cooperative is required to file Form 966 notifying the IRS of the taxable liquidation within 30 days of a formal adoption of the plan of reorganization, and to supplement the filing if the plan is later amended. The Cooperative will be required to issue a Form 1099-DIV to each member whose shares have a value of more than $600 not later than January 31, 2003 and transmit the information to the IRS before February 28, 2003.

Federal Income Tax Consequences of Capital Unit Ownership

        Tax Status of the new LLC.    Single-level tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depend on the treatment of the new LLC as a partnership for income tax purposes. Single-level tax occurs when the business entity pays no income tax at the company level but the members pay tax on their proportionate share of the company's earnings. Our tax counsel is of the opinion that the new LLC will be treated as a partnership for federal income tax purposes. This means that the new LLC will pay no federal income tax and members will pay tax on their share of the new LLC's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company generally will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

        The new LLC will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although none of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

        If the new LLC fails to qualify for partnership taxation for whatever reason, it will be treated as a "C corporation" for federal income tax purposes. As a C corporation, it would be taxed on its taxable income at corporate rates. Currently the maximum effective federal corporate rate is 35%. Distributions to members would generally be taxed again to members as corporate dividends, but if taxed as a corporation, members would not be required to report their share of the new LLC's income, gains, losses, deductions or credits on their tax returns. Because a tax would be imposed upon the new LLC as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the capital units.

        Publicly Traded Partnership Rules.    To qualify for taxation as a partnership, the new LLC must not be treated as a publicly traded partnership under Section 7704 of the tax code. Generally, the tax code provides that a publicly traded partnership will be taxed as a corporation. The tax code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent). Although there is no legal authority on whether a limited liability company is subject to these rules, our tax counsel expects that the new LLC will be subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership.

        Our tax counsel is of the opinion that the new LLC will not be treated as a publicly traded partnership provided that transfers of capital units are made only pursuant to the "safe harbors" permitted in its Operating Agreement and described below. Under Section 1.7704-1 of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner's interests or admitting the transferee as a partner.

        The new LLC does not intend to list its capital units on any stock exchange or the Nasdaq Stock Market, nor will it provide any information to broker-dealers which would enable broker-dealers to trade capital units under Rule 15c2-11 of the Securities Exchange Act of 1934, as amended. In addition, Section 4.1(a) of its Operating Agreement generally only permits transfers of capital units that will preserve the partnership tax status of the new LLC by complying with the provisions of the Treasury Regulations. These regulations generally provide that interests will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred pursuant to "safe harbors" that include:

  •
  "private" transfers;

  •
  qualified redemptions and repurchases; or

  •
  transfers pursuant to a qualified matching service.

Private transfers include, among others:

  •
  transfers in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred;

  •
  transfers by reason of death, including transfers from an estate or testamentary trust;

  •
  transfers, including gifts, between members of a "family" (as defined in Section 267(c)(4) of the tax code);

  •
  transfers from retirement plans qualified under Section 401(a) of the tax code or an IRA; and

  •
  "block" transfers. A block transfer is a transfer by a member and any related person as defined in the tax code in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.

        Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year, other than in private transfers, cannot exceed 10 percent of the total interests in partnership capital or profits.

        Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

  •
  it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

  •
  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

  •
  the seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

  •
  the closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed;

  •
  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, nonfirm price quotes, or quotes that express an interest in acquiring an interest without an accompanying price, nonbinding indications of interest;

  •
  the matching service does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);

  •
  the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

  •
  the sum of the percentage interests transferred during the entity's tax year, excluding private transfers, does not exceed 10 percent of the total interests in partnership capital or profits.

        If any of the matching service requirements are violated, the Internal Revenue Service may attempt to treat the new LLC as a publicly traded partnership. In order to avoid being taxed at both the company and member levels like publicly traded partnerships, it is very important that the members execute transfers only through a valid qualified matching service or the other "safe harbors" provided in Section 1.7704-1 of the Treasury Regulations.

Tax Treatment of the new LLC's Operations

        Use of Calendar Year.    Because the new LLC will be taxed as a partnership, it will have its own taxable year separate from the taxable years of the members. Pursuant to Section 706 of the tax code, unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In the new LLC's case, the majority interest taxable year is the calendar year (i.e., twelve months ending December 31).

        Flow-Through of Partnership Taxable Income or Loss to Members.    Each member will be required to report on his income tax return for his taxable year with which or within which ends the new LLC's taxable year his distributive share of the income, gains, losses, deductions and credits of the new LLC without regard to whether corresponding cash distributions are received. Our tax counsel is of the opinion that the allocations to members in the Operating Agreement will be respected under applicable provisions of the tax code and Treasury Regulations.

        To illustrate the flow-through of such items, if you are a member for the entire calendar year 2003 and you use a calendar year for your individual income taxes, you should include your share of the new LLC's 2003 taxable income or loss on your income tax return for the year 2003 (to be filed by April 15, 2004). If you have a June 30 fiscal year you should report your share of the new LLC's 2003 taxable income or loss on your income tax return for the fiscal year ending June 30, 2004. Income, gains, losses, deductions and credits for the new LLC's initial tax year ending December 31, 2003, will be reportable in a calendar year taxpayer's income tax return for 2003, due April 15, 2004. A fiscal year taxpayer having a June 30 fiscal year must report his share of the new LLC's 2003 income or loss on his return for the year ending June 30, 2004. The new LLC will provide each member with Schedule K-1 for each LLC tax year, indicating the member's share of the new LLC's annual income, gains, losses, deductions and credits and their separately stated components, within a reasonable time following the end of each calendar year.

        Tax Treatment of Distributions.    Distributions to a member will not be taxable to the member for federal income tax purposes as long as such a distribution does not exceed the member's basis in his units immediately before the distribution. Cash distributions in excess of unit basis—which are considered unlikely—are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

        Our tax counsel is of the opinion that the basis of a member's interest in the new LLC will be determined and adjusted as follows. Under Section 722 of the tax code, a member's initial basis in the new LLC interest will be equal to the sum of the amount of money and the contributor's adjusted basis of any property contributed to the new LLC. In particular, the basis of a member's capital units will be equal initially to the basis of the assets such member is deemed to contribute to the new LLC as a result of the reorganization, reduced by any reduction of a member's share of liabilities to which such assets are subject, or which are assumed by the new LLC, and increased by a member's share of the new LLC's debt. The basis of such assets will be equal to their respective fair market values immediately before their deemed distribution to the members by the Cooperative. As described above, in the aggregate this value is not expected materially (if at all) to exceed $2.00 per equity share of the Cooperative.

        Each member's initial basis in the new LLC will be increased to reflect the member's distributive share of the new LLC's taxable income and tax-exempt income, and any increase in a member's share of the new LLC's debt. If a member makes additional capital contributions at any time, the adjusted unit basis is increased by the amount of any cash contributed or the adjusted basis in any property contributed.

        A member's unit basis will be decreased, but not below zero, by

  •
  the amount of any cash distributed to the member;

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  the basis of any other property distributed;

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  the amount of depletion deductions;

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  the member's distributive share of losses and nondeductible expenditures of the new LLC that are "not properly chargeable to capital account"; and

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  any reduction in that member's share of the new LLC's debt.

        The unit basis calculations are accordingly complex. A member is only required to compute unit basis if it is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

  •
  the end of a taxable year during which the new LLC suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

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  upon the liquidation or disposition of a member's interest; and

  •
  upon the nonliquidating distribution of cash or property to a member, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        Our tax counsel is of the opinion that distributions to a member should not be taxable to the member unless the amount of the distribution exceeds the member's basis in his interest immediately before the distribution. Except in the case of a taxable sale of a unit or liquidation of the new LLC, exact computations for this purpose ordinarily are not necessary. For example, a member who regularly receives cash distributions that are less than or equal to his share of the new LLC's taxable income will have no deemed sale or exchange by reason of the distributions. Rather, that member must recognize as taxable income, his or her allocated share of the new LLC's income, whether it was actually distributed or not. Consequently, under these circumstances, no computations are necessary to demonstrate that cash distributions are not taxable to members under Section 731(a)(1) of the tax code. The purpose of the basis adjustments is to keep track of a member's "tax investment" in the new LLC with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the capital units.

        Deductibility of Losses; Passive Loss Limitations.    In general, a member may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his capital units nor to the extent they exceed the member's at-risk amount. Our tax counsel is of the opinion that these specific restrictions are not likely to impact the members of the new LLC, but that, if the new LLC incurs a taxable loss or if taxable income is insufficient to cover interest expense on the new LLC's related borrowing, the passive activity loss deduction rules are likely to have widespread effect.

        Section 469 of the tax code substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as the new LLC and other partnerships, limited liability companies or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in the new LLC to an unrelated party in a fully taxable transaction.

        It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

        Members who borrow funds to purchase their equity interest in the new LLC may be able to currently deduct the interest expense. However, this interest expense will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is the new LLC, and if the new LLC incurs a net loss, no interest expense on related borrowing would be deductible. If that member's share of the new LLC's taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in the new LLC to an unrelated party in a fully taxable transaction.

        Alternative Minimum Tax.    If the new LLC adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. This depends on each individual member's specific circumstances, and therefore each member should consult with his own tax advisor as to the consequences of LLC activities for the member's alternative minimum tax situation.

Tax Consequences of Disposition of Capital Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of capital units equal to the difference between the amount realized and the member's basis in the capital units sold. Amount realized includes cash and the fair market value of other property received plus the member's share of the new LLC's debt. Because of the inclusion of debt in basis, it is possible that a member could have a tax liability on sale that exceeds the proceeds of sale.

        Our tax counsel is of the opinion that, assuming a member's capital units are a "capital asset" in his or her hands, which is ordinarily the case, gain or loss recognized by such member on the sale or exchange of a capital unit held for more than one year will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the tax code to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by the new LLC. The new LLC will adopt conventions to assist those members that sell capital units in apportioning the gain among the various categories.

        Allocations and Distributions Following Capital Unit Transfers.    If any capital unit is transferred during any accounting period in compliance with the provisions of Section 4.1(a) of the Operating Agreement, then solely for purposes of making allocations and distributions, the new LLC may elect to use an interim closing of the books method, rather than a daily proration of profit or loss for the entire period, and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Section 4.1(a) have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with will be made to the transferor and all distributions thereafter will be made to the transferee. However, the Board of Managers has the authority to adopt any other reasonable permitted method or convention.

        Effect of Tax Code Section 754 Election on Unit Transfers.    The adjusted basis of each member in his capital units ("outside basis") initially will be equal to the member's proportionate share of the adjusted basis of the new LLC in its assets ("inside basis"). Because the reorganization is a taxable transaction, both the outside and the inside basis will initially be equal to the value of the new LLC's assets, which is the measure of the amount realized by the members on the deemed distribution. Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the member's proportionate share of the inside basis.

        Although rarely exercised by LLCs with large amounts of members, section 754 of the tax code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined under the Section 754 election, it is allocated among the new LLC's various assets pursuant to Section 755 of the tax code.

        A tax code Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of limited liability company property by reference to his higher outside basis. The tax code Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

        Section 743(b) of the tax code provides that the partnership or limited liability company is responsible for making the basis adjustments. However, the unit transferees are required to report the basis adjustments. Transferees accomplish this by attaching statements to their returns that show how the adjustment under Section 743(b) of the tax code was determined and how the adjustment was allocated among the various partnership properties.

        Treasury Regulations clarify that partnerships are required to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on the partnership. The partnership reports basis adjustments by attaching statements to its returns when it acquires knowledge of transfers subject to tax code Section 743 of the tax code. In addition, partnerships are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

        Transferees are subject to an affirmative obligation to notify partnerships of their basis in acquired interests. To accommodate partnership concerns about the reliability of the information provided, partnerships are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under tax code Section 1014, unless clearly erroneous.

        Section 4.2 of the Operating Agreement provides that the new LLC will not make a tax code Section 754 election unless the Board of Managers determines in its sole discretion to do so. The new LLC is unlikely to make such an election unless the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of capital units may be affected positively or negatively by whether or not the new LLC makes a tax code Section 754 election. The Tax Matters Partner intends to monitor prices at which capital units change hands and is likely to authorize the election only when and if capital unit prices become materially greater than the new LLC's per capital unit inside basis and only if it determines that this material difference is likely to continue or increase over time. If the new LLC decides to make a tax code Section 754 election, the election is made by the new LLC on a timely filed partnership income tax return and it is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the tax code Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

        IRS Reporting Requirement.    Section 4.1(a) of the Operating Agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a capital unit to notify the new LLC in writing within 30 days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to tax code "Section 751(a) exchanges," it is likely that any transfer of a capital unit will constitute a tax code Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Other Tax Matters

        Tax Information To Members; Consistent Reporting.    The new LLC will be required to provide each member with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

        Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request, AAR" with the original or amended return in which the inconsistent position is taken.

        IRS Audit Procedures.    Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

        The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most (but not all) partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since the new LLC will be taxed as a partnership, these rules are applicable to it and its members.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

        IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as a limited liability company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In the new LLC's case, this would be the Chief Financial Officer. Section 7.9 of the Operating Agreement designates the Chief Financial Officer as the Tax Matters Partner. In the event there is no Chief Financial Officer, or if the Chief Financial Officer does not hold capital units, then the Board of Managers shall appoint a member of the Board of Managers who owns capital units as the Tax Matters Partner.

        The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent.

        After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court.

        New Elective Procedures For Large Partnerships.    The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

        If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate whether individual or corporate. A partner may not file a claim for credit or refund of his allocable share of the payment.

        Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for federal income taxes, interest, or penalties, that an electing large partnership is required to make is non-deductible.

        Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner. The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

        The Board of Managers of the new LLC will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

        Self-Employment Tax.    The tax code and Treasury Regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury Regulations address the treatment of limited liability company members for self-employment tax purposes. Proposed regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company members only if they have personal liability for limited liability company obligations, have authority to contract on behalf of the company, or participate in the company's business for more than 500 hours each year. Few, if any, of the company's members would be subject to self-employment tax under this test.

        The status of the proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of limited liability company members and limited partners, our tax counsel believes it is highly likely that the new LLC members will be treated similarly to limited partners, i.e., generally not subject to self-employment tax on their share of limited liability company earnings.

        The major exceptions are if you are an employee or on the Board of Managers and will own LLC units individually. For Board members, our tax counsel is of the opinion that your per diem compensation for attending meetings and related services will be subject to self-employment tax and reported on Form 1099. For employees that own capital units, wages would be treated as a distribution and would be subject to self-employment tax and reported on Form K-1, which would require the employee to estimate his or her wages and bonus and could result in some related undesirable consequences with respect to tax-deferred benefits programs.

        State Income Taxes.    Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Since the new LLC will potentially be doing business in several states, this could create a substantial reporting burden for the members. South Dakota has no state income tax and because of special reporting conventions, a South Dakota resident member generally will not have to file individually in such other states. Many states allow "composite reporting" by partnerships and limited liability companies wherein the entity pays income taxes to the state and the individual members are relieved of the reporting responsibility in such state. Their state of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. However, since South Dakota has no state income tax, a South Dakota resident would not receive such a tax credit. Members who are residents of any state other than South Dakota will need to determine for themselves the state income tax consequences of their capital unit ownership.

PLAN OF DISTRIBUTION

        We are offering to distribute the capital units of the new LLC directly to the Cooperative's members. We are offering the capital units only in states where the Cooperative's members reside: South Dakota, Minnesota, North Dakota and Iowa. We must obtain approval from securities' regulatory authorities in these states.

        We have no underwriter. We are not using agents or brokers. The members of our Board of Managers will be the principal persons involved in completing the reorganization and distributing the capital units in reliance on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. We will not pay our Board of Managers or any other person any commissions in connection with these activities. Our Board of Managers has no relationship to any broker-dealer.

        If the reorganization is approved, we will send you instructions for sending in your certificates for voting and equity shares of the Cooperative in exchange for the new LLC capital units certificates. You will receive an ownership interest in the new LLC that is directly proportional to your ownership interest in the Cooperative.

LEGAL MATTERS

        The validity of the capital units of Whetstone Ethanol, LLC being offered in this Information Statement/Prospectus will be passed upon by Woods, Fuller, Shultz & Smith, P.C., 300 South Phillips Avenue, Sioux Falls, South Dakota 57104.

WHERE YOU CAN FIND MORE INFORMATION

        Whetstone Ethanol, LLC does not currently file reports with the Securities and Exchange Commission; however, if we complete this offering, we will file annual, quarterly and special reports with the SEC. You may read and copy any reports that Whetstone Ethanol, LLC files at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reports and other information we file will be available in the EDGAR database located on the SEC's website at (http://www.sec.gov), as well as from commercial document retrieval services.

        Whetstone Ethanol, LLC has filed a Registration Statement with the SEC on Form S-4 that registers the issuance of the capital units offered by this Information Statement/Prospectus. This document is a part of that Registration Statement. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

        You should rely only on the information contained in this document and the related Registration Statement to decide whether to purchase capital units. We have not authorized anyone to provide you with information that is different from what is contained in this document or the Registration Statement. You should not assume that the information contained in this document is accurate as of any date other than the date on the cover page.

APPENDIX A

PLAN OF REORGANIZATION

PLAN OF REORGANIZATION

        THIS PLAN OF REORGANIZATION (the "Plan") entered into by and between Northern Growers Cooperative, a South Dakota cooperative (the "Cooperative") and Whetstone Ethanol, LLC, a newly formed South Dakota limited liability (the "LLC"), as of this 10th day of April, 2002, shall be effective only upon the adoption and approval of the Plan at a special meeting of members by the affirmative vote of the holders of three-fourths of the votes cast thereon. The day of such adoption and approval by the members is hereinafter called the "Effective Date."

        WHEREAS, the Board of Directors of the Cooperative has determined that it is desirable and in the best interests of the members of the Cooperative to convert from a cooperative structure to a limited liability company structure in accordance with this Plan;

        WHEREAS, the Cooperative has formed the LLC solely for the purposes of implementing this Plan;

        WHEREAS, it is the intent of the Cooperative and the LLC that upon the consummation of the transactions contemplated by this Plan, the Cooperative's entire business, including all of its assets and liabilities without limitation, will be owned by the LLC, and that each member of the Cooperative will own capital units of the LLC equal in number to such's equity shares of the Cooperative immediately prior to the Effective Date, and that the ownership percentages of each of the Cooperative's members will be preserved.

        NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

        1.    Transfer and Exchange.

          (a)  As promptly as practicable after the Effective Date, the Cooperative shall assign and transfer to the LLC and the LLC shall assume, subject to any liens, pledges, or encumbrances of any kind, nature or description whatsoever, all of the Cooperative's assets, properties, and business as a going concern, including, but not limited to, goodwill, cash, notes, securities, accounts receivable, security interests, inventories, equipment, furniture and fixtures, trademarks, trade names, including the Cooperative's name, accrued interest, prepaid insurance, other prepaid expense, and deposits which the Cooperative owns or to which it was entitled on the Effective Date (regardless of whether reflected on the Cooperative's balance sheet as of the Effective Date).

          (b)  As soon as practicable after the Effective Date, the Cooperative shall assign and transfer to the LLC and the LLC shall assume, without limitation, all known and unknown, ascertainable and contingent liabilities of the Cooperative, including, without limitation, costs associated with the implementation of the Plan and any other expenses, debts, taxes, judgments, or liens of any kind, nature or description, for which the Cooperative was liable on the Effective Date (regardless of whether reflected on the Cooperative's balance sheet as of the Effective Date).

          (c)  In exchange for such transfer of the Cooperative's assets and liabilities to the LLC, the LLC shall issue to the Cooperative Class A Capital Units of the LLC equal in number to the issued and outstanding equity shares of the Cooperative as of the Effective Date.

        2.    Dissolution.     As promptly as practicable after the Effective Date of the Plan, the Cooperative shall be dissolved in accordance with the laws of the State of South Dakota and the Cooperative shall file with the Secretary of State of the State of South Dakota a Certificate of Dissolution substantially in the form of Exhibit A hereto.

        3.    Name Change.     As promptly as practicable after the Certificate of Dissolution has been filed, the LLC shall change its name to "Northern Growers, LLC" and the LLC shall file with the Secretary of State of the State of South Dakota such notices or certificates as are necessary to accomplish the same.

        4.    Cessation of Business.     After the Effective Date, the Cooperative shall not engage in any business activities except for the purposes of preserving the values of its assets, adjusting and winding up its business and affairs, and distributing its assets in accordance with the Plan. The directors and the officers now in office shall continue in office solely for these purposes.

        5.    Restrictions on Transfer of Shares.     The proportionate interests of the members in the assets of the Cooperative shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. At such time the books of the Cooperative shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of South Dakota, or otherwise, the members' respective interests in the assets of the Cooperative shall not be transferable by the negotiation of share certificates.

        6.    Distribution of Assets.     All assets remaining after the transfer and exchange pursuant to paragraph 1 above, consisting solely of the Class A Capital Units of the LLC issued pursuant to paragraph 1(c) above, shall be distributed to members in liquidation of the Cooperative, in accordance with paragraphs 7 and 8 below.

        7.    Right to Liquidating Distribution.     As soon as practicable after the Effective Date, each member of record shall be given notice to deliver to Northern Growers, LLC the certificates representing all the Cooperative's equity and voting shares owned by such as of the close of business on the Effective Date. The LLC shall make appropriate accommodations for any members that have in good faith lost or misplaced their share certificates. The tendered certificates shall be cancelled and a notation shall be made thereon of the distribution in liquidation of the Cooperative. The property of the Cooperative as determined under paragraph 6 above shall be divided among the members on a pro rata basis in proportion to each members' ownership of equity shares. Accordingly, each of the Cooperative shall receive one Class A Capital Unit of the LLC in exchange for each tendered equity share of the Cooperative. Members shall not receive any additional consideration for their tendered voting shares.

        8.    Agent for Members.     Northern Growers, LLC, is hereby appointed Agent for Members to receive on behalf of the Cooperative's members, the property to be distributed hereunder. On                         , 2002, hereinafter called the "Distribution Date," or as soon as practicable thereafter, the Cooperative will deliver to the Agent for Members the property, to be distributed to the members as determined under paragraph 6 above, which shall consist solely of all of the issued and outstanding Class A Capital Units of the LLC, issued to the Cooperative pursuant to paragraph 1(c) above. All property distributable to the members will be distributed by the Agent for Members as soon as practicable within the calendar month beginning with the Distribution Date to those members who have delivered their certificates representing equity shares of the Cooperative as provided in paragraph 7 above. The remainder of such property will be held for the account of those members who have not delivered their share certificates, to be paid to such members upon delivery of their share certificates. No interest shall accrue at any time on any property held for distribution. The Agent for Members and any member who has granted a security interest in tendered shares of the Cooperative shall cooperate with the party or parties who hold such security interest to grant such lienholder a comparable security interest in the Class A Capital Units of the LLC to be distributed to such member in accordance with paragraph 7 above.

        9.    Adoption of Operating Agreement.     Upon the consummation of the transactions contemplated by this Plan, an Operating Agreement substantially in the form attached hereto as Exhibit B, shall be adopted by the LLC automatically and without further action of the LLC's capital unit holders, and such Operating Agreement shall thereafter govern the management and affairs of the LLC and the rights and duties of its capital unit holders. The notice given to members of the Cooperative under paragraph 7 shall include a counterpart signature page for the Operating Agreement and a consent to the assignment to the LLC of the Cooperative's member agreement with such. Upon execution and delivery of such counterpart signature page and assignment of the member agreement, members of the Cooperative will become members of the LLC, entitled to the full rights and privileges of membership as set forth in the Operating Agreement. Members of the Cooperative who do not become members of the LLC shall be entitled to the full economic benefits of ownership of LLC capital units, but shall not be eligible for voting rights and other benefits accorded exclusively to members pursuant to the

Operating Agreement. In addition, the LLC will have the right to redeem a holder's LLC capital units at a price of $.20 per unit if such holder does not become a member of the LLC within 12 months of acquiring the capital units and under certain other circumstances as set forth in the Operating Agreement.

        10.    Power of Board of Directors.     The Board of Directors and, if authorized by the directors, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The directors may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the transfer, exchange, dissolution, complete liquidation, and termination of existence of the Cooperative, and the distribution of its assets to the Cooperative's members in accordance with the laws of the State of South Dakota. The death, resignation, or other disability of any director or officer of the Cooperative shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation, or other disability, the surviving or remaining director(s), or, if there be none, the surviving or remaining officer(s), shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan.

        IN WITNESS WHEREOF, the undersigned have executed and entered into this Plan of Exchange and Dissolution as of the date first set forth above.

NORTHERN GROWERS COOPERATIVE
By:	/s/ JIM PETERSON
Name: Jim Peterson
Its: President
WHETSTONE ETHANOL, LLC
By:	/s/ JIM PETERSON
Name: Jim Peterson
Its: President

EXHIBIT A

CERTIFICATE OF DISSOLUTION

        This Certificate of Dissolution is being filed with the Secretary of State of the State of South Dakota in accordance with Section 47-18-13 of the South Dakota Cooperative Act.

        1.    The name of the Cooperative is Northern Growers Cooperative (the "Cooperative").

        2.    The name and address of each director of the Cooperative is as follows:

Name	Address
Ron Anderson	47895 SD Highway 158 Labolt, South Dakota 57246
Dennis Flemming	Post Office Box 657 South Shore, South Dakota 57263
Mark Lounsbery	48187 SD Highway 20 Revillo, South Dakota 57259
Bob Metz	Rural Route 1, Box 50 Browns Valley, Minnesota 56219
Bob Narem	14313 469th Avenue Twin Brooks, South Dakota 57269
Brent Olson	68704 County Highway 8 Ortonville, Minnesota 56278
Ron Olson	44228 150th Street Waubay, South Dakota 57273
Jim Peterson	16952 482nd Avenue Revillo, South Dakota 57259
Del Strasser	Rural Route 2, Box 152 Wilmot, South Dakota 57279
Steve Street	16153 486th Avenue Revillo, South Dakota 57259
Greg Toben	47906 171st Street Clear Lake, South Dakota 57226
Bill Whipple	Rural Route 2, Box 22 Wilmot, South Dakota 57279
Robert Wittnebel	Rural Route 1, Box 439 Nassau, Minnesota 56257

        3.    The dissolution of the Cooperative was authorized at a meeting of members held on                        , 200    , by the vote of the holders of three-fourths of the votes cast thereon.

        4.    All liquidation activities have been completed and there are no suits pending against the Cooperative.

        IN WITNESS WHEREOF the undersigned directors of the Cooperative have executed this certificate on this            day of                        , 200  .

Ron Anderson	Dennis Flemming
Mark Lounsbery	Bob Metz
Bob Narem	Brent Olson
Ron Olson	Jim Peterson
Del Strasser	Steve Street
Greg Toben	Bill Whipple
Robert Wittnebel

EXHIBIT B

OPERATING AGREEMENT

NORTHERN GROWERS, LLC

                             , 200

[Please see Appendix B for the Form of Operating Agreement]

APPENDIX B

ARTICLES OF ORGANIZATION
AND
FORM OF OPERATING AGREEMENT

ARTICLES OF ORGANIZATION
OF
WHETSTONE ETHANOL, LLC

ARTICLE I

        The name of the Limited Liability Company is Whetstone Ethanol, LLC.

ARTICLE II

        The duration of the company is perpetual.

ARTICLE III

        The address of the initial designated office is:

    1303 East 4th Avenue, Suite 2
    Post Office Box 225
    Milbank, SD 57252

ARTICLE IV

        The name and street address of the initial agent for service of process is:

    Jim Peterson
    16952 482nd Avenue
    Revillo, SD 57259

ARTICLE V

        The name and address of each organizer:

    Mark Lounsbery
    48187 SD Highway 20
    Revillo, SD 57259

    Jim Peterson
    16952 482nd Avenue
    Revillo, SD 57259

    Del Strasser
    Rural Route 2, Box 152
    Wilmot, SD 57279

    Steve Street
    16153 486th Avenue
    Revillo, SD 57259

ARTICLE VI

        The company is to be a manager-managed company. The names and addresses of the initial managers are:

Name	Address
Ron Anderson	47895 SD Highway 158 Labolt, South Dakota 57246
Bob Biersbach	704 South 6th Street Milbank, South Dakota 57252

Dennis Flemming	Post Office Box 657 South Shore, South Dakota 57263
Mark Lounsbery	48187 SD Highway 20 Revillo, South Dakota 57259
Bob Metz	Rural Route 1, Box 50 Browns Valley, Minnesota 56219
Bob Narem	14313 469th Avenue Twin Brooks, South Dakota 57269
Brent Olson	68704 County Highway 8 Ortonville, Minnesota 56278
Ron Olson	44228 150th Street Waubay, South Dakota 57273
Jim Peterson	16952 482nd Avenue Revillo, South Dakota 57259
Del Strasser	Rural Route 2, Box 152 Wilmot, South Dakota 57279
Steve Street	16153 486th Avenue Revillo, South Dakota 57259
Steve Strei	Rural Route 2, Box 95 Ortonville, Minnesota 56278
Greg Toben	47906 171st Street Clear Lake, South Dakota 57226
Bill Whipple	Rural Route 2, Box 22 Wilmot, South Dakota 57279
Robert Wittnebel	Rural Route 1, Box 439 Nassau, Minnesota 56257

ARTICLE VII

        The members of the company are not to be liable for its debts and obligations under Section 303 (c).

ARTICLE VIII

        There shall initially be one class of members of the company. The managers may in the future create additional classes of members having certain relative rights, including voting rights, powers and duties determined at the time of creation. The rights, powers or duties of a newly created class may be senior to those of one or more existing classes of members. The rights, including voting rights, powers and duties of each class of members, whether created now or in the future, shall be determined in accordance with the terms and provisions of the company's Operating Agreement.

        Dated March 21, 2002.

/s/ Mark Lounsbery Mark Lounsbery
/s/ Jim Peterson Jim Peterson
/s/ Del Strasser Del Strasser
/s/ Steve Street Steve Street

OPERATING
AGREEMENT

NORTHERN GROWERS, LLC

                             , 2002

SECTION

ARTICLE 1—DEFINITIONS
1.1	Act
1.2	Affiliate
1.3	Articles
1.4	Board of Managers
1.5	Bankrupt Member
1.6	Capital Contribution
1.7	Capital Unit or Unit
1.8	Capital Unit Transfer System
1.9	Class A Members
1.10	Code
1.11	Committed Capital
1.12	Company
1.13	Cooperative
1.14	Corn Delivery Agreement
1.15	Dispose, Disposing or Disposition
1.16	Manager
1.17	Member
1.18	Member Agreement
1.19	Net Cash from Operations
1.20	Northern Lights Ethanol
1.21	Ownership Percentage
1.22	Person
1.23	Proceeding
1.24	Reorganization
1.25	Super Majority Vote
1.26	Trimester
ARTICLE 2—ORGANIZATION
2.1	Formation
2.2	Name
2.3	Registered Office; Registered Agent, Principal Office in the United States; Other Offices
2.4	Purpose
2.5	Foreign Qualification
2.6	Term
2.7	Mergers and Exchanges
2.8	No State-Law Partnership
2.9	Fiscal Year
ARTICLE 3—MEMBERS
3.1	Members
3.2	Representations and Warranties
3.3	Admission of Additional Members
3.4	Interests in a Member
3.5	Information
3.6	Liabilities to Third Parties
3.7	Withdrawal
3.8	Lack of Authority
3.9	Classes and Voting

3.10	Place and Manner of Meeting
3.11	Conduct of Meetings
3.12	Annual Meeting
3.13	Special Meetings
3.14	Notice
3.15	Quorum of Members
3.16	Voting of Capital Units by Company
3.17	Closing Record Books and Fixing Record Data
3.18	Fixing Record Dates for Ballots by Mail
3.19	Proxies
ARTICLE 4—DISPOSITION OF CAPITAL UNITS
4.1	General Restrictions on the Disposition of Capital Units
4.2	Tax Elections
4.3	Redemption
ARTICLE 5—CAPITAL CONTRIBUTIONS
5.1	Class A Capital Units
5.2	Additional Capital Units
5.3	Return of Contributions
5.4	Advances by Members
5.5	Capital Accounts
ARTICLE 6—ALLOCATIONS AND DISTRIBUTIONS
6.1	Allocations and Distributions
6.2	Distributions of Net Cash from Operations
6.3	Allocations of Income, Gain, Loss, Deductions, and Credits
6.4	Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets
6.5	Regulatory Allocations and Allocation Limitations
6.6	Proration of Allocations
6.7	Consent to Allocation
6.8	Distributions in Kind
6.9	Right to Distributions
6.10	Limitation on Distributions
ARTICLE 7—OFFICERS
7.1	Number of Officers
7.2	Appointment and Term of Office
7.3	Removal of Officers
7.4	The Chief Executive Officer
7.5	The Chief Financial Officer
7.6	The Vice-Presidents
7.7	The Secretary
7.8	Assistant Secretaries
7.9	Designation of Tax Matters Partner
7.10	Duties of Tax Matters Partner
7.11	Authority of Tax Matters Partner
7.12	Expenses of Tax Matters Partner
7.13	Compensation
ARTICLE 8—MANAGEMENT

8.1	Management by Board of Managers
8.2	Actions by Managers; Committees; Delegation of Authority and Duties
8.3	Registration and Transfer of Securities
8.4	Number; Term of Office; Election
8.5	Death or Disability of Managers
8.6	Removal
8.7	Resignations
8.8	Vacancies
8.9	Place and Manner of Meetings
8.10	First Meeting
8.11	Regular Meeting of Board of Managers
8.12	Special Meeting of Board of Managers
8.13	Notice of Board of Managers' Meetings
8.14	Action Without Meeting
8.15	Quorum; Majority Vote
8.16	Approval or Ratification of Acts or Contracts
8.17	Interested Managers, Officers and Members
8.18	Expenses of the Company
8.19	Procedure
8.20	Compensation
ARTICLE 9—INDEMNIFICATION
9.1	Indemnification
9.2	Liability of Company
9.3	Prospective Amendment of Liability and Indemnity
9.4	Non-Exclusive Liability and Indemnity
ARTICLE 10—CAPITAL UNIT CERTIFICATES
10.1	Certificates for Membership
10.2	Transfer of Certificates
10.3	Loss or Destruction of Certificates
10.4	Certificate Regulations
10.5	Transfer of Membership
10.6	Legends
ARTICLE 11—BANKRUPTCY OF A MEMBER
ARTICLE 12—DISSOLUTION
12.1	Dissolution and Winding-Up
12.2	Continuation
ARTICLE 13—LIQUIDATION AND TERMINATION
13.1	Liquidation and Termination
13.2	Application and Distribution of Proceeds on Liquidation
13.3	Deficit Capital Account Balances
13.4	Articles of Dissolution
ARTICLE 14—GENERAL PROVISIONS
14.1	Books and Records
14.2	Headings
14.3	Construction and Severability
14.4	Effect of Waiver or Consent
14.5	Binding Effect

14.6	Governing Law/Jurisdiction
14.7	Further Assurances
14.8	Notice to Members of Provisions of This Agreement
14.9	Counterparts
14.10	Conflicting Provisions
14.11	Amendments

FORM OF OPERATING AGREEMENT
OF
NORTHERN GROWERS, LLC

        This Operating Agreement of Northern Growers, LLC (formerly, Whetstone Ethanol, LLC), dated as of the            day of                        , 2002, is executed and agreed to, for good and valuable consideration, by the Members (as defined below).

ARTICLE 1
DEFINITIONS

        As used in this Operating Agreement, the following terms have the following meanings:

        1.1   "Act" means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

        1.2   "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

        1.3   "Articles" means the Articles of Organization filed with the Secretary of State of South Dakota on April 1, 2002, by which the Company was organized as a South Dakota limited liability company under and pursuant to the Act.

        1.4   "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

        1.5   "Bankrupt Member" means (except to the extent that the Board of Managers determines otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

        1.6   "Capital Contribution" means any actual contribution by a Member to the capital of the Company in the Reorganization or through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

        1.7   "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A Capital Units, and any other class of Capital Units as may be approved and adopted by the Board of Managers.

        1.8   "Capital Unit Transfer System" means the procedures set forth in Article 4 of this Operating Agreement governing all Dispositions of Capital Units.

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        1.9   "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

        1.10   "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

        1.11   "Committed Capital" means $2.00 per Class A Capital Unit with respect to Members receiving Class A Capital Units in the Reorganization, and, with respect to any additional Members, the purchase price of the Capital Units subscribed for in any subsequent offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

        1.12   "Company" means Northern Growers, LLC (formerly, Whetstone Ethanol, LLC), a manager-managed South Dakota limited liability company.

        1.13   "Cooperative" means Northern Growers Cooperative, a South Dakota cooperative corporation.

        1.14   "Corn Delivery Agreement" means an agreement between each Member and the Company requiring each Member to deliver to the Company on an annual basis one bushel of corn, or other amount, per Capital Unit owned by the Member.

        1.15   "Dispose," "Disposing," or "Disposition" means the sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

        1.16   "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

        1.17   "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A Members.

        1.18   "Member Agreement" means the agreement between each Member and the Cooperative requiring each Member to deliver corn to the Cooperative on an annual basis.

        1.19   "Net Cash from Operations" means the gross cash proceeds from the Company's investments, operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside for, the established reserves for all the Company's expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

        1.20   "Northern Lights Ethanol" means Northern Lights Ethanol, LLC, a South Dakota limited liability company, formed for the purpose of constructing, owning and operating an ethanol production facility near Milbank, South Dakota.

        1.21   "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

2

        1.22   "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

        1.23   "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

        1.24   "Reorganization" means the exchange of all of the assets and liabilities of the Cooperative for the Class A Capital Units of the Company, the subsequent dissolution of the Cooperative and distribution of the Company's Class A Capital Units to the Cooperative's shareholders in liquidation of the Cooperative, and the adoption of this Operating Agreement concurrently therewith, all pursuant to the Plan of Reorganization dated April 10, 2002.

        1.25   "Super Majority Vote" means the affirmative vote of 75% of the total number of Managers elected to the Board of Managers.

        1.26   "Trimester" means any of the four-month periods ending on April 30, August 31 and December 31, which shall be the periods set by the Board of Managers for delivery of corn to the Company for resale by the Company to Northern Lights Ethanol for processing in its ethanol plant, and may be used for other administrative matters.

        Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

        2.1    Formation.     The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

        2.2    Name.     The name of the Company is Northern Growers, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

        2.3    Registered Office; Registered Agent, Principal Office in the United States; Other Offices.     The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota. The Company may have such other offices as the Board of Managers may designate from time to time.

        2.4    Purpose.     The purpose of the Company is to own a membership interest in Northern Lights Ethanol, which will produce and market ethanol and ethanol co-products from its ethanol production facility located near Milbank, South Dakota, and any other purpose allowed under South Dakota law.

        2.5    Foreign Qualification.     Prior to the Company's conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's officers (as specified in Article 7)

3

shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        2.6    Term.     The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

        2.7    Mergers and Exchanges.     The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement. Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set forth in Article 3.

        2.8    No State-Law Partnership.     The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal income and state income tax purposes, and this Operating Agreement shall not be construed to suggest otherwise.

        2.9    Fiscal Year.     After such time as the Reorganization is completed, the Company's fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3
MEMBERS

        3.1    Members.

          (a)  The initial Member of the Company is the Cooperative, whose Capital Units are being distributed to the Cooperative's shareholders in the Reorganization concurrently with the adoption of this Operating Agreement.

          (b)  Members of the Cooperative receiving Capital Units in the Reorganization shall be admitted as Members without discretion of the Board Managers at such time as: (i) such Person has submitted to the Company a counterpart signature agreeing to be bound by this Operating Agreement, and (ii) such Person has consented to the assignment of such Person's Member Agreement from the Cooperative to the Company. Until such time as a Person who acquires Capital Units in the Reorganization becomes a Member in accordance with the foregoing, such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement, but shall have no voting rights and such Person's Capital Units shall become subject to optional redemption by the Company in accordance with Section 4.3 of this Operating Agreement on the anniversary of the Reorganization.

          (c)  Additional Persons may be admitted as Members by acquiring a minimum of 5,000 Capital Units (i) directly from the Company in the Offering or otherwise, or (ii) from a Member in a Disposition in compliance with the provisions of this Operating Agreement, subject to Section 3.3.

          (d)  Any Person who satisfies the requirements of this Operating Agreement may be a Member unless the Person lacks capacity apart from the Act.

        3.2    Representations and Warranties.     Each Member represents and warrants to the Company and each other Member that:

          (a)  if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a

4

  foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

          (b)  if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

          (c)  if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee or other member thereof;

          (d)  that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Operating Agreement by that Member have been duly taken;

          (e)  that the Member has duly executed and delivered this Operating Agreement; and

          (f)    that the Member's authorization, execution, delivery and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

        3.3    Admission of Additional Members.     No Person shall become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion. Additional Persons may be admitted to the Company in the discretion of the Board of Managers. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a written document including such Person's: (a) address for notices, (b) agreement to be bound by this Operating Agreement, (c) execution of an assignment and amendment of the Person's Member's Agreement from the Cooperative to the Company or the execution of an original Corn Delivery Agreement, and (d) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person. The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

        3.4    Interests in a Member.     A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of this Section 3.4, the Company shall have the option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

        3.5    Information.

          (a)  In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree,

5

  however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

          (b)  The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

        3.6    Liabilities to Third Parties.     Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        3.7    Withdrawal.     A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

        3.8    Lack of Authority.     No Member, other than a Member acting in his or her capacity as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers.

        3.9    Classes and Voting.     Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be one class of Members. The Board of Managers may establish additional classes or groups of one or more Members.

          (a)  Class A Members. Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. On all matters to be voted upon by the Class A Members, the affirmative vote of the majority of the Class A Members shall be the act of the Class A Members.

          (b)  Voting. Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) the sale, lease, exchange or other disposition of substantially all of the Company's assets; (iii) voluntary dissolution of the Company; (iv) the election and removal of individuals serving on the Board of Managers; and (v) the amendment of the Articles and this Operating Agreement; (vi) the increase or decrease in the number of Managers; (vii) any change in geographical boundaries relative to voting districts; and (viii) any matters referred to a vote of the Members by the Board of Managers.

6

        3.10    Place and Manner of Meeting.     All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.11    Conduct of Meetings.     All meetings of the Members shall be presided over by the Chief Executive Officer. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

        3.12    Annual Meeting.     The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

        3.13    Special Meetings.     A special meeting of the Members may be called at any time by the Chief Executive Officer, the Board of Managers or by the Secretary upon the request of 10% of the Class A Members. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

        3.14    Notice.     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

          (a)  If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

      (i)
      a plan of merger, consolidation or exchange;

      (ii)
      the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

      (iii)
      the voluntary dissolution of the Company;

      (iv)
      the removal of any member or members of the Board of Managers.

      (v)
      the increase or decrease in the number of Managers;

      (vi)
      any change in geographical boundaries relative to voting; or districts

          (b)  The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by a copy or summary of the respective:

      (i)
      plan of merger, consolidation or exchange;

      (ii)
      the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

      (iii)
      the plan of liquidation; or

      (iv)
      identification of the Manager or Managers whose removal is sought.

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        3.15    Quorum of Members.     Ten percent of the Class A Members represented in person or by written ballot, shall constitute a quorum at a meeting of the Members. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

        3.16    Voting of Capital Units by Company.     A Capital Unit owned by another limited liability company, corporation or other legal entity, the majority of which is owned or controlled by this Company, and a Capital Unit held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a class at any given time.

        3.17    Closing Record Books and Fixing Record Data.     For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

        3.18    Fixing Record Dates for Ballots by Mail.     Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

        3.19    Proxies.     Voting by proxy shall not be allowed.

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ARTICLE 4
DISPOSITION OF CAPITAL UNITS

        4.1    General Restrictions on the Disposition of Capital Units.

          (a)  No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time. The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

          (b)  The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers. If the Person acquiring the Capital Units in the Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement, including, without limitation, the execution of a Corn Delivery Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Trimester immediately following the Trimester in which such matters are approved by the Board of Managers. Upon the effectiveness of a Disposition of all or a portion of a Member's Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member or Members who have acquired the Capital Units. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not become a Member (whether due to such Person's failure to sign this Operating Agreement, or the Board of Managers' refusal to accept such Person as a Member upon a Disposition of Capital Units), such Person shall receive the allocations of income, gain, losses, deductions, credits and distributions in accordance with Article 6 of this Operating Agreement until such time as the Person becomes a Member or until such Person's Capital Units are redeemed in accordance with Section 4.3 of this Operating Agreement. Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

          (c)  The Board of Managers will not approve any Disposition unless (i) either (a) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (b) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

          (d)  Any Person admitted to the Company upon a Disposition of Capital Units shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that

9

  amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

        4.2    Tax Elections.     In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

        4.3    Redemption.     The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

          (a)  An attempt to Dispose of the Capital Units in a manner not in conformity with this Operating Agreement.

          (b)  The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

          (c)  The failure of a Person who becomes the beneficial holder of less than 5,000 Capital Units to acquire the minimum investment requirement of 5,000 Capital Units in accordance with Section 5.1(c) of this Operating Agreement within 240 days of becoming the holder of less than 5,000 Capital Units.

          (d)  Breach of the Person's Member Agreement or Corn Delivery Agreement with respect to such Capital Units, and failure to cure such breach subsequent to the giving of written notice by the Company as provided therein.

          (e)  The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

        If the Company exercises its right to redeem a Member's or Person's Capital Units pursuant to any of the above, upon receipt of such Member's or Person's Capital Unit certificate, the Company shall pay to such Member or Person $0.20 per Capital Unit. Upon redemption, any Member Agreement or Corn Delivery Agreement of such Member relating to such Capital Units shall become null and void. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.

ARTICLE 5
CAPITAL CONTRIBUTIONS

        5.1    Class A Capital Units.

          (a)  Issuance of Class A Units as Part of the Reorganization. As part of the Reorganization, 6,328,450 Class A Capital Units are being issued to the Cooperative in exchange for all of the Cooperative's assets and liabilities. The Cooperative is being dissolved and the Class A Capital Units are being distributed to the shareholders of the Cooperative in proportion to the equity shares held by each shareholder of the Cooperative. In the event any shareholder of the Cooperative fails to execute a counterpart signature page of the Operating Agreement, or fails to consent to the assignment to the Company of the shareholder's Member Agreement, the Company shall have the right to redeem such Person's Class A Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

          (b)  Disposition of Class A Units following the Reorganization. After completion of the Reorganization, Class A Members may Dispose of outstanding Class A Capital Units to any Person, subject to the other requirements of this Operating Agreement. Class A Capital Units may only be Disposed of in increments of 1,000 Capital Units.

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          (c)  Minimum Investment. A Class A Member must always own at least 5,000 Class A Capital Units, and no Person will be admitted as a Class A Member unless said Person holds at least 5,000 Class A Capital Units. If a Person becomes the holder of fewer than 5,000 Class A Capital Units in a Disposition, the Person must within 240 days of becoming a holder either acquire additional Class A Capital Units so that the total held by said Person is at least 5,000 Class A Capital Units or the Person must dispose of the Class A Capital Units in accordance with the provisions of this Operating Agreement. If the Person fails to meet either of the requirements of the previous sentence within the time provided, the Company may redeem the Class A Capital Units held by said Person as provided in Section 4.3.

          (d)  Corn Delivery Requirement. To be admitted as a Class A Member, whether acquiring Class A Capital Units in the Reorganization, through a Disposition from a Member, or otherwise, a Person must either consent to the assignment and amendment of the Person's Member Agreement from the Cooperative to the Company or sign a new Corn Delivery Agreement in a form approved by the Board of Managers from time to time, in addition to fulfilling all other membership criteria set forth in Section 3.3. The corn delivery requirements pursuant to the Member's Member Agreement or Corn Delivery Agreement will be reevaluated annually by the Board of Managers.

        5.2    Additional Capital Units.     Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

        5.3    Return of Contributions.     A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

        5.4    Advances by Members.     If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 52 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

        5.5    Capital Accounts.     A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

          (a)  Each Member's capital account shall be increased by: (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

          (b)  Each Member's capital account shall be decreased by: (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member who has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the

11

time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

        6.1    Allocations and Distributions.     Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

        6.2    Distributions of Net Cash from Operations.     Net Cash from Operations, if any, for any fiscal year, will be distributed to the Members on not less than an annual basis in an amount sufficient to reduce the Company's cumulative Net Cash from Operations to $200,000.00, unless otherwise determined by a Super Majority Vote of the Board of Managers and provided that any such distribution does not violate or cause the Company to default under the terms of any of the Company's credit facilities or debt instruments or violate Section 6.10 of this Operating Agreement. Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

        6.3    Allocations of Income, Gain, Loss, Deductions, and Credits.     Except as otherwise provided in this Article 6, all items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

        6.4    Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.     Notwithstanding the provisions of Section 6.3:

          (a)  Allocation of Gain. Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

          (b)  Allocation of Loss. Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

        6.5    Regulatory Allocations and Allocation Limitations.     Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

          (a)  Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

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          (b)  Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c)  Qualified Income Offset. In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d)  Gross Income Allocations. In the event that a deficit balance in a Member's capital account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its capital account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

          (e)  Nonrecourse Deductions. Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

          (f)    Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

          (g)  Members' Shares of Excess Nonrecourse Debt. The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

          (h)  Curative Allocations. The allocations set forth in subsections (a), (b), (c), (d), (f) and (g) (the "Regulatory Allocations") are intended to comply with certain requirements of the

13

  Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible, the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

        6.6    Proration of Allocations.     All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

        6.7    Consent to Allocation.     Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

        6.8    Distributions in Kind.     Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

        6.9    Right to Distributions.     A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

        6.10    Limitation on Distributions.

          (a)  Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act.

          (b)  A Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

        7.1    Number of Officers.     The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer, one or more vice-presidents, and a Secretary, each of whom shall be appointed by the Board of Managers. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers for the Company. The same individual may simultaneously hold more than one office in the Company. A Person does not need to be a member of the Board of Managers nor a Member of the Company to serve as an officer of the Company.

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        7.2    Appointment and Term of Office.     The officers of the Company shall be appointed by a Super-Majority Vote by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided by a signed contract with the Company.

        7.3    Removal of Officers.     Any officer or agent of the Company may be removed by a Super Majority Vote of the Board of Managers at any time, with or without cause. Appointment of an officer or agent shall not of itself create contract rights.

        7.4    The Chief Executive Officer.     The Chief Executive Officer shall be the principal executive officer of the Company. The Chief Executive Officer shall, when present, preside at all meetings of the Members and of the Board of Managers. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers from time to time.

        7.5    The Chief Financial Officer.     The Chief Financial Officer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer shall:

          (a)  Have charge and custody of and be responsible for all funds and securities of the Company;

          (b)  Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Managers; and

          (c)  In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or Board of Managers. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers shall determine.

        7.6    The Vice-Presidents.     If appointed, in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the Chief Executive Officer. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the Chief Executive Officer or by the Board of Managers.

        7.7    The Secretary.     The Secretary shall:

          (a)  Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

15

          (b)  See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

          (c)  Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

          (d)  When requested or required, authenticate any records of the Company;

          (e)  Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

          (f)    Sign with the Chief Executive Officer, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

          (g)  Have general charge of the Capital Units transfer books of the Company; and

          (h)  In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Managers.

        7.8    Assistant Secretaries.     The Assistant Secretaries, when authorized by the Board of Managers, may sign with the Chief Executive Officer or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the Chief Executive Officer or the Board of Managers.

        7.9    Designation of Tax Matters Partner.     The Chief Financial Officer is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code. Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If at any time there is no Chief Financial Officer, or if the Chief Financial Officer no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

        7.10    Duties of Tax Matters Partner.

          (a)  The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

          (b)  To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.10 and 7.11 only, the "Secretary") the name, address, profit's interest and taxpayer identification number of each Member.

          (c)  To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

          (d)  If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary, the Tax Matters Partner shall forward a copy of such notice to the

16

  Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

        7.11    Authority of Tax Matters Partner.     The Tax Matters Partner is hereby authorized, but not required:

          (a)  To enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

          (b)  In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final" adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Claims;

          (c)  To intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d)  To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e)  To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

          (f)    To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

          (g)  To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

        7.12    Expenses of Tax Matters Partner.     The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of a Manager and indemnification set forth in Article 9 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

        7.13    Compensation.     The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers. Officers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

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ARTICLE 8
MANAGEMENT

        8.1    Management by Board of Managers.

          (a)  Except for situations in which the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

              (i)  To manage, supervise and conduct the day-to-day affairs of the Company;

            (ii)  To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes;

            (iii)  To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company;

            (iv)  To enter into operating agreements, joint participations, joint ventures, and partnerships with others containing such terms, provisions and conditions as the Board of Managers shall approve;

            (v)  To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company;

            (vi)  To sell, dispose, abandon, trade or exchange (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate;

          (vii)  To enter into agreements and contracts with any Member or an Affiliate of any Member and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party;

          (viii)  To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement; and

            (ix)  To amend this Operating Agreement until the next Annual Meeting at which time the Members must approve the Amendment, or the Amendment shall become void.

          (b)  Except as otherwise provided in this Operating Agreement, all acts of the Board of Managers will be by majority vote of the disinterested Managers. The following acts shall require a Super Majority Vote of the disinterested Managers:

              (i)  A decision to distribute Net Cash from Operations other than in accordance with the requirements of Section 6.2;

            (ii)  The appointment and removal of any officer or agent of the Company pursuant to Sections 7.2 and 7.3;

            (iii)  The removal of a Manager pursuant to Section 8.6; and

            (iv)  The receipt of any per diem or other compensation by the Board of Managers for attending meetings and serving as a Manager pursuant to Section 8.20.

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          (c)  Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(cb), without first obtaining the required approval of the Members.

          (d)  For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. A Manager's interest in a Member or Corn Delivery Agreement shall not be deemed to be a material financial interest. If a Manager is an Affiliate or immediate family member (spouse, parent, child, or sibling) of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

        8.2    Actions by Managers; Committees; Delegation of Authority and Duties.

          (a)  In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; (ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

          (b)  The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

          (c)  Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager or any officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

        8.3    Registration and Transfer of Securities.     Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

          (a)  that the Company is still in existence;

          (b)  that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

          (c)  that the person so signing is authorized to sign on behalf of the Company.

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        8.4    Number; Term of Office; Election.

          (a)  The number of initial Managers of the Company shall be set at 15 unless and until such time as the Members vote to change the number of Managers serving on the Board of Managers.. If the number of Managers is increased, the newly created Manager positions shall be filled at the next annual or special meeting by election by the Members. If the number of Managers is decreased, then the decrease shall coincide with an annual or special meeting and all Managers shall be subject to reelection by the Members. Each initial Manager shall hold office according to the provisions of Section 8.4(b) unless such Manager resigns, dies, or becomes disabled.

          (b)  A person must be a Member, or officer, director, manager of an entity that is a Member, to be elected to the Board of Managers. Each initial Manager shall serve on the Company's Board of Managers until his term would have expired on the Cooperative's Board of Directors, resulting in staggered elections of four Managers annually. Thereafter each Manager shall be elected to office by the Members for a term of three years or until his earlier resignation or removal. No Manager may serve more than three consecutive three year terms on the Board of Managers; provided that the original terms of the initial Managers' prior to election by the Members shall not be included in calculating length of service. If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

          (c)  Managers shall be elected by a plurality of the votes cast by the Members of the appropriate district voting in the election, with each Member having one vote per position and no cumulative voting. Other aspects of the election process shall be determined by the Board of Managers in advance of the annual or special election.

          (d)  There shall be two districts for the purpose of voting to elect individuals to the Board of Managers. District One shall consist of the State of South Dakota and all states lying to the north, south and west. District One shall elect 12 individuals to the Board of Managers, until the boundaries of the districts are otherwise changed as provided herein. District Two shall consist of the State of Minnesota and all states lying to the south and east. Members in District Two shall elect 3 individuals to the Board of Managers, until the boundaries of the districts are otherwise changed as provided herein. Boundaries of districts may be changed by a majority vote of the Members at an annual or special meeting of the Members. However, if the boundaries are changed by a vote taken at an annual meeting, the change of district boundaries shall not be effective until adjournment of the annual meeting so that the election of managers to be held during said annual meeting shall be completed under the former district boundaries.

          (e)  If a representative of a Member that is an entity and not an individual is seeking election to the Board of Managers, the representative shall seek election within the district in which the Member is located. For the purpose of electing Managers, a Member shall be deemed to be located in a given district if the Member's principal residence is located within the district for a Member that is an individual and if the Member's chief executive office is located within the district for a Member that is an entity and not an individual. If a Manager's principal residence or the Member's chief executive office, whichever is applicable, shall change from one district to another during a Manager's term, because of a change in location of the principal residence or chief executive office, whichever is applicable, or because the Members vote to change the boundaries of a Manager's district, said Manager may complete his or her term, but may not seek re-election within the former district upon completion of the current term.

        8.5    Death or Disability of Managers.     Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8.

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        8.6    Removal.     Managers may be removed for any reason at any annual or special meeting of Members by the affirmative vote of the majority of the Members. The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal by the Members may be filled at such meeting by vote of the Members represented at such meeting. Managers may also be removed for any reason by a Super Majority Vote of the Board of Managers. The vacancy caused by such removal by the Board of Managers may be filled by the remaining members of the Board of Managers as provided in Section 8.8 of this Operating Agreement.

        8.7    Resignations.     Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

        8.8    Vacancies.     Any vacancy occurring in the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

        8.9    Place and Manner of Meetings.     Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        8.10    First Meeting.     The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

        8.11    Regular Meeting of Board of Managers.     A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

        8.12    Special Meeting of Board of Managers.     The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the Chief Executive Officer, or by 30% of the Managers. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        8.13    Notice of Board of Managers' Meetings.     All special meetings of the Board of Managers shall be held upon two 2 days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally or by facsimile transmission, or upon seven days' written notice by mail, at the direction of the Chief Executive Officer, the Secretary, or Managers calling the meeting.

        8.14    Action Without Meeting.     Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had

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been held. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

        8.15    Quorum; Majority Vote.     At all meetings of the Board of Managers, a majority of the members of the Board of Managers shall constitute a quorum for the transaction of business. Except as otherwise provided in this Operating Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        8.16    Approval or Ratification of Acts or Contracts.     The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

        8.17    Interested Managers, Officers and Members.     No contract or transaction between the Company and one or more of its Managers, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Managers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Subject to Section 8.1(d), only disinterested Managers may vote on any particular matter or issue.

        8.18    Expenses of the Company.

          (a)  General and Administrative Expenses. All expenses of the Company shall be billed to and paid by the Company. The Managers may be reimbursed for the actual cost of goods and services used for or by the Company. The Managers may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

          (b)  Organizational and Reorganization Expenses. Organization expenses incurred in connection with the formation of the Company and all expenses in connection with the Reorganization will be charged to and borne by the Company. To the extent any such organization and offering expenses have been paid by the Board of Managers, the Board of Managers will be reimbursed in a like amount by the Company. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including litigation.

        8.19    Procedure.     The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

        8.20    Compensation.     The members of the Board of Managers shall receive per diem or other compensation for attending meetings and serving as a Manager as determined by a Super Majority Vote of the Board of Managers. Managers who are Members of the Company shall receive the same

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membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9
INDEMNIFICATION

        9.1    Indemnification.     The Company shall indemnify an officer, Member, Manager, former Member, a former officer or a former Manager of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member or Manager, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company under Section 9.2 of this Operating Agreement.

        9.2    Liability of Company.     To the full extent permitted by South Dakota law, no officer, Member or Manager shall be liable to the Company or its Members for monetary damages for an act or omission in such Person's capacity as an officer, Member or Manager of the Company, except that this Article does not eliminate or limit the liability of an officer, Member or Manager to the extent the officer, Member or Manager is found liable for:

          (a)  a breach of the duty of loyalty to the Company or its Members;

          (b)  an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

          (c)  a transaction from which the officer, Member or Manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's or Manager's office; or

          (d)  an act or omission for which the liability of an officer, Member or Manager is expressly provided for by applicable statute.

        9.3    Prospective Amendment of Liability and Indemnity.     Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member or Manager to indemnification, or any limitation on the liability of an officer, Member or Manager of the Company existing at the time of such repeal or amendment.

        9.4    Non-Exclusive Liability and Indemnity.     The provisions of this Article 9 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member or Manager may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 10
CAPITAL UNIT CERTIFICATES

        10.1    Certificates For Membership.     Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the Chief Executive Officer or the Vice President and by the Secretary or assistant Secretary. All certificates for Membership shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or cancelled.

        10.2    Transfer of Certificates.     Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof

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or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate. The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

        10.3    Loss or Destruction of Certificates.     In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

        10.4    Certificate Regulations.     The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

        10.5    Transfer of Membership.     Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

        10.6    Legends.     The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, corn delivery obligations, or other restrictions or obligations contained herein.

ARTICLE 11
BANKRUPTCY OF A MEMBER

        Subject to this Article 11, if any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member's Capital Units at a purchase price equal to $0.20 per Capital Unit or the lowest amount which may be approved by the Bankruptcy Court. The payment to be made to the Bankrupt Member or its representative pursuant to this Article 11 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 12
DISSOLUTION

        12.1    Dissolution and Winding-Up.     The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a)  the consent of a majority of the Members;

          (b)  an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

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          (c)  on application by a Member or a dissociated Member, upon entry of a judicial decree that:

              (i)  the economic purpose of the Company is likely to be unreasonably frustrated;

            (ii)  it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

            (iii)  the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent or unfairly prejudicial to the petitioning Member.

        12.2    Continuation.     Except upon application and receipt of a judicial decree as provided in Section 12.1 (c), no Member has the right to dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 13
LIQUIDATION AND TERMINATION

        13.1    Liquidation and Termination.     On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

        13.2    Application and Distribution of Proceeds on Liquidation.     Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a)  to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b)  to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

          (c)  to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 13.2) of the Company's assets.

        13.3    Deficit Capital Account Balances.     Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and

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such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

        13.4    Articles of Dissolution.     On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 14
GENERAL PROVISIONS

        14.1    Books and Records.     The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

        14.2    Headings.     The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

        14.3    Construction and Severability.     Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a)  The remainder of this Operating Agreement shall be considered valid and operative; and

          (b)  Effect shall be given to the intent manifested by the portion held invalid or inoperative.

        14.4    Effect of Waiver or Consent.     A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

        14.5    Binding Effect.     Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

        14.6    Governing Law/Jurisdiction.     THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA.

        14.7    Further Assurances.     In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

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        14.8    Notice to Members of Provisions of This Agreement.     By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

        14.9    Counterparts.     This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

        14.10    Conflicting Provisions.     To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

        14.11    Amendments.     The adoption, amendment or repeal of any provision in this Operating Agreement must be approved by the Members at the next annual meeting of Members, but said provision as adopted, amended or repealed by the Board of Managers, shall remain effective in any event until such annual meeting is held. If the Members fail to approve the adoption, amendment or repeal at the next annual meeting of the Members, the provision as adopted, amended or repealed by the Board of Managers shall become null and void as of the close of the annual meeting.

27

APPENDIX C

AUDITED AND UNAUDITED FINANCIAL STATEMENTS

NORTHERN GROWERS COOPERATIVE

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

NORTHERN GROWERS COOPERATIVE

INDEPENDENT AUDITOR'S REPORT
CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheets
Operations
Changes in Stockholders' Equity
Cash Flows
Notes to Financial Statements

[Letterhead of Eide Bailly LLP]

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
 Northern Growers Cooperative
Milbank, South Dakota

        We have audited the accompanying consolidated balance sheets of Northern Growers Cooperative, (a development stage company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, for the period from April 14, 2000 (inception) through December 31, 2000 and the cumulative period from April 14, 2000 (inception) through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northern Growers Cooperative as of December 31, 2001 and 2000, and the results of its operations and cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Bloomington, Minnesota
January 18, 2002, except for Note 9 for which the date is July 8, 2002

2

NORTHERN GROWERS COOPERATIVE
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

	2001	2000
ASSETS
CURRENT ASSETS
Cash	$152,833	$208,549
Income taxes receivable	59,220	—
Prepaid expenses	39,409	8,259

Total current assets	251,462	216,808

PROPERTY AND EQUIPMENT
Office equipment	5,253	—
Construction in progress	24,751,368	3,556

	24,756,621	3,556
Less accumulated depreciation	(1,328)	(257)

Net property and equipment	24,755,293	3,299

OTHER ASSETS
Prepaid offering costs	—	57,701
Financing costs	307,557	—

	307,557	57,701

	$25,314,312	$277,808

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$56,921	$68,465
Accounts payable—offering	—	36,546
Accounts payable—financing costs	27,697	—
Accounts payable—construction—related party	3,352,062	—
Other accrued liabilities	49,754	—
Accrued income taxes	—	170
Notes payable—due upon demand	5,000	6,000
Current portion of long-term debt	530,700	—

Total current liabilities	4,022,134	111,181

NOTE PAYABLE	5,051,239	—

MINORITY INTEREST	3,670,508	—

STOCKHOLDERS' EQUITY
Preferred stock
Nonvoting preferred stock, $1 par value, 250 shares authorized; 0 shares issued and outstanding	—	—
Equity preferred stock, $2 par value, 2,500,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock
Voting stock, $100 par value, 2,400 shares authorized; 650 and 0 shares issued and outstanding, respectively; 345 shares subscribed as of December 31, 2000	65,000	34,500
Equity stock, $2 par value; 12,000,000 shares authorized 6,328,450 and 0 shares issued and outstanding, respectively; 2,828,000 shares subscribed as of December 31, 2000	12,656,900	5,656,000
Additional paid-in capital	—	61,000
Deficit accumulated during the development stage	(151,469)	(99,873)
Less subscriptions receivable	—	(5,485,000)

Total stockholders' equity	12,570,431	166,627

	$25,314,312	$277,808

See Notes to Consolidated Financial Statements

3

NORTHERN GROWERS COOPERATIVE
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2001	Period From April 14, 2000 (Inception) to December 31, 2000	Period From April 14, 2000 (Inception) to December 31, 2001
REVENUES	$—	$—	$—

EXPENSES
Organizational costs	4,070	28,415	32,485
Startup expenses	263,666	72,423	336,089

Total operating expenses	267,736	100,838	368,574

LOSS FROM START-UP ACTIVITIES	(267,736)	(100,838)	(368,574)
OTHER INCOME (EXPENSE)
Interest income	209,188	1,135	210,323
Other	(7,500)	—	(7,500)

Total other income and expenses	201,688	1,135	202,823

LOSS BEFORE INCOME TAXES	(66,048)	(99,703)	(165,751)
PROVISION FOR INCOME TAXES	(5,780)	(170)	(5,950)

LOSS BEFORE MINORITY INTEREST	(71,828)	(99,873)	(171,701)
MINORITY INTEREST IN SUBSIDIARY LOSS	29,492	—	29,492

NET LOSS	$(42,336)	$(99,873)	$(142,209)

BASIC LOSS PER SHARE	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	4,550,751

See Notes to Consolidated Financial Statements

4

NORTHERN GROWERS COOPERATIVE

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

PERIOD FROM APRIL 14, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2001

	Common Stock
	Equity Stock			Voting Stock		Preferred Stock			Deficit Accumulated During the Development Stage
	Shares	Amount	Subscriptions Receivable	Shares	Amount	Non-voting Stock	Equity Stock	Additional Paid-In Capital		Total
BALANCE, APRIL 14, 2000	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Additional paid-in capital received								61,000		61,000
Stock subscribed	2,828,000	5,656,000		345	34,500					5,690,500
Less stock subscriptions receivable			(5,485,000)							(5,485,000)
Net loss									(99,873)	(99,873)

BALANCE, DECEMBER 31, 2000	2,828,000	5,656,000	(5,485,000)	345	34,500	—	—	61,000	(99,873)	166,627
Additional paid in capital received								2,600		2,600
Stock issued	3,500,450	7,000,900		305	30,500			17,040		7,048,440
Collection of stock subscriptions			5,485,000							5,485,000
Cost of issuing stock								(80,640)	(9,260)	(89,900)
Net loss									(42,336)	(42,336)

BALANCE, DECEMBER 31, 2001	6,328,450	$12,656,900	$—	650	$65,000	$—	$—	$—	$(151,469)	$12,570,431

See Notes to Consolidated Financial Statements

5

NORTHERN GROWERS COOPERATIVE
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2001	Period From April 14, 2000 (Inception) to December 31, 2000	Period From April 14, 2000 (Inception) to December 31, 2001
OPERATING ACTIVITIES
Net loss	$(42,336)	$(99,873)	$(142,209)
Changes to net loss not affecting cash
Depreciation	1,071	257	1,328
Minority interest in subsidiary's earnings	(29,492)	—	(29,492)
(Increase) in current assets
Income taxes receivable	(59,220)	—	(59,220)
Prepaid expenses	(31,150)	(8,259)	(39,409)
Increase (decrease) in current liabilities
Accounts payable	(11,544)	68,465	56,921
Accrued liabilities	49,754	—	49,754
Accrued income taxes	(170)	170	—

NET CASH USED FOR OPERATING ACTIVITIES	(123,087)	(39,240)	(162,327)

INVESTING ACTIVITIES
Purchase of property and equipment	(21,401,003)	(3,556)	(21,404,559)

NET CASH USED FOR INVESTING ACTIVITIES	(21,401,003)	(3,556)	(21,404,559)

FINANCING ACTIVITIES
Notes payable issued	5,581,939	—	5,581,939
Change in notes due upon demand	(1,000)	6,000	5,000
Stock offering costs paid	(68,745)	(21,155)	(89,900)
Financing costs paid	(279,860)	—	(279,860)
Proceeds from issuance of common stock	12,516,400	205,500	12,721,900
Additional paid in capital received	19,640	61,000	80,640
Minority investment	3,700,000	—	3,700,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	21,468,374	251,345	21,719,719

NET INCREASE (DECREASE) IN CASH	(55,716)	208,549	152,833
CASH AT BEGINNING OF PERIOD	208,549	—	—

CASH AT END OF PERIOD	$152,833	$208,549	$152,833

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest, net of capitalized interest	$—	$—	$—

Income taxes	$65,170	$—	$—

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for prepaid offering costs	$—	$36,546	$—

Accounts payable incurred for construction costs	$3,352,062	$—	$—

Accounts payable incurred for financing costs	$27,697	$—	$—

Subscriptions receivable for common stock	$—	$5,485,000	$—

See Notes to Consolidated Financial Statements

6

NORTHERN GROWERS COOPERATIVE
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—NATURE OF OPERATIONS

Principal Business Activity

        Northern Growers Cooperative is a South Dakota cooperative located in Milbank, South Dakota. The Cooperative was organized to pool investors and provide a portion of the corn supply for a 40 million gallon (annual capacity) ethanol plant owned by Northern Lights Ethanol, LLC (Northern Lights). Northern Growers was organized on April 14, 2000. Prior to April 14, 2000, costs related to a feasibility study and other organizational activities occurred. The Cooperative has assumed the expenses and other agreements related to these activities, and has reflected the effects of these transactions in the accompanying financial statements. Northern Lights Ethanol, LLC was formed on February 14, 2001. As of December 31, 2001, the Cooperative is in the development stage.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        The consolidated financial statements include the accounts of the Cooperative and its 77.16% owned subsidiary, Northern Lights. All significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

        Revenue from the production of ethanol and related products will be recorded upon transfer of title to customers, net of allowances for estimated returns on related products. Generally ethanol and related products are shipped FOB shipping point. Interest income is recognized as earned.

Cash and Cash Equivalents

        Cash and cash equivalents consist of demand accounts and other accounts that provide withdrawal privileges.

Organizational and Start-Up Costs

        Organizational and start-up costs are expensed as incurred. Organizational costs consist of amounts related to the formation of the company. Start-up costs consist of amounts incurred during the development stage related to the operation and management of the Cooperative which do not qualify as a capitalized cost.

Financing Costs

        Financing costs are amortized over the term of the related debt using the interest method of amortization. Amortization of financing costs during construction are capitalized as part of construction period interest.

Minority Interest

        Amounts recorded as minority interest on the balance sheet relate to the investment by Broin Investments I, LLC in Northern Lights, plus or minus any allocation of income or loss of Northern Lights. Earnings and losses of Northern Lights are allocated to its members in proportion to the member's capital accounts.

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Cost of Issuing Membership Stock

        Costs incurred relating to the sale of membership stock were recorded as prepaid offering costs. Upon the completion of the offering, these costs were deducted from additional paid-in capital, with any remaining amount applied to retained earnings (accumulated deficit). These costs included direct costs related to the offering such as incremental payroll and related costs and costs of meetings and materials associated with the Cooperative's offering.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

        The Cooperative's cash balances are maintained in bank depositories and periodically exceed federally insured limits.

Property and Equipment

        Property and equipment is stated at cost. Significant additions and betterments are capitalized, while expenditures for maintenance, repairs and minor renewals are charged to operations when incurred. Construction in progress includes the cost of assets under construction, including capitalized interest and other related costs, which have not been placed in service as of the balance sheet date. Depreciation on assets placed in service is computed using the straight-line method over estimated useful lives as follows:

Office equipment	3-7 years

        The Cooperative reviews its property and equipment for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value.

Additional Paid-In Capital

        The Cooperative received amounts from various entities to assist in funding the Cooperative's formation and development. The Cooperative is under no obligation to issue stock related to these receipts and has recorded these amounts as additional paid-in capital.

Capital Stock/Earnings Per Share

        The ownership structure of the Cooperative is made up of common stock and preferred stock. Common stock consists of equity stock and voting stock.

        Each owner of equity common stock is required to purchase one share of voting common stock. Each owner of preferred equity stock is required to purchase one share of non-voting preferred stock. No dividends or allocations of earnings are calculated based on voting stock. Equity common stock represents the ownership of an equity interest in the Cooperative, and earnings per share are based on the number of shares of equity common stock held.

        For purposes of calculating basic earnings per share, equity common stock issued by the Cooperative is considered outstanding on the effective date of issuance. Diluted earnings per share are

(continued on next page)

8

calculated by including dilutive potential equity common stock in the denominator. Equity common stock subscribed for, but not issued is included in the calculation of diluted earnings per share.

        During the period from inception (April 14, 2000) through May, 2001, 6,328,450 shares of equity stock and 650 shares of voting stock were subscribed for, but there were no shares of equity and voting stock outstanding, as the issuance of the shares was subject to an escrow arrangement and final payment of the subscription price. The escrow arrangement provided for a refund of amounts received less expenses paid by the Company, in the event the minimum equity of $7,250,000 was not subscribed by January 10, 2001, or as extended to a date no later than June 2, 2001. The offering was extended and closed on January 22, 2001; collection of subscription receivables and issuance of shares was completed by May 31, 2001. The majority of the equity stock was issued for $2 per share and 74,000 shares were issued for an average price of $2.23 per share. The voting stock was issued for $100 per share. Calculation of basic earnings per share for the period ended December 31, 2000 has not been presented, as the denominator of this calculation would be 0 (zero). Diluted earnings per share for the period ended December 31, 2001 and 2000 has not been calculated since its calculation would be considered anti-dilutive.

Transfer of Membership Interests

        Cooperative members may buy, sell, or transfer their interests in the Cooperative upon approval of the board of directors. When a member sells or transfers their interest to another member of the Cooperative that owns voting stock, the former member's voting stock is retired with the par value transferred to additional paid in capital. For purchases or transfers to a new member, voting stock is purchased by the new member from the Cooperative at its par value.

Income Taxes

        The Cooperative is a tax-exempt cooperative association and is subject to federal and state income tax on non-patronage income and patronage income not allocated to members. The Cooperative has been granted tax-exempt status under section 521 of the Internal Revenue Code. The Cooperative is permitted a deduction from taxable income for the portion of net income allocated to members in the form of written notice of allocation of qualified patronage dividends.

Recently Issued Accounting Pronouncements

        The Financial Accounting Standards Board has recently issued Statement 143 regarding Accounting for Asset Retirement Obligations and Statement 144 regarding Accounting for Impairment of Long Lived Assets. Management does not expect the implementation of these pronouncements to have a significant effect on the financial statements.

NOTE 3—CONSTRUCTION IN PROGRESS

        Amounts included in construction in progress as of December 31, 2001 and 2000, respectively, are as follows:

	2001	2000
Construction costs	$24,678,096	$—
Capitalized interest	22,722	—
Insurance and other costs	50,550	—

	$24,751,368	$—

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NOTE 4—NOTES PAYABLE

Short-Term Notes Payable

        The Cooperative received advances from various entities to help establish the company. The notes are due on demand and do not bear interest.

Long-Term Notes Payable

        Northern Lights has a $31,100,000 note with U.S. Bank National Association, Sioux Falls, South Dakota (Bank) for the construction and permanent financing of the plant. During construction, interest is due on a quarterly basis. Upon completion of the plant or no later than December 31, 2002, the balance will be amortized over ten years with payments of principal and interest due quarterly, and a final maturity no later than December 31, 2009. Interest accrues at a variable rate unless the parties negotiate a fixed interest rate prior to the conversion to a term loan. As part of the agreement, Northern Lights is subject to certain restrictive covenants establishing minimum reporting requirements, ratios, working capital, and net worth requirements. Northern Lights has complied with the covenants. In addition, on each May 1, beginning May 1, 2003, the note includes terms whereby Northern Lights makes an additional principal payment equal to 15% of Northern Lights' excess cash flow, not to exceed 20% of the outstanding principal balance. In addition, no more than 80% of net income of Northern Lights can be distributed to its owners. Collateral for the note is the mortgage on the ethanol plant under construction, with a net book value of approximately $24,750,000 as of December 31, 2001, and assignment of certain agreements related to the construction and operation of the plant.

        The balance of the notes payable as of December 31, 2001 and 2000 follows:

	2001	2000
Note payable to Bank	$5,581,939	$—
Less current portion	(530,700)	—

	$5,051,239	$—

        Minimum principal payments for the next five years based on full funding of the construction note are estimated as follows:

Year Ended December 31,	Amount
2002	$530,700
2003	2,200,000
2004	2,350,000
2005	2,500,000
2006	2,650,000

NOTE 5—INCOME TAXES

        As a cooperative, the Cooperative's income and expenses are included or excluded from the computation of taxable income based on their classification as patronage or non-patronage source income. Non-patronage source income, less non-patronage source expenses, is subject to income taxes. Patronage source net income (patronage source income less patronage source expenses) allocated to members in the form of a written notice of allocation of qualified patronage dividend is allowed as a deduction from patronage source taxable income.

        Interest earnings of the Cooperative during the development stage are classified as non-patronage source income. In addition, certain expenses are considered non-patronage source expenses during the development stage, and are available for deduction against the non-patronage income.

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10

        Deferred taxes are generally not recognized with regard to timing differences on patronage source income and expense. Deferred taxes on non-patronage source income related to timing differences on the deduction of non-patronage source expenses are recognized on the financial statements of cooperative organizations.

        Income tax expense consists of the following:

	2001	2000
Tax calculated based on non-patronage source net income	$5,780	$170

        No deferred tax asset or liability has been recognized since cumulative non-patronage source income equals or exceeds cumulative non-patronage source expenses as of December 31, 2001 and 2000.

	2001	2000
Income tax benefit at statutory rates	$(11,500)	$(22,150)
Tax effect of patronage expense	17,280	22,320

Income tax expense	$5,780	$170

        As of December 31, 2001 and 2000, there were no significant differences between the book basis of assets and liabilities and their tax basis.

NOTE 6—RELATED PARTY TRANSACTIONS

        The Cooperative and Broin Investments I, LLC, are the members of Northern Lights. The Cooperative invested $12,500,000 and Broin Investments I, LLC invested $3,700,000 in Northern Lights Ethanol, LLC for their respective ownership interests of approximately 77% and 23%. In accordance with the operating agreement of Northern Lights, Broin Investments I, LLC, has the right to elect two of seven members of the Board of Managers of Northern Lights.

        Northern Lights has a construction contract with Broin and Associates, Inc. (see Note 8). Amounts due to Broin and Associates, Inc. related to the construction contract as of December 31, 2001 and 2000 were $3,352,062 and $0, respectively. Payments on the construction contract through December 31, 2001 were $24,431,315.

        At December 31, 2001, approximately $29,307 in directors fees was recorded as a liability (and included in accounts payable on the accompanying consolidated balance sheet) to members of the board of directors of the Cooperative and its subsidiary in payment for their duties during the formation and development of the companies.

        An owner of Val-Add Service Corporation (Val-Add) is also a member of the Cooperative.

        Additional agreements with related parties are included in Note 8.

NOTE 7—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Cooperative believes the carrying amount of cash and cash equivalents approximates fair value due to the short maturity of these instruments.

        The Cooperative believes the carrying amount of long-term note payable obligations approximates fair value. For the construction and permanent financing, fair value approximates the carrying amount due to the variable interest rate feature of the debt.

        The Cooperative believes the carrying amount of short-term notes payable approximates their value due to the short maturity of these instruments.

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        The Cooperative believes the fair value of agreements for the purchase of utilities approximates the carrying value based on the variable terms of the agreements that follow local market rates.

NOTE 8—COMMITMENTS, CONTINGENCIES AND AGREEMENTS

        Substantially all of the Cooperative's facilities will be subject to federal, state and local regulations relating to the discharge of materials into the environment. Management believes that the current practices and procedures for the control and disposition of such wastes will comply with the applicable federal and state requirements.

        The Cooperative or Northern Lights have entered into contracts and agreements regarding the construction, operation and management of the ethanol plant.

        Agreements with Broin Investments I, LLC, the minority member of Northern Lights, or parties related to the minority member through common ownership, are as follows:

  Construction Contract—Northern Lights has entered into a construction contract with Broin and Associates, Inc., an affiliate of the minority member of Northern Lights. The contract, with change orders, totals approximately $46,023,000, of which approximately $24,678,000 was complete as of December 31, 2001.

  Ethanol Marketing Contract—Northern Lights has an agreement with Ethanol Products, LLC, a joint venture of ethanol producers, for the marketing, billing and receipt of payment and other administrative services for all ethanol produced by the plant. The fee for these services is $.0065 per gallon. The agreement has a term of 5 years from the start of production of ethanol by the plant, and is automatically renewed for successive 5-year terms unless terminated 3 months prior to expiration.

  Management Agreement—The Cooperative has entered into an agreement with Broin Management, LLC for the management and operation of the ethanol plant. The fee for this service is $250,000 annually plus an incentive bonus of 5% of net income. The annual fee is adjusted each year for changes in the consumer price index. The management agreement includes the salary and benefits of the plant general manager and certain other services related to operation of the ethanol plant. The agreement was executed on November 2, 2000 and payments will begin six months prior to the projected start of plant operations. The term of this agreement shall continue until three years from the date the plant begins processing corn, and is renewable for successive 3-year terms unless terminated 90 days prior to expiration of the agreement. The agreement was assigned to Northern Lights, and Northern Lights and Broin Management, LLC commenced the agreement effective February 1, 2002.

  Corn Price Risk Agreement—Northern Lights has entered into an agreement with Broin Management, LLC for hedge and price risk management services related to corn requirements of the plant. The fee for this service is $50,000 annually, and requires a margin deposit of approximately $64,000 payable on August 1, 2002. By participating in the agreement, the Company is subject to the risks and rewards intrinsic to the pool of participating ethanol plants managed by Broin Management, LLC. The agreement has a term of 1 year, and is expected to commence on August 1, 2002. The agreement is renewable for successive 1-year terms unless terminated 30 days prior to expiration. As of December 31, 2001, the Cooperative has not yet entered into any hedging or investment in grain contract activities.

  Agreements with unrelated parties are as follows:

  Property Lease—Northern Lights entered into a 99-year property lease (an operating lease) with Big Stone-Grant Industrial Development and Transportation, LLC. Rent will be $2,400 for each of

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12

the first five years. The rent will be adjusted on January 1, 2006 and every five years thereafter. The rent will be increased five percent over the immediately preceding five-year period.

  Minimum annual payments on the lease are based on current rental rates as follows:

Year ending December 31,
2002	$2,400
2003	2,400
2004	2,400
2005	2,400
2006	2,500
2007-2100	382,200

$394,300

  DDGS Marketing Agreement—Northern Lights has an agreement with Commodity Specialist Company for the sale of all Distillers' Dried Grain with Solubles (DDGS), a product related to the ethanol production process, produced by the plant. The marketing fee for this service is 2% of DDGS sales. The agreement has a term of 1 year from the start of production of ethanol by the plant. Thereafter this agreement shall remain in effect until terminated by either party. Three months written notice must be given to terminate this agreement.

  Water and Fuel Oil—Northern Lights has an agreement with Ottertail Power Company with a rate schedule for a specified quantity of water and fuel oil for 10 years, commencing January 1, 2002. The agreement is renewable for two 5-year periods, after which the agreement renews for one-year periods. Either party may terminate the agreement with notice provided one year prior to a renewal or expiration date. No minimum purchase quantities are provided in the agreement, and the prices for these items are at local market prices.

  Northern Lights also has an agreement with the City of Big Stone City, South Dakota, with a rate schedule for water and sewer services for 10 years, commencing January 1, 2002. The agreement is renewable for two 5-year periods, after which the agreement renews for one-year periods. Either party may terminate the agreement with notice provided one year prior to a renewal or expiration date. In addition to charges based on usage, the agreement requires a monthly fee of $1,500. No minimum purchase quantities are provided in the agreement, and the prices for these services are at local market prices.

  Steam—Northern Lights has an agreement with Ottertail Corporation for steam in a specified amount for use in its ethanol manufacturing process at a base rate adjusted annually for changes in the cost of energy. The agreement commences on June 1, 2002 and has a term of 10 years, renewable for two five-year periods, after which the agreement is renewed from year to year. Either party may terminate the agreement with notice provided one year prior to a renewal or expiration date. In addition, Northern Lights will be required to pay for up to $75,000 of the cost of installing the steam line to the plant.

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13

  Minimum payments required on the management, corn price risk management and steam agreements, excluding the construction contract, for the initial term of the agreements are as follows:

Period Ended December 31,	Amount
2002	$415,000
2003	514,000
2004	485,000
2005	235,000
2006	235,000
2007—2012	1,284,000

$3,168,000

          There was no expense related to the above agreements for the periods ended December 31, 2001, since activities related to the agreements had not commenced.

          Each holder of equity common stock has entered into a member agreement with the Cooperative. For each share of equity common stock owned, one bushel of corn is required to be delivered annually. The price paid for the corn will be the average corn price for the applicable 4-month period (trimester) based on several local grain elevators' cash corn price. The delivery agreements commence at the discretion of the Cooperative to coincide with the completion and operation of the plant. Based on the number of equity stock outstanding, 6,328,450 bushels of corn will be delivered annually by the Cooperative's stockholders. This represents approximately 41% of the corn required for the operation of the plant at its 40,000,000 gallon expected capacity.

  Consulting Services Agreement—Northern Growers and Northern Lights have entered into agreements for services related to the organizational services with Val-Add for $4,000 per month, with a bonus totaling $60,000 upon approval of cooperative status and upon acceptance of a loan commitment letter. Either party may terminate the agreement with 30 days advance notice. Services related to this agreement totaled approximately $84,000 and $68,000 for the periods ended December 31, 2001 and 2000, respectively and totaled approximately $152,000 for the period from inception to December 31, 2001, including the $60,000 bonus.

NOTE 9—SUBSEQUENT EVENTS

        Subsequent to December 31, 2001, Northern Lights entered into an agreement with Dakota Commodities, a related party through ownership by entities related to the minority member, to provide marketing and administrative services for the sale of DDGS. The agreement commenced on May 10, 2002. The agreement provides for an agency relationship in that Dakota Commodities does not take title to the DDGS but acts a broker on behalf of Northern Lights. The agreement has a term of 5 years from commencement, and is renewable for 5-year terms unless terminated by either party with 90 days notice. The marketing fee for these services totals 3% of gross monthly sales. On April 23, 2002 the Commodity Specialist Company agreement was terminated and on May 10, 2002, the Dakota Commodities agreement commenced.

        On April 1, 2002, Whetstone Ethanol, LLC was formed. The initial member of Whetstone is the Cooperative. Whetstone was formed for the purpose of acquiring the assets and liabilities of the Cooperative. The transaction is expected to be an exchange of interests whereby the assets and liabilities of the Cooperative are transferred for capital units of Whetstone. For financial statements purposes, no gain or loss is expected to be recorded as a result of the exchange transaction. As a result of the exchange, the Cooperative will be dissolved, with Whetstone's capital units distributed to the members of the Cooperative at a rate of one Whetstone capital unit for each share of equity common

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14

stock and all voting common stock of the Cooperative surrendered and retired. A minimum of 5,000 capital units is required for ownership of Whetstone. Such units will be subject to certain transfer restrictions, including approval by the Board of Managers of Whetstone. Whetstone will also retain the right to redeem the capital units at $.20 per unit in the event a member attempts to dispose of the units in a manner not in conformity with the Operating Agreement, if a member becomes a holder of less than 5,000 units, if a member breaches their member agreement or becomes a bankrupt member. The Operating Agreement of Whetstone also includes provisions whereby cash flow in excess of $200,000 will be distributed to unit holders subject to limitations imposed by a super majority vote of the Board of Managers or restrictions imposed by loan covenants. The board of directors of the Cooperative approved a plan of reorganization related to the exchange on April 10, 2002.

        On June 5, 2002, Northern Lights entered into a $1,000,000 promissory note with U.S. Bank National Association. The note bears interest at a variable rate of prime plus 1% with a maturity of May 1, 2003.

        Subsequent to March 31, 2002, Northern Lights received a grant of approximately $1,501,000 from the proceeds of tax increment financing bonds issued by Grant County, South Dakota. Under South Dakota law, proceeds from tax increment financing are not a liability of the entity (Northern Lights), but are an obligation of the taxing district issuing the bonds. The grant was provided to fund infrastructure improvements related to the construction of the ethanol plant and will be repaid by Grant County from the incremental increase in property taxes related to the improvements of the property.

15

 NORTHERN GROWERS COOPERATIVE

UNAUDITED CONSOLIDATED FINANCIAL
STATEMENTS
SEPTEMBER 30, 2002 AND 2001

NORTHERN GROWERS COOPERATIVE

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Balance Sheets
Unaudited Operations
Unaudited Changes in Stockholders' Equity
Unaudited Cash Flows
Notes to Unaudited Consolidated Financial Statements

 NORTHERN GROWERS COOPERATIVE
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2002 AND 2001

	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$744,276	$4,017,215
Receivables:
Ethanol—related party	1,731,088	—
Other	4,006,453	—
Inventory:
Finished goods	1,908,402	—
Work in process	472,844	—
Prepaid expenses	128,345	28,873
Investment in grain contracts	71,647	—

Total current assets	9,063,055	4,046,088
PROPERTY AND EQUIPMENT
Land improvements	2,547,386	—
Equipment	33,699,580	3,556
Buildings	8,311,829	—
Construction in progress	—	14,948,627

	44,558,795	14,952,183
Less accumulated depreciation	(612,380)	(1,030)

Net property and equipment	43,946,415	14,951,153

OTHER ASSETS
Financing costs	320,863	259,610
	—	—

	320,863	259,610

	$53,330,333	$19,256,851

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable—trade	$886,825	$44,889
Accounts payable—construction—related party	755,128	3,974,657
Account payable—corn	1,056,810	—
Accrued interest	161,783	—
Accrued income taxes	—	5,780
Other accrued liabilities	270,665	23,593
Current portion of long-term notes payable	1,458,000	—
Short-term notes payable	1,005,000	5,000

Total current liabilities	5,594,211	4,053,919

LONG-TERM NOTES PAYABLE	29,642,000	—

MINORITY INTEREST	4,131,985	2,580,326

STOCKHOLDERS' EQUITY
Preferred stock
Nonvoting preferred stock, $1 par value, 250 shares authorized; 0 shares issued and outstanding	—	—
Equity preferred stock, $2 par value, 2,400 shares authorized; 0 shares issued and outstanding	—	—
Common stock
Voting stock, $100 par value, 2,400 shares authorized; 650 shares issued and outstanding	65,000	65,000
Equity stock, $2 par value; 12,000,000 shares authorized; 6,328,450 shares issued and outstanding	12,656,900	12,656,900
Less stock subscriptions receivable	—	(1,300)
Retained earnings (accumulated deficit)	1,240,237	(97,994)

Total stockholders' equity	13,962,137	12,622,606

	$53,330,333	$19,256,851

See Notes to Unaudited Consolidated Financial Statements

1

 NORTHERN GROWERS COOPERATIVE
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30, 2002	Nine months ended September 30, 2001
REVENUES
Sales	$10,304,509	$—
Incentive revenues	3,404,222	—

Total revenues	13,708,731	—
COST OF GOODS SOLD	(9,965,595)	—

GROSS PROFIT	3,743,136	—
OPERATING EXPENSES
Organizational costs	—	4,070
Start-up costs	657,132	196,815
General and Administrative	753,014	—

Total expenses	1,410,146	200,885
INCOME (LOSS) FROM OPERATIONS	2,332,990	(200,885)
OTHER INCOME (EXPENSE)
Interest and other income	2,438	202,630
Other expense	—	(7,500)
Interest expense	(482,245)	—

Total other income	(479,807)	195,130
INCOME (LOSS) BEFORE INCOME TAXES	1,853,183	(5,755)
PROVISION FOR INCOME TAXES	—	(5,780)

INCOME (LOSS) BEFORE MINORITY INTEREST	1,853,183	(11,535)
MINORITY INTEREST IN SUBSIDIARY (INCOME) LOSS	(461,477)	22,293

NET INCOME (LOSS)	$1,391,706	$10,758

EARNINGS PER SHARE
Basic	$0.22	$0.00

Diluted	$0.22	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	6,328,450	4,533,638

Diluted	6,328,450	6,233,490

See Notes to Unaudited Consolidated Financial Statements

2

 NORTHERN GROWERS COOPERATIVE
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

	Common Stock					Preferred Stock
	Equity Stock			Voting Stock
	Shares	Amount	Subscriptions Receivable	Shares	Amount	Non Voting Stock	Equity Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
BALANCE, APRIL 14, 2000 (INCEPTION)	—	$—	$—	—	$—	$—	$—	$—	$—	$—
Additional paid-in capital received	—	—	—	—	—	—	—	43,250	—	43,250
Net loss									(54,344)	(54,344)

BALANCE, SEPTEMBER 30, 2000	—	—	—	—	—	—	—	43,250	(54,344)	(11,094)
Additional paid-in capital received								17,750		17,750
Stock subscribed	2,828,000	5,656,000	—	345	34,500	—	—		—	5,690,500
Less stock subscriptions receivable	—	—	(5,485,000)	—	—	—	—	—	—	(5,485,000)
Net loss	—	—	—	—	—	—	—	—	(45,529)	(45,529)

BALANCE, DECEMBER 31, 2000	2,828,000	5,656,000	(5,485,000)	345	34,500	—	—	61,000	(99,873)	166,627
Stock issued	3,500,450	7,000,900	—	305	30,500	—	—	17,040	—	7,048,440
Collection of subscriptions	—	—	5,483,700	—	—	—	—	2,000	—	5,485,700
Cost of issuing stock	—	—	—	—	—	—	—	(80,040)	(8,879)	(88,919)
Net loss	—	—	—	—	—	—	—	—	10,758	10,758

BALANCE, SEPTEMBER 30, 2001	6,328,450	12,656,900	(1,300)	650	65,000	—	—	—	(97,994)	12,622,606
Collection of stock subscriptions	—	—	1,300	—	—	—	—	600	—	1,900
Cost of issuing stock	—	—	—	—	—	—	—	(600)	(381)	(981)
Less stock subscriptions receivable			—							—
Net income	—	—	—	—	—	—	—	—	(53,094)	(53,094)

BALANCE, DECEMBER 31, 2001	6,328,450	12,656,900	—	650	65,000	—	—	—	(151,469)	12,570,431
Collection of stock subscriptions								—		—
Net income	—	—	—	—	—	—	—	—	1,391,706	1,391,706

BALANCE, SEPTEMBER 30, 2002	6,328,450	$12,656,900	$—	650	$65,000	$—	$—	$—	$1,240,237	$13,962,137

See Notes to Unaudited Consolidated Financial Statements

3

 NORTHERN GROWERS COOPERATIVE
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30, 2002	Nine months ended September 30, 2001
OPERATING ACTIVITIES
Net income (loss)	$1,391,706	$10,758
Changes to net income (loss) not affecting cash
Depreciation	610,734	773
Amortization	25,063	—
Minority interest in subsidiary's income (loss)	461,477	(22,293)
(Increase) decrease in
Inventory	(2,381,246)	—
Accounts receivable	(5,678,321)	—
Prepaid expenses	(88,936)	(20,614)
Investment in grain contracts	(71,647)	—
Increase (decrease) in
Accounts payable	1,886,714	(23,576)
Accrued liabilities	382,694	29,203

NET CASH USED FOR OPERATING ACTIVITIES	(3,461,762)	(25,749)

INVESTING ACTIVITIES
Purchase of property and equipment	(22,393,790)	(10,973,970)

NET CASH USED FOR INVESTING ACTIVITES	(22,393,790)	(10,973,970)

FINANCING ACTIVITIES
Long-term notes payable issued	25,518,061	—
Change in short-term notes payable	1,000,000	(1,000)
Financing costs paid	(71,066)	(259,610)
Proceeds from issuance of common stock	—	12,534,140
Additional paid in capital received	—	—
Stock issuance costs	—	(67,764)
Minority investment in subsidiary	—	2,602,619

NET CASH FROM FINANCING ACTIVITIES	26,446,995	14,808,385

NET INCREASE IN CASH AND CASH EQUIVALENTS	591,443	3,808,666
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	152,833	208,549

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$744,276	$4,017,215

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest, net of capitalized interest	$320,462	$—

Cash paid for income taxes	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INVESTING AND FINANCING INFORMATION
Accounts payable incurred for prepaid offering costs	$—	$—

Financing costs reclassified to capitalized interest	$5,000	$—

Accounts payable incurred for construction costs	$755,128	$3,974,657

See Notes to Unaudited Consolidated Financial Statements

4

 NORTHERN GROWERS COOPERATIVE
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—NATURE OF OPERATIONS

Principal Business Activity

        Northern Growers Cooperative (the Cooperative) is a South Dakota cooperative located in Milbank, South Dakota. The Cooperative was organized to pool investors and to provide a portion of the corn supply for a 40 million-gallon (annual capacity) ethanol plant, owned by Northern Lights Ethanol, LLC (Northern Lights). Northern Growers was organized on April 14, 2000. Prior to April 14, 2000, costs related to a feasibility study and other organizational activities occurred. The Cooperative has assumed the expenses and other agreements related to these activities and have reflected the effects of these transactions in the accompanying financial statements. Northern Lights Ethanol, LLC was formed on February 14, 2001. On June 26, 2002, the plant began grinding corn and on July 5, 2002, the ethanol plant commenced its principal operations. Prior to July 5, 2002, the Cooperative was in the development stage.

NOTE 2—BASIS OF PRESENTATION

        The unaudited financial statements contained herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles.

        In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the accompanying financial statements. All such adjustments are of a normal, recurring nature.

        These financial statements should be read in conjunction with the financial statements and notes included in the Cooperative's financial statements for the periods ended December 31, 2001 and 2000.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Cooperative and its 77.16% owned subsidiary, Northern Lights Ethanol, LLC. All significant inter-company transactions and balances have been eliminated in consolidation.

Inventory

        Corn inventory is stated at market value, which approximates net realizable value (local market prices less cost of disposal), based on local market prices determined by grain terminals in the area of the plant. Work-in-process inventory is stated at the lower of cost or market on the first-in first-out method.

Property and Equipment

        Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line and declining-balance methods over the following estimated useful lives:

Buildings	15 - 40 years
Land improvements	5 - 40 years
Equipment	5-18 years

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5

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capital Stock/Earnings Per Share

        For purposes of calculating basic earnings per share, equity common stock issued by the Cooperative is considered outstanding on the effective date of issuance. Diluted earnings per share are calculated by including dilutive potential equity common stock in the denominator. Equity common stock subscribed for, but not issued, is included in the calculation of diluted earnings per share.

        The following is a reconciliation of basic and diluted earnings per share for the nine months ended September 30, 2001:

	Net Earnings (Numerator)	Weighted Average Equity Shares (Denominator)	Per Share Amount
Basic earnings per share	$10,758	4,533,638	$0.00

Effect of dilutive securities
Stock subscribed but not issued	—	1,699,852

Diluted earnings per share	$10,758	6,233,490	$0.00

        During the period from inception (April 14, 2000) through May, 2001, 6,328,450 shares of equity stock and 650 shares of voting stock were subscribed for, but there were no shares of equity stock outstanding, as the issuance of the shares was subject to an escrow arrangement and final payment of the subscription price. Calculation of basic and diluted earnings per share for the period ended September 30, 2000 has not been presented, as the denominator of this calculation would be 0 (zero).

Investment in Grain Contracts, Derivative Instruments and Hedging Activities

        Northern Lights enters into short-term cash grain, option and futures contracts as a means of securing corn for the ethanol plant. All of Northern Lights' derivatives are designated as non-hedge derivatives, with changes in market value included in cost of sales. Although the contracts are effective economic hedges of specified risks, they are not designated as and accounted for as hedging instruments.

        Northern Lights, as part of its trading activity, uses futures and option contracts offered through regulated commodity exchanges to reduce risk. Northern Lights is exposed to risk of loss in the market value of inventories. To reduce that risk, Northern Lights generally takes positions using cash and futures contracts and options.

        Unrealized gains and losses related to these contracts are included as a component of cost of sales in the accompanying consolidated financial statements. Inventories are recorded at net realizable value so that gains and losses on derivative contracts are offset by gains and losses on inventories and reflected in earnings currently. For the statement of cash flows, such contract transactions are classified as operating activities.

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6

Recently Issued Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Management does not expect the adoption of SFAS No. 143 to have a material impact on the Cooperative.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," that supercedes previous guidance for the reporting of gains and losses from extinguishment of debt and accounting for leases, among other things. SFAS No. 145 will be applied as required. Adoption of SFAS No. 145 is not expected to have a material impact on the Cooperative.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

NOTE 3—PROPERTY AND EQUIPMENT

        As of September 30, 2002 and 2001, amounts included in property and equipment are as follows:

	2002	2001
Equipment	$33,699,580	$3,556
Buildings	8,311,829	—
Improvements	2,547,386	—
Construction in progress	—	14,898,377
Insurance and other costs	—	50,250

	$44,558,795	$14,952,183

NOTE 4—NOTES PAYABLE

Short-term notes payable

        The Cooperative received advances from various entities to help establish the company. The notes are due on demand and do not bear interest.

        On June 5, 2002, Northern Lights entered into a $1,000,000 promissory note with U.S. Bank National Association. The note bears interest at a variable rate of prime plus 1% with a maturity of May 1, 2003.

        The balance of the short-term notes payable as of September 30, 2002 and 2001 are as follows:

	2002	2001
Non-interest bearing notes	$5,000	$5,000
U.S. Bank	1,000,000	—

	$1,005,000	$5,000

Long-term notes payable

        Northern Lights has a $31,100,000 note with U.S. Bank National Association, Sioux Falls, South Dakota (Bank) for the construction and permanent financing of the plant. During construction and until the note is converted to permanent financing, interest is due on a quarterly basis. Upon

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7

conversion to permanent financing, principal and interest payments are due quarterly, with a final maturity no later than December 31, 2009. Interest accrues at a variable rate unless the parties negotiate a fixed interest rate prior to the conversion to a term loan. As part of the agreement, Northern Lights is subject to certain restrictive covenants establishing minimum reporting requirements, ratios, working capital and net worth requirements. Northern Lights has complied with the covenants. In addition, on each May 1, beginning May 1, 2003, the note includes terms whereby Northern Lights makes an additional principal payment equal to 15% of Northern Lights' excess cash flow, not to exceed 20% of the outstanding principal balance. In addition, no more than 80% of net income of Northern Lights can be distributed to its owners. Collateral for the note is the mortgage on the ethanol plant and assignment of certain agreements related to operation of the plant.

        The balance of the long-term notes payable as of September 30, 2002 and 2001 is as follows:

	2002	2001
Construction note payable	$31,100,000	$—
Less current portion	(1,458,000)	—

	$29,642,000	$—

        Minimum principal payments for each of the next five years based on terms of the permanent financing (see Note 6) are as follows:

Twelve Months Ended September 30,	Amount
2003	$1,458,000
2004	2,038,000
2005	2,167,000
2006	2,305,000
2007	2,452,000

        Capitalized interest totaled $488,466 and $0 for the nine months ended September 30, 2002 and 2001, respectively.

NOTE 5—COMMITMENTS, CONTINGENCIES AND AGREEMENTS

        The Cooperative and Northern Lights Ethanol, LLC have entered into contracts and agreements regarding the operation and management of the ethanol plant.

        Agreements with Broin Investments I, LLC, the minority member of Northern Lights, or parties related to the minority member through common ownership, are as follows:

          Ethanol Marketing Contract—Northern Lights has an agreement with Ethanol Products, LLC, a joint venture of ethanol producers, for the marketing, billing and receipt of payment and other administrative services for all ethanol produced by the plant. The fee for these services is $.0065 per gallon. The agreement has a term of 5 years from the start of production of ethanol by the plant, and is automatically renewed for successive five-year terms unless terminated 3 months prior to expiration.

          Management Agreement—Northern Lights has entered into an agreement with Broin Management, LLC for the management and operation of the ethanol plant. In exchange for these services, Broin Management receives an annual fee of $331,000 plus an incentive bonus of 5% of net income. The annual fee is adjusted each year for changes in the consumer price index. The fees and bonus paid to Broin Management include the salary and benefits of the plant general manager and technical manager and certain other services related to operation of the ethanol plant. The agreement was executed on November 2, 2000 and payments began in February 2002,

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8

approximately six months prior to the projected start of plant operations. The term of this agreement shall continue until June 2005, three years from the date the plant began processing corn, and is renewable for successive three-year terms unless terminated 90 days prior to expiration of the agreement.

          Corn Price Risk Agreement—Northern Lights has entered into an agreement with Broin Management, LLC for hedge and price risk management services related to corn requirements of the plant. The fee for this service is $50,000 annually. The agreement is renewable for successive one-year terms unless terminated 30 days prior to expiration.

        Agreements with unrelated parties are as follows:

          Property Lease—Northern Lights entered into a 99-year property lease (an operating lease) with Big Stone-Grant Industrial Development and Transportation, LLC. Rent is $2,400 for each of the first five years. The rent will be adjusted on January 1, 2006 and every five years thereafter. The rent will be increased five percent over the immediately preceding five-year period.

          Steam—Northern Lights has an agreement with Ottertail Corporation for steam in a specified amount for use in its ethanol manufacturing process at a base rate, adjusted annually for changes in the cost of energy. The agreement commenced on June 1, 2002 and has a term of 10 years, renewable for two five-year periods, after which the agreement is renewable from year to year. Either party may terminate the agreement by providing notice one year prior to a renewal or expiration date. In addition, Northern Lights is required to pay for up to $75,000 of the cost of installing the steam line to the plant.

        Minimum payments related to the above agreements are summarized in the following table:

Year Ended September 30,	Lease Agreements	Management Agreements	Unconditional Purchase Agreements	Total
2003	$2,400	$362,000	$217,080	$581,480
2004	2,400	331,000	217,080	550,480
2005	2,400	248,000	217,080	467,480
2006	2,520	—	217,080	219,600
2007	2,520	—	217,080	219,600
2008 - 2100	382,200	—	940,680	1,322,880

Total	$394,440	$941,000	$2,026,080	$3,361,520

        As of September 30, 2002, Northern Lights has a remaining commitment for the construction of the ethanol plant of approximately $302,000.

        Expenses related to agreements with related parties totaled $422,327, $0, and $0 for the periods ended September 30, 2002, 2001, and 2000, respectively. Ethanol sales to related parties totaled $8,300,833 for the period ended September 30, 2002.

        Northern Lights entered into an agreement with Dakota Commodities, a related party through ownership by an entity related to the minority member of Northern Lights, to provide marketing and administrative services for the sale of Distillers' Dried Grain with Solubles (DDGS). The agreement provides for an agency relationship in that Dakota Commodities does not take title to the DDGS, but acts as a broker on behalf of Northern Lights and arranges for transportation of DDGS. The agreement commenced on May 10, 2002, has a term of five years from commencement, and is renewable for five-year terms unless terminated by either party with 90 days notice. The marketing fee for these services totals 3% of gross monthly sales of DDGS. The previous DDGS agreement with Commodity Specialist Company was terminated on April 23, 2002.

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9

        On April 1, 2002, Whetstone Ethanol, LLC was formed. The initial member of Whetstone is the Cooperative. Whetstone was formed for the purpose of acquiring the assets and liabilities of the Cooperative. The transaction is expected to be an exchange of interests whereby the assets and liabilities of the Cooperative are transferred for capital units of Whetstone. For financial statements purposes, no gain or loss is expected to be recorded as a result of the exchange transaction. As a result of the exchange, the Cooperative will be dissolved, with Whetstone's capital units distributed to the members of the Cooperative at a rate of one Whetstone capital unit for each share of equity common stock and all voting common stock of the Cooperative surrendered and retired. A minimum of 5,000 capital units is required for ownership of Whetstone. Such units will be subject to certain transfer restrictions, including approval by the Board of Managers of Whetstone. Whetstone will also retain the right to redeem the capital units at $.20 per unit in the event a member attempts to dispose of the units in a manner not in conformity with the Operating Agreement, if a member becomes a holder of less than 5,000 units, if a member breaches their member agreement or becomes a bankrupt member. The Operating Agreement of Whetstone also includes provisions whereby cash flow in excess of $200,000 will be distributed to unit holders subject to limitations imposed by a super majority vote of the Board of Managers or restrictions imposed by loan covenants. The board of directors of the Cooperative approved a plan of reorganization related to the exchange on April 10, 2002.

        During 2002, Northern Lights received a grant of approximately $1,501,000 from the proceeds of tax increment financing bonds issued by Grant County, South Dakota. Under South Dakota law, proceeds from tax increment financing are not a liability of the entity (Northern Lights), but are an obligation of the taxing district issuing the bonds. The grant was provided to fund infrastructure improvements related to the construction of the ethanol plant and the bonds will be repaid by Grant County from the incremental increase in property taxes related to the improvements of property. The proceeds of the financing have been recorded as a reduction of the cost basis of the applicable property and equipment.

        On September 30, 2002, Broin Enterprises, Inc. entered into a railcar lease arrangement to transport DDGS produced by Northern Lights and other DDGS producers serviced by Dakota Commodities. A formal agreement has not been finalized, but lease expense allocable to Northern Lights is expected to be approximately $38,000 per month beginning September 2002.

        Approximate minimum payments for Northern Lights under the arrangement are expected to be as follows:

Year Ended September 30,	Amount
2003	$456,000
2004	456,000
2005	456,000
2006	456,000
2007	456,000

$2,280,000

NOTE 6—SUBSEQUENT EVENTS

        Subsequent to September 30, 2002, Northern Lights entered into a $500,000 promissory note with U.S. Bank National Association. The note bears interest at a variable rate of prime plus 1% with a maturity of May 1, 2003. The proceeds of the note are intended to be used for the purchase of additional property and equipment. Northern Lights entered into an agreement for the purchase of property and equipment for approximately $580,000.

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10

        In addition, subsequent to September 30, 2002, Northern Lights converted its $31.1 million construction note to three promissory notes. The terms of the promissory notes are as follows:

          Variable rate, non-revolving loan for $11.1 million, amortized over a 10 year period, with interest and principal due March 31, June 30, September 30 and December 31. Interest is at prime plus 1%. The loan has a maturity date of December 31, 2007.

          Fixed rate loan for $15 million, amortized over a 10 year period, with interest and principal due March 31, June 30, September 30 and December 31. Interest is fixed at 6.95%. The loan has a maturity of December 31, 2007.

          Variable rate, revolving loan for $5 million, interest only payments required on March 31, June 30, September 30 and December 31. Interest is at prime plus 1%. The loan has a maturity date of December 31, 2007.

11

APPENDIX D

Appraisal Transmittal Letter and Appraisal Supplement

[Dakota Appraisal and Consulting, Ltd. Letterhead]

November 9, 2001

Mr. Robert J. Edstrom
U.S. Bank National Association
c/o U.S. Bank Real Estate Technical Services
155 First Avenue SW
Rochester, MN 55902

RE:
Complete Appraisal, Self-Contained Report
Leasehold Going Concern Market Value Analysis
Proposed 40 Million Gallon Ethanol Fuel Plant to be known as "Northern Lights Ethanol"
48416 144th Street, Big Stone City, SD 57216
Owner/Borrowers: Northern Lights Ethanol, LLC
RETECHS Project #CCV-01-06 ROC

Dear Mr. Edstrom:

This Complete Appraisal presented in a Self-Contained Report was made in accordance with your request to develop an opinion of the above captioned property's leasehold market value in its (1) as-is condition and (2) upon completion of construction. Typically, the market value of real estate assumes fee simple estate or ownership, often referred to as absolute ownership. It implies that a property is free of encumbrances or restrictions that would affect ownership or title. In this particular property, the owner/borrower or Northern Lights Ethanol, LLC will have ownership in only the completed subject improvements as the improvements will be located on a site leased from Big Stone-Grant Industrial Development & Transportation, L.L.C. This land or site lease is relatively long term (total term of 99 years) and, as the following report will detail, the specified lease terms have not created a marketable interest by Northern Lights Ethanol, LLC. Therefore, the owner/borrower will have only a leasehold interest in the completed subject improvements.

The property's valuation analysis also considered its "going concern" value concept. This concept, normally created by a proven on-premise business operation, is a value enhancement resulting from items of intangible personal property such as marketing and management skills, an assembled work force, working capital, etc. A profitable ethanol plant, a characteristic that should be anticipated in the completed property's operation, is or would be purchased with this going concern value concept incorporated within the transaction. Based on the preceding, the primary appraisal objective is then to provide an opinion of the completed subject improvement's leasehold going concern market value. The appraisal's intended use is to assist you and/or your assigns in loan underwriting purposes. The appraisal report is not intended for any other use or user.

The description of the subject property, the data and detailed analyses of all factors pertinent to the development of the appropriate value(s), and all definitions, assumptions, and limiting conditions are detailed in the enclosed report. In particular, your attention is directed to the following important limiting conditions:

1.
This letter of transmittal does not represent the fully documented appraisal of the subject real estate. Sole reliance by the reader on the contents of this letter without considering the entire contents of the appraisal report (starts with this letter of transmittal and concludes with page 128) could lead the reader to erroneous conclusions concerning the appraisal of the subject property. Therefore, this letter must not be utilized in place of nor represented as the complete appraisal report.

2.
The completed appraisal was made to conform to the Appraisal Institute's Code of Professional Ethics and Standards of Professional Appraisal Practice and the most recent edition of the Uniform Standards of Professional Appraisal Practice (USPAP) adopted by the Appraisal Standards Board of the Appraisal Foundation and should meet the minimum requirements for all federally related transactions. Additionally, the appraisal was made in conformance with OCC-12CFR 34, Subpart

  C; FDIC-12 CFR 323; Title XI of FIRREA; and "U.S. Bank Commercial Reporting Guidelines", dated February 1, 2000.

3.
It will be assumed that the proposed ethanol plant will be completed per plans and specifications provided by the owner/borrower, as detailed in this report. Any significant deviation from the plans and specifications could render the appraisal and its results void. Likewise, the as-complete value is based on a prospective or future date or the date the proposed improvements are scheduled for completion. This assumption is deemed an "extraordinary assumption", or by USPAP definition: "an assumption, directly related to a specific assignment which, if found to be false, could alter the appraiser's opinions or conclusions." For the purpose of this analysis, it will be assumed that market conditions relating to this particular property type or that of an ethanol plant would remain unchanged through the prospective completion date. This extraordinary assumption is clearly required for purposes of reasonable analysis within the appraisal's objective(s) and intended use. Use of this extraordinary assumption still results in a credible analysis.

4.
A "Phase I Environmental Property Evaluation" was completed on the subject site by American Technical Services, Inc (ATS). of Sioux Falls, South Dakota, dated May 2, 2001. The report's cover letter, states that "Based on the described environmental property evaluation, ATS concludes that no further site assessment activities are necessary at this time. Based on this environmental evaluation, it will be assumed that no environmental concerns exist within the subject site.

5.
The Americans with Disabilities Act (ADA) became effective January 26, 1992, or before the proposed subject improvements are scheduled to be completed. Therefore, it can only be assumed that the completed subject improvements will meet all of the ADA requirements.

6.
The appraisal assignment is based on an impartial or unbiased perspective; it is not made for the purpose of favoring a specific cause or any particular party. The undersigned has no present or contemplated future interest in the real estate that is the subject of this analysis and all opinions were developed through the course of accepted analytical procedures. Therefore, neither the employment to make the analysis nor the compensation is contingent on the outcome of the analysis directly related to the appraisal's intended use.

7.
It is assumed that all information provided by the owner/borrower, their representatives, and various market participant verification sources is accurate and that no misrepresentations have been made. This assumption is especially pertinent as considerable information was owner/borrower provided pertaining to the subject property's projected plant production and income and expenses.

8.
The subject property's developed leasehold market value opinion is based on a reasonable exposure time (the time needed to market the subject property preceding the appraisal's effective date) of one-two years. A reasonable marketing period (assumes a sale after the appraisal's effective date) was also estimated at one-two years. The market value opinion is a nominal or gross value; no adjustment has been made for carrying costs or the time value of money which may be incurred over time if the real estate is marketed.

Careful consideration has been made to the valuation methods employed and to an accurate analysis of the subject property and its related market. Based on the results of the appraisal investigation and analysis, it is my opinion that the subject improvement's respective values are:

Objective #1:	Subject Improvement's Prospective As-Complete Leasehold Going Concern Market Value, as of November 1, 2002, or the date the improvements are scheduled for completion:	$50,000,000
Objective #2:	Partially built improvement's As-Is leasehold market value as of September 17, 2001, or the appraisal inspection date:	$10,000,000

The concluded going concern market value includes the contributory value of the (1) improvements (site is excluded as it is subject to a long-term lease) and (2) the contributory value of the non-real property items or furniture, fixtures, and equipment (FF&E), personal property, trade fixtures, and all other intangible items used in the complete operation of an ethanol plant such as marketing and management skill, assembled work force, working capital, etc. Ethanol plants are unique real estate investments since their ability to generate revenue depends on more than simply real estate. An ethanol plant simply cannot operate without the inclusion of non-real property items and reasonable and competent management must be assumed. The Uniform Standards of Professional Appraisal Practice (USPAP) dictates that the appraisal must "identify and consider the effect on value of any personal property, trade fixtures, or intangible items that are not real property but are included in the appraisal". Therefore, the following allocation of the leasehold going concern market value has been made for the purpose of this appraisal:

	Components	Leasehold Going Concern Market Value Allocation 11-1-2002
a.	Improvements Only	$30,000,000
b.	Non-Real Property Items to include going-concern (FF&E, personal property, etc.)	$20,000,000

	Total	$50,000,000

Again, these are value allocations. They do not represent individual values for each component but, rather, it is their estimated contributory value to the total going concern value conclusion.

It has been a privilege to be of service. If you have any questions or comments after reading the appraisal report, please inquire. (The only computer software used in this appraisal is Microsoft Word 97. No computer software was used in the analysis of the property.)

Respectfully submitted,

/s/ Joseph J. Ibach

Joseph J. Ibach, MAI
NDCG ID#1009
SD#324CG-2001R

kjs

[Dakota Appraisal and Consulting, Ltd. Letterhead]

March 12, 2002

Mr. Jim Peterson
President-Northern Growers Cooperative
c/o Mr. Christopher J. Lent
Woods, Fuller, Shultz & Smith P.C.
300 South Phillips Avenue, Suite 300
PO Box 5027
Sioux Falls, SD 57117-5027

RE:
Appraisal Supplement
Northern Growers Cooperative's
Partial Interest Leasehold Going Concern Market Value Analysis
"Northern Lights Ethanol Plant"
48416 144th Street, Big Stone City, South Dakota

Dear Mr. Peterson:

A Complete Appraisal presented in a Self-Contained Report was prepared on the proposed Northern Lights Ethanol Plant on September 17, 2001, for U.S. Bank National Association. Normally, this appraisal report would be confidential and the results could not be released. However, Mr. Carl Johnson, Commercial Banking Officer for U.S. Bank, granted authorization "to complete the appraisal of Northern Grower's ownership interest in this ethanol plant using the work you have already performed for the Bank." Thus, the September 17, 2001, appraisal report will be referenced for this analysis.

It is my understanding that your request is to provide an opinion of the prospective or future market value of Northern Growers Cooperative's 77.16% interest in the Northern Lights Ethanol plant as of August 12, 2002, or the estimated date that the plant will be completed. The September 17, 2001, appraisal had developed an opinion of the entire ownership interest in the completed plant with a prospective or future completion date of November 1, 2002. An exceptionally mild winter has moved the anticipated completion date forward to August 12, 2002. The explicit purpose or use of providing a market value opinion of only a partial interest in the completed plant is to assist you and/or your assigns in transferring ownership from Northern Growers Cooperative to a limited liability company.

Addressing your specific appraisal objective can be accomplished by simply attaching this letter to the original appraisal report. It is my understanding that Mr. Lent has a copy of this report in possession. Thus, this letter becomes a supplement to be incorporated as an extension of the original September 17, 2001, appraisal. Any and all intended users of this appraisal supplement must incorporate the original appraisal report with the supplement; use of this supplement without the original appraisal report is not intended. And lastly, all intended users must understand that I did not inspect this property for this appraisal supplement.

The Northern Lights Ethanol Plant's prospective as complete leasehold going concern market value as of November 1, 2002, or the date the improvements were initially scheduled for completion was concluded at $50,000,000. A sale of Northern Growers Cooperative's 77.16% interest in the completed Northern Lights Ethanol Plant would represent a majority interest. However, the completed plant's operation is subject to a Management Agreement between Northern Lights Ethanol and Broin Management, LLC, an affiliate of the other owner or Broin Investments I, LLC. This management agreement is quite specific but, yet, the lack of direct control is commonly mentioned as one of the major problems associated with attempting to market an undivided partial interest. Additionally, the Member Control Agreement restricts transfer of ownership between affiliates and is even more restrictive if an ownership interest is sold to a non-affiliate. Likewise, attempting to market only a partial interest in this particular property type would create concerns relating to (1) liquidity as it would require an extended marketing period to find a buyer at any price/discount, (2) the increased cost of financing or possibly even the lack of financing as lenders consistently decline to participate in mortgaging only partial interests, (3) possible litigation and/or legal costs that may arise should hostilities be created between the owners, and/or (4) market uncertainties as it relates to possible changes within the ethanol industry that could impact the plant's overall appeal and marketability. Collectively, these concerns or associated risks in attempting to market a partial ownership interest in this completed ethanol plant suggests that a market discount would be anticipated by potential buyers.

In theory, the precise market discount should be ascertained from direct market sources. In reality, this form of market data tends to be almost non-existent. Various published articles in many appraisal periodicals, the most frequently referenced or The Appraisal Journal, published by the Appraisal Institute, has quoted examples where this discount has ranged from 5% to 65% of the full ownership interest market value. A marked discount has also been confirmed with various market participants throughout the region to include interviews with buyers, sellers, brokers, appraisers, and/or lenders. Judgment needs to be applied in recognizing the presence of the particular discount and in estimating the appropriate discount range. Considering all factors, the equity ownership interest position held by Northern Growers Cooperative will be discounted by 10%-15% or:

1.	Subject Improvements' Prospective As-Complete Leasehold[1] Going Concern Market Value, as of August 12, 2002, or the date the improvements are scheduled for completion:	$50,000,000
2.	Less Existing Permanent Debt[2]	-31,100,000

3.	Equity Ownership Interest held by Northern Growers Cooperative	$18,900,000
4.	Northern Growers Cooperatives Partial Interest in Northern Lights Ethanol Plant—77.16%	x .7716

5.	Northern Growers Cooperative's Equity Ownership	$14,583,240	$14,583,240
6.	Less Discount for Marketing Partial interest
	a. 15% - $14,583,240 × 15% =
	b. 10% - $14583240 × 10% =	-2,187,486	-1,458,324

	Totals	$12,395,754	$13,124,916

1
In this particular property, the owner or Northern Growers cooperative has an ownership interest in only the completed subject improvements as the improvements are located on a site leased from Big Stone-Grant Industrial Development & Transportation, LLC. This land or site lease is relatively long (total term of 99 years) and, for this reason only a leasehold interest exists.

2
As provided by Mr. James Schmidt, Eide Bailly, LLP.

Based on the results of this appraisal investigation and market analysis, it is my opinion that Northern Growers Cooperative's 77.16% ownership interest in the completed Northern Lights Ethanol Plant, as of August 12, 2002, will be:

TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS
($12,500,000)

It is imperative that all users of this appraisal supplement recognize that even this partial interest market value conclusion would include (1) the contributory value of the improvements (again, site is excluded as it is subject to a long term lease) and (2) the contributory value of all the non-real property items or the furniture, fixtures, and equipment (FF&E), personal property, and all other intangible items used in the complete operation of an ethanol plant such as marketing and management skill, assembled work force, working capital, etc. Also, this appraisal supplement is subject to all definitions, assumptions, and limiting conditions as detailed in the original September 17, 2001, appraisal report. And lastly, I understand that this supplement will need to be updated on or about August 12, 2002, as to coincide with the completion of the plant and/or the actual transfer of ownership (Northern Growers Cooperative) to a newly formed limited liability company.

It has been a privilege to be of service, If you have any questions or comments after reading this supplement, please inquire.

Sincerely,

/s/ Joseph J. Ibach

Joseph J. Ibach, MAI
NDCG#1009
SD#324CG-2002R

kjs

cc:
Marci Winga, Esq.
Leonard Street Deinard

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification Of Directors And Officers

        Under the terms of the undersigned issuer's operating agreement, the undersigned issuer shall indemnify an officer, member, manager, former member, a former officer, or a former manager of the undersigned issuer against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, member, or manager, except in relation to matters as to which such person may be adjudged in the action, suit or proceeding to be liable to the undersigned issuer or its members for:

  (a)
  a breach of the duty of loyalty to the undersigned issuer or its members;

  (b)
  an act or omission not in good faith that constitutes a breach of duty to the undersigned issuer or its members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  (c)
  a transaction from which the officer, member, or manager received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, member's, or manager's office; or

  (d)
  an act or omission for which the liability of an officer, member, or manager is expressly provided for by applicable statute.

        Any repeal or amendment of the indemnification provisions of the undersigned issuer's operating agreement shall be prospective only and shall not adversely affect any right to indemnification of any officer, member, or manager of the undersigned issuer or any limitation on the liability of an officer, member, or manager of the undersigned issuer existing at the time of such repeal or amendment. The foregoing provisions shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, member, or manager may be entitled under any other provision of the undersigned issuer's operating agreement, or pursuant to any contract or agreement, the South Dakota Limited Liability Company Act or otherwise.

        The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Item 21. Exhibits and Financial Statements Schedule

  (a)
  Exhibits. See Exhibit Index.

  (b)
  Financial Statement Schedules. Not applicable.

  (c)
  Report, Opinion or Appraisal. See Exhibit 99.1 and Appendix D to the information statement/prospectus filed as a part of this registration statement.

Item 21. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

          (1)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

II-1

  Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milbank, State of South Dakota on January 7, 2003.

WHETSTONE ETHANOL, LLC
By	/s/ JAMES PETERSON James Peterson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2003.

SIGNATURE	TITLE
/s/ JAMES PETERSON James Peterson	Chief Executive Officer, Manager (Principal Executive Officer)
/s/ RONALD ANDERSON* Ronald Anderson	Manager
/s/ DENNIS FLEMMING* Dennis Flemming	Manager
/s/ MARK LOUNSBERY* Mark Lounsbery	Chief Financial Officer, Manager (Principal Financial and Accounting Officer)
/s/ ROBERT METZ* Robert Metz	Manager
/s/ ROBERT NAREM* Robert Narem	Manager
/s/ BRENT OLSON* Brent Olson	Manager
/s/ RON OLSON* Ron Olson	Manager
/s/ DELTON STRASSER* Delton Strasser	Manager
/s/ STEVE STREET* Steve Street	Manager
/s/ GREG TOBEN* Greg Toben	Manager

/s/ BILL WHIPPLE* Bill Whipple	Manager
/s/ ROBERT WITTNEBEL* Robert Wittnebel	Manager
*By	/s/ JAMES PETERSON
James Peterson, Attorney-in-Fact

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-4
OF
WHETSTONE ETHANOL, LLC

Exhibit Number	Description
2.1	Plan of Reorganization(1)
3.1(i)	Articles of Organization(2)
3.1(ii)	Operating Agreement(2)
4.1	Form of Class A Unit Certificate(3)
5.1	Opinion of Woods, Fuller, Shultz & Smith, P.C.
8.1	Opinion of Woods, Fuller, Shultz & Smith, P.C.
10.1	Design/Build Construction Contract with Broin and Associates dated November 2, 2000, as amended(3), (4)
10.2	Licensing Agreement with Broin and Associates dated November 2, 2000(3)
10.3	Management Agreement with Broin Management dated November 2, 2000(3)
10.4	Corn Price Risk Management Agreement with Broin Management dated November 16, 2001(3)
10.5	Ethanol Marketing and Services Agreement with Ethanol Products dated March 5, 2002
10.6	DDGS Marketing Agreement with Dakota Commodities dated April 10, 2002(3)
10.7	Loan Agreement with U.S. Bank dated July 11, 2001(3)
10.8	Construction Note, Mortgage and Security Agreement with U.S. Bank dated July 11, 2001(3)
10.9	Lease Agreement with Big Stone—Grant Industrial Development and Transportation dated April 18, 2001(3)
10.10	Steam Sale Agreement with Otter Tail Power Company dated April 18, 2001(3), (4)
10.11	Water and Fuel Oil Agreement with Otter Tail Power Company dated August 14, 2001(3), (4)
10.12	Electric Service Agreement with Otter Tail Power Company dated September 26, 2001(3)
10.13	Water and Sanitary Sewer Agreement with City of Big Stone City dated December 27, 2001(3)
10.14	Access and Rail Agreement with Otter Tail Corporation dated April 18, 2001(3)
10.15	Industry Track Agreement with Burlington Northern and Santa Fe Railway Company dated January 8, 2002(3)
10.17	Service Request Form and Extended Service Agreement with NorthWestern Public Service dated March 19, 2002(3)
10.18	Security Agreement and Promissory Note with U.S. Bank dated June 5, 2002(3)
10.19	Security Agreement and Promissory Note with U.S. Bank dated December 15, 2002
10.20	$15 million Fixed-Rate Note with U.S. Bank dated January 1, 2003
10.21	$11.1 million Variable-Rate Note with U.S. Bank dated January 1, 2003
10.22	$5 million Revolving Variable-Rate Note with U.S. Bank dated January 1, 2003
10.23	Mortgage in favor of U.S. Bank dated December 31, 2002
23.1	Consent of Woods, Fuller, Shultz & Smith, P.C.(5)
23.2	Consent of Eide Bailly LLP
23.3	Consent of Dakota Appraisal and Consulting, Ltd.(3)
24.1	Powers of Attorney(3)
99.1	Complete Appraisal, Self-Contained Report dated November 9, 2001(4)
99.2	Appraisal Supplement dated March 12, 2002(6)
99.3	Ballot(3)

(1)
Included in Appendix A to the information statement/prospectus filed as a part of this registration statement.

(2)
Included in Appendix B to the information statement/prospectus filed as a part of this registration statement.

(3)
Previously filed as part of this registration statement.

(4)
The redacted portions of Exhibits 10.1, 10.10, 10.11 and 99.1 were filed separately with the SEC subject to a request for confidential treatment.

(5)
Included in Exhibits 5.1 and 8.1 filed as a part of this registration statement.

(6)
Included in Appendix D to the information statement/prospectus filed as a part of this registration statement.

QuickLinks

SUMMARY
  General
  The Reorganization
  Tax Effects
  Articles of Organization; Operating Agreement
  Corn Delivery Requirement
  Cash Distributions
  Voting Rights
  Board of Managers
  No Public Market; Restrictions on Trading
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION
RISK FACTORS
  Tax-Related Risks
  Debt-Related Risks
  Operating and Market Risks
  Government and Regulatory Risks
  Other Investor Risks
  Risks Related to Conflicts of Interest
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
  General
  Matters to be Considered
  Who Can Vote
  How You Can Vote
  Votes Required
THE REORGANIZATION
  Reasons for the Reorganization
  Recommendation of the Board
  Tax Treatment
  Accounting Treatment
  Regulatory Approval
  Absence of Dissenters' Rights
  Federal Securities Law Consequences
THE PLAN OF REORGANIZATION
  General
  Conversion of Equity Interests; Treatment of Membership Stock
  Exchange of Certificates
  Effective Time
  Conditions to Consummation of the Reorganization
APPRAISAL
  Summary of the Appraisal and Appraisal Supplement
  Scope of the Appraisal
  Extraordinary Assumption
  Valuation Process
  Determination of Value of Cooperative's Partial Interest
  Conclusion
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  Overview
  Background and Objectives
  Construction Costs
  Results of Operations
  Liquidity and Capital Resources
  Contractual Obligations
  Credit Facilities
  Recent Accounting Pronouncements
  Critical Accounting Policies and Estimates
  Dilution
  Quantitative and Qualitative Dislcosures About Market Risk
  Distribution Policy
  Historical Financial Statements
BUSINESS
  Background—The Ethanol Industry
  The Production Process
  The Ethanol Plant
  Ethanol Marketing
  Corn Supply
  Corn Delivery Requirement
  Hedging
  Distiller's Dried Grains with Solubles; Additional Products
  Broin
  Transportation and Delivery
  Utilities
  Competition
U.S. Ethanol Production Capacity million gallons per year (mgy)
  Alternative Fuel Additives
  Employees
  Environmental and Other Government Regulation
  Legal Proceedings
MANAGEMENT
  Board Members
  Committees of the Board
  Compensation of Board Members
  Executive Officers
  Compensation of Executive Officers
  Northern Lights' Board of Managers
  Management Agreement
  Relationships Between Board Members, Executive Officers and Key Employees
  Northern Lights
  Project Consultant
  Ownership by Management
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT
  Issuance of Capital Units
  Member Qualifications
  Rights of Members
  Management
  Indemnification
  Disposition of Capital Units; Restrictions on Transfer
  Bankruptcy of a Member
  Redemption
  Capital Accounts
  Liability of Members
  Sinking Fund Provisions
  Further Calls or Assessments
  Liquidation upon Dissolution
COMPARISON OF RIGHTS OF EQUITY OWNERS
FEDERAL INCOME TAX CONSEQUENCES
  Reorganization of Northern Growers Cooperative into a Limited Liability Company
  Tax Consequences of the Reorganization to Northern Growers Cooperative
  Federal Tax Consequences of the Reorganization to Members
  Importance of the Appraisal and Supplements to Northern Growers Cooperative and its Members
  IRS Information Reporting Requirements
  Federal Income Tax Consequences of Capital Unit Ownership
  Tax Treatment of the new LLC's Operations
  Initial Tax Basis of Units and Periodic Basis Adjustments
  Tax Consequences of Disposition of Capital Units
  Other Tax Matters
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
PLAN OF REORGANIZATION
  1. Transfer and Exchange.
  2. Dissolution.
  3. Name Change.
  4. Cessation of Business.
  5. Restrictions on Transfer of Shares.
  6. Distribution of Assets.
  7. Right to Liquidating Distribution.
  8. Agent for Members.
  9. Adoption of Operating Agreement.
  10. Power of Board of Directors.
ARTICLES OF ORGANIZATION AND FORM OF OPERATING AGREEMENT
OPERATING AGREEMENT
ARTICLE 1—DEFINITIONS
  1.1
  1.2
  1.3
  1.4
  1.5
  1.6
  1.7
  1.8
  1.9
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
ARTICLE 2 ORGANIZATION
  2.1 Formation.
  2.2 Name.
  2.3 Registered Office; Registered Agent, Principal Office in the United States; Other Offices.
  2.4 Purpose.
  2.5 Foreign Qualification.
  2.6 Term.
  2.7 Mergers and Exchanges.
  2.8 No State-Law Partnership.
  2.9 Fiscal Year.
ARTICLE 3 MEMBERS
  3.1 Members.
  3.2 Representations and Warranties.
  3.3 Admission of Additional Members.
  3.4 Interests in a Member.
  3.5 Information.
  3.6 Liabilities to Third Parties.
  3.7 Withdrawal.
  3.8 Lack of Authority.
  3.9 Classes and Voting.
  3.10 Place and Manner of Meeting.
  3.11 Conduct of Meetings.
  3.12 Annual Meeting.
  3.13 Special Meetings.
  3.14 Notice.
  3.15 Quorum of Members.
  3.16 Voting of Capital Units by Company.
  3.17 Closing Record Books and Fixing Record Data.
  3.18 Fixing Record Dates for Ballots by Mail.
  3.19 Proxies.
ARTICLE 4 DISPOSITION OF CAPITAL UNITS
  4.1 General Restrictions on the Disposition of Capital Units.
  4.2 Tax Elections.
  4.3 Redemption.
ARTICLE 5 CAPITAL CONTRIBUTIONS
  5.1 Class A Capital Units.
  5.2 Additional Capital Units.
  5.3 Return of Contributions.
  5.4 Advances by Members.
  5.5 Capital Accounts.
ARTICLE 6 ALLOCATIONS AND DISTRIBUTIONS
  6.1 Allocations and Distributions.
  6.2 Distributions of Net Cash from Operations.
  6.3 Allocations of Income, Gain, Loss, Deductions, and Credits.
  6.4 Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.
  6.5 Regulatory Allocations and Allocation Limitations.
  6.6 Proration of Allocations.
  6.7 Consent to Allocation.
  6.8 Distributions in Kind.
  6.9 Right to Distributions.
  6.10 Limitation on Distributions.
ARTICLE 7 OFFICERS
  7.1 Number of Officers.
  7.2 Appointment and Term of Office.
  7.3 Removal of Officers.
  7.4 The Chief Executive Officer.
  7.5 The Chief Financial Officer.
  7.6 The Vice-Presidents.
  7.7 The Secretary.
  7.8 Assistant Secretaries.
  7.9 Designation of Tax Matters Partner.
  7.10 Duties of Tax Matters Partner.
  7.11 Authority of Tax Matters Partner.
  7.12 Expenses of Tax Matters Partner.
  7.13 Compensation.
ARTICLE 8 MANAGEMENT
  8.1 Management by Board of Managers.
  8.2 Actions by Managers; Committees; Delegation of Authority and Duties.
  8.3 Registration and Transfer of Securities.
  8.4 Number; Term of Office; Election.
  8.5 Death or Disability of Managers.
  8.6 Removal.
  8.7 Resignations.
  8.8 Vacancies.
  8.9 Place and Manner of Meetings.
  8.10 First Meeting.
  8.11 Regular Meeting of Board of Managers.
  8.12 Special Meeting of Board of Managers.
  8.13 Notice of Board of Managers' Meetings.
  8.14 Action Without Meeting.
  8.15 Quorum; Majority Vote.
  8.16 Approval or Ratification of Acts or Contracts.
  8.17 Interested Managers, Officers and Members.
  8.18 Expenses of the Company.
  8.19 Procedure.
  8.20 Compensation.
ARTICLE 9 INDEMNIFICATION
  9.1 Indemnification.
  9.2 Liability of Company.
  9.3 Prospective Amendment of Liability and Indemnity.
  9.4 Non-Exclusive Liability and Indemnity.
ARTICLE 10 CAPITAL UNIT CERTIFICATES
  10.1 Certificates For Membership.
  10.2 Transfer of Certificates.
  10.3 Loss or Destruction of Certificates.
  10.4 Certificate Regulations.
  10.5 Transfer of Membership.
  10.6 Legends.
ARTICLE 11—BANKRUPTCY OF A MEMBER
ARTICLE 12—DISSOLUTION
  12.1 Dissolution and Winding-Up.
  12.2 Continuation.
ARTICLE 13 LIQUIDATION AND TERMINATION
  13.1 Liquidation and Termination.
  13.2 Application and Distribution of Proceeds on Liquidation.
  13.3 Deficit Capital Account Balances.
  13.4 Articles of Dissolution.
ARTICLE 14 GENERAL PROVISIONS
  14.1 Books and Records.
  14.2 Headings.
  14.3 Construction and Severability.
  14.4 Effect of Waiver or Consent.
  14.5 Binding Effect.
  14.6 Governing Law/Jurisdiction.
  14.7 Further Assurances.
  14.8 Notice to Members of Provisions of This Agreement.
  14.9 Counterparts.
  14.10 Conflicting Provisions.
  14.11 Amendments.
AUDITED AND UNAUDITED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2001 AND 2000
CONSOLIDATED FINANCIAL STATEMENTS - DECEMBER 31, 2001 AND 2000
INDEPENDENT AUDITOR'S REPORT
CONSOLIDATED BALANCE SHEETS
OPERATIONS
Changes in Stockholders's Equity
CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NORTHERN GROWERS COOPERATIVE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2002 AND 2001
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - SEPTEMBER 30, 2002 AND 2001
NORTHERN GROWERS COOPERATIVE CONSOLIDATED BALANCE SHEETS (UNAUDITED) SEPTEMBER 30, 2002 AND 2001
NORTHERN GROWERS COOPERATIVE CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
NORTHERN GROWERS COOPERATIVE CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
NORTHERN GROWERS COOPERATIVE CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NORTHERN GROWERS COOPERATIVE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
LETTER OF TRANSMITTAL FOR COMPLETE APPRAISAL AND APPRAISAL SUPPLEMENT
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification Of Directors And Officers
  Item 21. Exhibits and Financial Statements Schedule
  Item 21. Undertakings
SIGNATURES
EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-4 OF WHETSTONE ETHANOL, LLC